Filed Pursuant to Rule 424(b)(3)

Registration No. 333-252302

PROSPECTUS SUPPLEMENT NO. 3

(to prospectus dated June 7, 2021)

ARKO Corp.

Up to 99,251,253 Shares of Common Stock

Up to 1,100,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 4,000,000 Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 7, 2021 (the “Prospectus”), with the information contained in (i) our Current Report on Form 8-K, which we filed with the Securities and Exchange Commission (“SEC”) on October 12, 2021, (ii) our Current Report on Form 8-K, which we filed with the SEC on October 14, 2021, (iii) our Current Report on Form 8-K/A, which we filed with the SEC on October 15, 2021 as an amendment to the Current Report on Form 8-K that we filed on June 10, 2021, (iv) our Current Report on Form 8-K, which we filed with the SEC on October 18, 2021, and (v) our Current Report on Form 8-K, which we filed with the SEC on October 26, 2021 (collectively, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of up to 1,100,000 shares of our common stock, $0.0001 par value per share (“common stock”), issuable upon exercise of the New Ares Warrants (as defined in the Prospectus), for which we will receive the proceeds from any exercise of any such warrants for cash.

The Prospectus and this prospectus supplement also relate to the resale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to 99,251,253 shares of our common stock, including (i) the 8,333,333 shares of common stock (the “PIPE Shares”) issuable upon conversion of 1,000,000 shares of our Series A convertible preferred stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”), (ii) 1,100,000 shares of common stock that may be issued upon exercise of the New Ares Warrants, (iii) 533,333 shares of common stock that may be issued upon exercise of certain of our Public Warrants (as defined below) held by certain Selling Securityholders and (iv) 9,000,000 Founder Shares (as defined in the Prospectus) (including 4,200,000 shares of common stock issuable upon the satisfaction of certain conditions contained in the Business Combination Agreement (the “Deferred Shares”)), and 4,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Haymaker (as defined in the Prospectus).

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and the Public Warrants are listed on the Nasdaq Capital Market under the symbols “ARKO” and “ARKOW,” respectively. On October 26, 2021, the closing price of our common stock was $9.68, and the closing price for our publicly traded warrants (the “Public Warrants”) was $2.00.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 27, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400 Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On October 12, 2021, ARKO Corp., a Delaware corporation (the “Company”), issued a press release in accordance with Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the launch of its private offering of $450.0 million aggregate principal amount of senior unsecured notes due 2029 to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. In accordance with Rule 135c(d), a copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Rule 135c Press Release, dated October 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARKO Corp.

Date: October 12, 2021	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chairman, President and Chief Executive Officer

Exhibit 99.1

ARKO Corp. Announces Offering of Senior Unsecured Notes

RICHMOND, VA, October 12, 2021 – ARKO Corp. (Nasdaq: ARKO) (the “Company”) today announced that it is commencing a private offering of $450.0 million aggregate principal amount of Senior Unsecured Notes due 2029 (the “Notes”). The Company intends to use the net proceeds from the offering of the Notes to repay in full the outstanding balance under its credit facility with Ares Capital Corporation, repay certain existing indebtedness under its other senior secured credit facilities and for general corporate purposes.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) owns 100% of GPM Investments, LLC (“GPM”). Based in Richmond, VA, GPM was founded in 2003 with 169 stores and has grown through acquisitions to become the 6th largest convenience store chain in the United States, operating or supplying fuel to approximately 3,000 locations in 33 states and the District of Columbia, comprised of approximately 1,400 company-operated stores and approximately 1,650 dealer sites to which we supply fuel. We operate in three reportable segments: retail, which consists of fuel and merchandise sales to retail consumers; wholesale, which supplies fuel to third-party dealers and consignment agents; and GPM Petroleum, which supplies fuel to our sites (both in the retail and wholesale segments). Our stores offer fas REWARDS® high value loyalty program, a large selection of beverages, coffee, fountain drinks, candy, salty snacks, and many other products to meet the needs of the everyday customer.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; our ability to maintain the listing of our common stock and warrants on the Nasdaq Stock Market; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which we compete; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets (including with respect to new variants of the virus), general economic conditions, unemployment and our liquidity, operations and personnel; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found in the documents that ARKO files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. ARKO assumes no obligation to update forward-looking information, except as required by applicable law.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Chris Mandeville

ICR on behalf of ARKO

ARKO@icrinc.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400 Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On October 14, 2021, ARKO Corp., a Delaware corporation (the “Company”), issued a press release in accordance with Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the pricing of its previously announced private offering of $450.0 million aggregate principal amount of senior unsecured notes due 2029 to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. In accordance with Rule 135c(d), a copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Rule 135c Press Release, dated October 14, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2021	By:	/s/ Arie Kotler
	Name:	/s/ Arie Kotler
	Title:	Chairman, President and Chief Executive Officer

Exhibit 99.1

ARKO Corp. Announces Pricing of its Senior Unsecured Notes Offering

RICHMOND, VA, October 14, 2021 – ARKO Corp. (Nasdaq: ARKO) (the “Company”) today announced the pricing of its previously announced private offering of $450.0 million aggregate principal amount of 5.125% Senior Unsecured Notes due 2029 (the “Notes”). The Company intends to use the net proceeds from the offering of the Notes to repay in full the outstanding balance under its credit facility with Ares Capital Corporation, repay certain existing indebtedness under its other senior secured credit facilities and for general corporate purposes. The Company expects the offering of the Notes to close on or around October 21, 2021, subject to customary closing conditions.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) owns 100% of GPM Investments, LLC (“GPM”). Based in Richmond, VA, GPM was founded in 2003 with 169 stores and has grown through acquisitions to become the 6th largest convenience store chain in the United States, operating or supplying fuel to approximately 3,000 locations in 33 states and the District of Columbia, comprised of approximately 1,400 company-operated stores and approximately 1,650 dealer sites to which we supply fuel. We operate in three reportable segments: retail, which consists of fuel and merchandise sales to retail consumers; wholesale, which supplies fuel to third-party dealers and consignment agents; and GPM Petroleum, which supplies fuel to our sites (both in the retail and wholesale segments). Our stores offer fas REWARDS® high value loyalty program, a large selection of beverages, coffee, fountain drinks, candy, salty snacks, and many other products to meet the needs of the everyday customer.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; our ability to maintain the listing of our common stock and warrants on the Nasdaq Stock Market; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which we compete; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets (including with respect to new variants of the virus), general economic conditions, unemployment and our liquidity, operations and personnel; and the outcome of any known or unknown litigation and regulatory proceedings. Detailed information about these factors and additional important factors can be found in the documents that ARKO files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. ARKO assumes no obligation to update forward-looking information, except as required by applicable law.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Chris Mandeville

ICR on behalf of ARKO

ARKO@icrinc.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway
Suite 400 Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by ARKO Corp., a Delaware corporation (the “Company”) with the Securities and Exchange Commission on June 10, 2021 (the “Original 8-K”). The purpose of this Amendment is to update the disclosure under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the determination of the Board of Directors of the Company (the “Board”) as to how frequently the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

Say-On-Frequency Determination

At the Annual Meeting of Stockholders of the Company held on June 9, 2021 (the “Annual Meeting”), the Company’s stockholders voted on, among other matters, a non-binding advisory vote regarding the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers. The frequency of one year received the highest number of votes cast by stockholders at the Annual Meeting. Based on these advisory vote results, the Board has determined that the Company will hold a stockholder non-binding advisory vote on executive compensation every year until the next required vote on the frequency of future executive compensation votes, which is required to occur no later than the Company’s Annual Meeting of Stockholders in 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARKO Corp.

Date: October 15, 2021	By:	/s/ Arie Kotler
	Name: Title:	Arie Kotler Chairman, President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway
Suite 400
Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On October 14, 2021, ARKO Corp., a Delaware corporation (the “Company”), entered into a note purchase agreement (the “Purchase Agreement”) together with certain of the Company’s wholly domestic owned subsidiaries (the “Guarantors”), and BofA Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company has agreed to sell, and the Initial Purchasers have agreed to purchase, upon the terms and subject to the conditions contained in the Purchase Agreement, $450.0 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “Notes”). The issuance and sale of the Notes is expected to close on October 21, 2021 (the “Closing Date”), subject to customary closing conditions. Upon consummation of the closing of the Notes, the Notes would be guaranteed, on an unsecured senior basis, by all of the Guarantors.

On the Closing Date, the Company intends to use the net proceeds from the issuance and sale of the Notes to repay in full the approximately $223 million of outstanding indebtedness under the Ares Credit Agreement (as defined in Item 1.02 of this Current Report on Form 8-K) with Ares Capital Corporation, repay certain other indebtedness under its other senior secured credit facilities and for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the parties thereto. In addition, the Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Amendments to Existing Credit Agreements

PNC Credit Agreement

On October 14, 2021, the Company’s wholly owned subsidiary, GPM Investments, LLC, a Delaware limited liability company (“GPM”) entered into a fifth amendment (the “Fifth Amendment”) to its revolving credit agreement, dated February 28, 2020, by and among GPM, and certain of its subsidiaries as borrowers and guarantors, the lenders from time to time party thereto and PNC Bank, National Association (“PNC”), as lender and as agent (as amended, the “PNC Credit Agreement”). In accordance with its terms, the Fifth Amendment will become effective substantially concurrently with, and is conditioned upon, among other things, the issuance and sale of the Notes and the repayment in full of the Company’s obligations under the Ares Credit Agreement.

Upon effectiveness, the Fifth Amendment will amend the PNC Credit Agreement to (i) permit the Company to issue the Notes and GPM and certain of the other Guarantors to guarantee the Notes, (ii) modify certain of the covenants, including the indebtedness covenant, investment covenant, restricted payments covenant and payment of junior indebtedness covenant, in connection with permitting the Notes and the transactions contemplated by the Purchase Agreement, (iii) remove references to the Ares Credit Agreement and (iv) limit the collateral granted as security under the PNC Credit Agreement to a first priority lien on only receivables, inventory and deposit accounts.

The Company did not incur additional debt or receive any proceeds in connection with the Fifth Amendment.

M&T Credit Agreement

On October 14, 2021, GPM entered into an amendment to each of (i) the Second Amended, Restated and Consolidated Credit Agreement, dated as June 24, 2021 (the “M&T Credit Agreement”), by and among GPM, certain of its subsidiaries as co-borrowers and M&T Bank (such amendment, the “M&T Credit Agreement Amendment”) and (ii) the Second Amended and Restated Master Covenant Agreement, dated as of June 24, 2021 (the “M&T Covenant Agreement”), by and between GPM and M&T Bank (the “M&T Master Covenant Agreement Amendment” and together with the M&T Credit Agreement Amendment, the “M&T Amendments”). In accordance with their respective terms, the M&T Amendments will become effective substantially concurrently with and are conditioned upon, among other things, the issuance and sale of the Notes, the effectiveness of the Fifth Amendment and the repayment in full of the Company’s obligations under the Ares Credit Agreement.

Upon effectiveness, the M&T Amendments will amend the M&T Credit Agreement and M&T Covenant Agreement to (i) permit the Company to issue the Notes and GPM and certain of the other Guarantors to guarantee the Notes, (ii) modify and introduce certain definitions in connection with permitting the Notes and the transactions contemplated by the Purchase Agreement and (iii) remove references to the Ares Credit Agreement.

The Company did not incur additional debt or receive any proceeds in connection with the M&T Amendments.

The foregoing description of the Purchase Agreement, the Fifth Amendment and the M&T Amendments is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Fifth Amendment, the M&T Credit Agreement Amendment and the M&T Master Covenant Agreement Amendment, which are filed as Exhibit 1.1, Exhibit 10.1 Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the issuance and sale of Notes as described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date, the Company will repay in full all obligations under and terminate that certain credit agreement, entered into on February 28, 2020, with GPM, as the borrower, Ares Capital Corporation (“Ares”) as administrative agent, certain of GPM’s subsidiaries party thereto, and certain other lenders affiliates with Ares party thereto (the “Ares Credit Agreement”).

A description of the material terms of the Ares Credit Agreement is contained under the heading “Credit Facilities—Ares Credit Agreement” contained in Part I Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 25, 2021, which description is incorporated by reference in this Item 1.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated October 14, 2021.

10.1	Fifth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated October 6, 2020, by and among GPM Investments, LLC and certain of its subsidiaries as other borrowers and guarantors thereto, the lenders party thereto and PNC Bank, National Association.

10.2	Amendment to Second Amended, Restated and Consolidated Credit Agreement, dated June 24, 2021, by and among GPM Investments, LLC, and the other borrowers party thereto and M&T Bank.

10.3	Amendment to Second Amended and Restated Master Covenant Agreement, dated June 24, 2021, by and between GPM Investments, LLC and M&T Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 18, 2021	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chairman, President and Chief Executive Officer

Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

October 14, 2021

BOFA SECURITIES, INC.

    As Representative of the Initial Purchasers

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. ARKO Corp., a Delaware corporation (the “Company”), proposes to issue and sell to BofA Securities, Inc. (“BofAS”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $450 million aggregate principal amount of the Company’s 5.125% Senior Notes due 2029 (the “Notes”). BofAS has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of October 21, 2021 (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), between the Company and the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities.”

This Purchase Agreement (“Agreement”), the DTC Agreement, the Securities, and the Indenture are collectively referred to herein as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may be resold or otherwise transferred, after the date hereof, only if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated October 12, 2021 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated October 14, 2021 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed (but not furnished) by the Company under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and specifically incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed (but not furnished) by the Company under the Exchange Act after the Time of Sale and specifically incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

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(a) No Registration Required. Subject to the accuracy of, and compliance by the Initial Purchasers with, the representations and warranties set forth in Section 2 hereof and with the applicable procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the applicable offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment

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or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be, it being understood and agreed that the only such written information consists of the information as set forth in Section 8(b) hereof. The Pricing Disclosure Package contains (or incorporates by reference), and the Final Offering Memorandum will contain (or incorporate by reference), all the required information specified in, and meeting the requirements of, Rule 144A. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Company Additional Written Communications.    Neither the Company, the Guarantors nor any of their agents and representatives has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company and the Guarantors or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication, it being understood and agreed that the only such written information consists of the information as set forth in Section 8(b) hereof.

(f) Incorporated Documents. The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

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(h) The DTC Agreement. The DTC Agreement has been duly authorized and, on or prior to the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture in all material respects, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date when issued will be in the form contemplated by the Indenture in all material respects and will have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture; and the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

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(l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could, individually or in the aggregate, reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred, any material liability or obligation, indirect, direct or contingent (other than in the ordinary course of business), nor, entered into any material transaction or agreement (other than any material liability or obligation, indirect, direct or contingent in the ordinary course of business); and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m) Independent Accountants. Grant Thornton LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included or incorporated by reference in the Offering Memorandum is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Grant Thornton LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.

(n) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods presented, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Summary–Summary Historical Financial Data” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

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(o) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing or equivalent status under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of each of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit A hereto.

(p) Capitalization and Other Capital Stock Matters. At June 30, 2021, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization”.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s (A) Amended and Restated Credit Agreement by and among GPM Petroleum LP, Capital One, National Association, Keybank National Association and Santander Bank, N.A., dated as of July 15, 2019 (as amended by that certain Increase Agreement and Amendment, dated as of March 31, 2020), (B) Third Amended, Restated and Consolidated Revolving Credit and Security Agreement by and among PNC Bank, National Association and GPM Investments, LLC and certain of its subsidiaries, dated as of February 28, 2020 (as amended through April 30, 2021, the “GPM PNC Facility”), (C) Term Loan and Security Agreement by and between PNC Bank, National Association and GPM Petroleum LP, dated as

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of January 12, 2016 (as amended by that certain First Amendment, dated November 17, 2017, that certain Second Amendment, dated as of December 22, 2017, that certain Third Amendment, dated as of July 15, 2019 and that certain Fourth Amendment, dated April 1, 2020) and (D) Second Amended, Restated and Consolidated Credit Agreement by and among GPM Investments, LLC, the other subsidiaries of the Company party thereto, and M&T Bank, dated as of June 24, 2021 (the “M&T Credit Agreement”) (each of the agreements described in clauses (A) through (D) above, the “Existing Debt Agreements”, as amended on the Closing Date by the applicable Existing Debt Agreement Amendments (as defined herein)), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for such Defaults or violations as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate or other action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company, any Guarantor or any significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act), (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of clauses (ii) and (iii) above, for such events as described therein that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(r) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries and any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s and the Guarantors’ knowledge, is threatened or imminent, which in either case could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(s) Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Company and its subsidiaries own, or possess the right to use, all trademarks, trade names, patents, copyrights, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) used in the operation of their respective businesses without infringing on the rights of third parties, (ii) neither the Company nor any of its subsidiaries has received notice of any claim or allegation that they are infringing, misappropriating, diluting or otherwise violating the Intellectual Property rights of any other Person, (iii) no Person is infringing, misappropriating, diluting or otherwise violating any Intellectual Property of the Company or any of its subsidiaries, and (iv) to the knowledge the Company, the Intellectual Property owned by the Company and its subsidiaries is valid and enforceable.

(t) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses, except where failure to obtain such certificate, authorization or permit could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(u) Title to Properties. The Company and each of its subsidiaries has good and valid title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as reflected in such financial statements or otherwise as disclosed in the Offering Memorandum and except such as do not materially and adversely affect the value of such property

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and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and as described in the Offering Memorandum of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(v) Tax Law Compliance. The Company and its subsidiaries have filed or have caused to be filed all material income and all other material tax returns, domestic and foreign, required to be filed by them, have paid or have caused to be paid all material amounts of taxes and assessments payable by it that have become due and payable, other than those that are being contested in good faith by appropriate proceedings with respect to which the Company or its subsidiaries thereof have maintained adequate charges, accruals, and reserves in accordance with GAAP. No material tax lien has been filed, and, to the knowledge of the Company and its subsidiaries, no claim is being asserted, or could not reasonably be expected to be asserted with respect to any material amount of tax.

(w) Company and Guarantors Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of the proceeds as described in the Offering Memorandum will be required to be registered as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.

(x) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. For the past five years, neither of the Company nor any subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.

(y) No Price Stabilization or Manipulation. None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(z) Solvency. On the Closing Date, immediately after giving effect to the issuance of the Securities and the use of proceeds therefrom in the manner described under the caption “Use of Proceeds” in the Offering Memorandum, each of the Company and the Guarantors will be Solvent. As used herein, the term “Solvent” means, respect to any person, on a particular date, that (i) the sum of such person’s debt (including contingent liabilities) does not exceed the present fair saleable value, measured on a going-concern basis of such person’s present assets, (ii) such person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) the present fair salable value of the assets (on a going concern basis) of such person is greater than the amount that will be required to pay the probable liability of the debts (including contingent liabilities) of such person as they become absolute and matured in the ordinary course and (d) such person has not incurred and does not intend to incur debts including current obligations beyond its ability to pay such debts as they become due in the ordinary course of business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

(aa) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(bb) Company’s Accounting System. The Company and its subsidiaries maintain a system of accounting controls that is in compliance in all material respects with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and

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procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. Since the date of the latest audited financial statements included in the Offering Memorandum, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involved management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee) Compliance with and Liability Under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i)(A) the Company and each of its subsidiaries are, and have been, in compliance with all Environmental Laws and have no knowledge of any existing facts or circumstances that could reasonably be expected to result in any such noncompliance or require new or increased capital or operating expenditures to maintain compliance with Environmental Laws, (B), the Company and its subsidiaries have obtained and are, and have been, in compliance with all permits, registrations, approvals, certificates, licenses and other authorizations required under Environmental Laws to operate their respective businesses as currently conducted, (C) neither the Company nor any of its subsidiaries has received, or has become subject to, any pending Environmental Claim or other liability under any Environmental Law, has received notice of any threatened Environmental Claim or other liability under any Environmental Law or has knowledge of any existing facts or circumstances that are reasonably likely to lead to the assertion of any such Environmental Claim or becoming subject to such liability, and (D) neither the Company nor its subsidiaries has assumed, undertaken, provided any indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials; (ii) neither the Company nor any of its subsidiaries has (A) treated, stored, transported, generated, released, manufactured, disposed of, arranged for or permitted the disposal of, handled or exposed any person to any Hazardous Materials, in violation of Environmental Laws, including at or from any currently or formerly owned or operated real property or facility relating to its business, or (B) owned or operated any property or facility contaminated by any Hazardous Materials.

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For purposes of this Agreement, “Environmental Law” means any law in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to Hazardous Materials. “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Company or its subsidiaries (a) in the ordinary course of such person’s business or (b) as required in connection with a financing transaction, audit, or an acquisition or disposition of real estate) or proceedings (“Claims”) resulting from, arising under or relating in any way to any Environmental Law, including, but not limited to, (i) any Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial, investigatory, monitoring or other actions or damages pursuant to any applicable Environmental Law, (ii) any Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury from the release or threatened release of Hazardous Materials, and (iii) any Claims relating to any violation of, or liability under, any Environmental Law. “Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law, including but not limited to petroleum (including crude oil or any fraction thereof), petroleum by-products, toxic mold, polychlorinated biphenyls, urea-formaldehyde insulation, per and polyfluoroalkyl substances, asbestos or asbestos-containing material, flammable or explosive substances, or pesticides.

(ff) ERISA Compliance. (i) Each Plan (as defined below) is in compliance with the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder (“ERISA”), the U.S. Internal Revenue Code of 1986 (as amended, the “Code”) and any other applicable law except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) no event described in Section 4043 of ERISA and the regulations thereunder (excluding any such event for which the notice requirement has been waived) has occurred (or is reasonably likely to occur) with respect to any Pension Plan (as defined below); (iii) no Multiemployer Plan (as defined below) is insolvent or in endangered or critical status within the meaning of Section 432 of the Code (or is reasonably likely to be insolvent), and no written notice of any such insolvency has been given to the Company or any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, any ERISA Affiliate; (iv) no Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (v) no Pension Plan has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of

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the Code or Section 302(c) of ERISA) (or is reasonably likely to do so); (vi) no failure to make any required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure of the Company or any of its subsidiaries or, to the knowledge of the Company or any of its subsidiaries, any ERISA Affiliate to make any required contribution to a Multiemployer Plan when due has occurred; (vii) neither the Company nor any of its subsidiaries, or, to the knowledge of the Company or any of its subsidiaries, any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Pension Plan or a Multiemployer Plan pursuant to Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Pension Plan or Multiemployer Plan; and (viii) no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, and no written notice of any such proceedings has been given to the Company or any of its subsidiaries, or, to the knowledge of the Company or any of its subsidiaries, any ERISA Affiliate. No Lien imposed under the Code or ERISA on the assets of the Company or any of its subsidiaries, or, to the knowledge of the Company or any of its subsidiaries, any ERISA Affiliate on account of a Pension Plan or Multiemployer Plan exists (or is reasonably likely to exist) nor have the Company and its subsidiaries or, to the knowledge of the Company and its subsidiaries, any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of the Company or its subsidiaries, or any ERISA Affiliate on account of any Pension Plan or Multiemployer Plan. No material liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA has been, or is reasonably expected to be, incurred by the Company or any of its subsidiaries.

“Plan” means each employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, that is sponsored, maintained or contributed to by the Company or any of its subsidiaries. “ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that, together with the Company and its subsidiaries thereof is treated as a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code. “Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, as to which the Company or any of its subsidiaries has any obligation or liability, contingent or otherwise, including in connection with any affiliation with an ERISA Affiliate. “Pension Plan” means any single-employer plan, as defined in Section 4001(a)(15) of ERISA, and subject to Title IV of ERISA or Section 412 of the Code or Section 302 or 303 of ERISA, that is sponsored, maintained or contributed to by the Company or any of its subsidiaries or in respect of which the Company or any of its subsidiaries has any obligation or liability, contingent or otherwise, including in connection with any affiliation with an ERISA Affiliate.

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(gg) Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s and the Guarantors’ knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s and the Guarantors’ knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(hh) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, member or stockholder of the Company or any Affiliate of the Company, on the other hand, which is required by Item 404 of Regulation S-K to be disclosed in a registration statement on Form S-1 which is not so disclosed or incorporated by reference in the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any Affiliate of the Company or any of their respective family members.

(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010 (the “Bribery Act”), or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other applicable anti-bribery or anti-corruption law) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery or anti-corruption law, and the Company, its subsidiaries and, to the knowledge of the Company and the Guarantors, its Affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act, and the other applicable anti-bribery or anti-corruption laws, and have instituted and maintain, and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(jj) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(kk) No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or Affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is currently the target or subject of any sanctions administered or enforced by the U.S. government, including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is in Cuba, Iran, Syria, North Korea, Crimea, or in any other country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering and sale of the Notes, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company, the Guarantors, and their respective subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, and will not engage in any dealings or transactions with any Person that, at the time of such dealing or transaction, is or was the subject or target of Sanctions or with or in any country or territory that is or was the target or subject of Sanctions.

(ll) Cybersecurity. (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s, the Guarantors’ and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and

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any third party data maintained, processed or stored by the Company, the Guarantors and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Guarantors and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company, the Guarantors, nor their respective subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could, individually or in the aggregate, reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, the Guarantors and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, the Guarantors and their respective subsidiaries are presently in compliance in all material respect with all applicable laws, statutes, rules, regulations, and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(mm) Regulation S. The Company, the Guarantors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(nn) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Pricing Disclosure Package and Final Offering Memorandum or arising under applicable laws relating to the repatriation of funds to the United States by non-U.S. subsidiaries.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.75% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

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(b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made virtually at 9:00 a.m. New York City time, on October 21, 2021, or such other time and date as BofAS shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which BofAS may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to BofAS for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the aggregate amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as BofAS shall reasonably designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

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(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement except as contemplated below, in which case the Company shall have previously furnished a copy of such proposed amendment or supplement to BofAS and BofAS shall not have reasonably objected. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least one business day prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission (solely with respect to documents incorporated by reference in the Final Offering Memorandum, as amended or supplemented) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

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The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereby are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall use their reasonable best efforts to reasonably cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, none of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or other entity or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or other entity. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis (including as may be extended pursuant to Rule 12b-25 under the Exchange Act), with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

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(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Company will not, without the prior written consent of BofAS (which consent may be withheld at the sole discretion of BofAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i) [Reserved].

(j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company or its Affiliates of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Regulation S thereunder or otherwise make unavailable the safe harbor provided by Rule 144A thereunder.

(k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will, and will cause all such Affiliates to, use its and their respective commercially reasonable best efforts to cause all such other persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l) No Restricted Resales. The Company will not, and will not permit any of its Affiliates to resell any of the Notes that have been reacquired by any of them.

(m) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum. The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

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SECTION 4. Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, as agreed between the Company and the Trustee, in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers up to $15,000 in connection with the review by FINRA, if any, of the terms of the sale of the Securities (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement. (x) all fees and expenses in connection with the Existing Debt Agreement Amendments (as defined in Section 5(h)) and (xi) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel incurred in connection with the offering and sale of the Notes hereby.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

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(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Grant Thornton LLP, the independent registered public accounting firm for the Company, a customary “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountant a customary “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(c) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Greenberg Traurig, P.A. and Greenberg Traurig, LLP, counsel for the Company, dated as of such Closing Date, in form and substance reasonably acceptable to the Representative.

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

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(iii) each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(g) Payoff Letter. On the Closing Date, the Initial Purchasers shall have received a copy of the payoff letter or other evidence of termination or retirement for the existing indebtedness under that certain Credit Agreement by and among GPM Investments, LLC, Ares Capital Corporation, Ares Capital Management LLC, dated as of February 28, 2020, as amended on April 27, 2020 and May 27, 2020 (the “Ares Credit Agreement”), and of release and termination of the liens securing such indebtedness and guarantees in respect of such indebtedness (it being understood, for the elimination of doubt, that only an executed payoff letter is required pursuant to this Section 5(g) and that copies of UCC-3 termination statements and documentation evidencing the release of liens granted under the Ares Credit Agreement with the U.S. Patent and Trademark Office and equity pledged by the Company and its subsidiaries under the Ares Credit Agreement shall not be required).

(h) Existing Debt Agreement Amendments. On the Closing Date, the Initial Purchasers shall have received copies of each amendment to the GPM PNC Facility and to the M&T Credit Agreement (the “Existing Debt Agreement Amendments”).

(i) Certificate of Chief Financial Officer. On the date hereof, the Initial Purchasers shall have received a certificate from the Chief Financial Officer of the Company certifying as to certain financial matters set forth therein and, on the Closing Date, the Initial Purchasers, shall have received a “bring-down” to such certificate, in each case, in form and substance reasonably satisfactory to the Initial Purchasers.

(j) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

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SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Each such offer or sale shall be made only to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Company shall ensure that the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT MADE AVAILABLE BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES

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ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT MADE AVAILABLE BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE SAFE HARBOR PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by any such Subsequent Purchaser.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted under Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out or is based upon any untrue statement or alleged untrue statement of a material fact contained in the

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Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BofAS) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser ), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the

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Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the (i) the paragraph under the subcaption “Commissions and Discounts”, (ii) the third and fourth sentences under the subcaption “New Issue of Notes” and (iii) the three paragraphs under the subcaption “Short Positions”, in each case under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by BofAS (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

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(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by, and in accordance with, this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) the indemnifying party is obligated to provide such reimbursement pursuant to this Section 8, (ii) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and more than 30 days after receipt by such indemnifying party of a notice from the indemnified party that it intends to enter into a settlement, with the details of such settlement, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue

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or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, affiliate, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s or any of its subsidiaries’ securities shall have been suspended or limited by the Commission or by the Nasdaq, other U.S. exchange or in any over the counter market or trading in securities generally on either the Nasdaq or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or

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international financial markets, or any substantial change or development involving a prospective substantial change in either United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their officers, directors, affiliates, agents, or any controlling person or other person referred to in Section 8, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered, facsimiled or emailed and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

BofA Securities, Inc.

1540 Broadway, 26th Floor

New York, New York 10036

Facsimile: 212-901-7897

Attention: High Yield Legal Department

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Facsimile: (212) 906-1200

Attention: Stelios Saffos and Andrew Baker

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If to the Company or the Guarantors:

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

Email: MBricks@gpminvestments.com

Attention: Maury Bricks, General Counsel and Secretary

with a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue,

Suite 4400

Miami, FL 33131

Facsimile: (305) 961-5589

Email: altmand@gtlaw.com

Attention: Drew M. Altman

Any party hereto may change the address, facsimile number or email address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and, solely with respect to Sections 8 and 9 hereof, to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by BofAS on behalf of the Initial Purchasers, and any such action taken by BofAS shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

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(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amounts of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination (provided, that, neither the Company nor any Guarantor shall have any obligation to reimburse any defaulting Initial Purchaser pursuant to Sections 4 or 6 hereof). In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected. Notwithstanding anything to the contrary contained herein, no action taken pursuant to this Section 17 (including any termination of this Agreement resulting therefrom) shall relieve any defaulting Initial Purchaser from liability in respect of its default.

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As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated hereunder.

SECTION 19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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[Signature Pages Follow]

36

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ARKO Corp.

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ARKO 21, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ARKO CONVENIENCE STORES, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

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HAYMAKER ACQUISITION CORP. II

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ADMIRAL PETROLEUM COMPANY

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ADMIRAL PETROLEUM II, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ADMIRAL REAL ESTATE I, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

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By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

COLONIAL PANTRY HOLDINGS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

FLORIDA CONVENIENCE STORES, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM INVESTMENTS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

39

GPM1, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM2, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM3, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM4, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

40

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM5, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM6, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM8, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

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GPM9, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM EMPIRE, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM RE, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM SOUTHEAST, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

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By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM MIDWEST, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM APPLE, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM MIDWEST 18, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

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GPM GAS MART REALTY CO, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM WOC HOLDCO, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

MARSH VILLAGE PANTRIES, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

MOUNTAIN EMPIRE OIL COMPANY

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

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By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

MUNDY REALTY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

NEXT DOOR GROUP LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

NEXT DOOR OPERATIONS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

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NEXT DOOR RE PROPERTY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

PANTRY PROPERTY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

VILLAGE PANTRY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

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VILLAGE PANTRY SPECIALTY HOLDING LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

VILLAGE PANTRIES MERGER SUB, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

VILLAGE VARIETY STORE OPERATIONS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

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VIVA PANTRY AND PETRO OPERATIONS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

WOC SOUTHEAST HOLDING CORP.

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

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The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BOFA SECURITIES, INC.

Acting on behalf of itself

and as the Representative of

the several Initial Purchasers

By:	/s/ Alexander Bavifard
Alexander Bavifard
Director

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SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$292,500,000
Capital One Securities, Inc.	$58,500,000
KeyBanc Capital Markets Inc.	$22,500,000
Santander Investment Securities Inc.	$22,500,000
Citizens Capital Markets, Inc.	$9,000,000
Raymond James & Associates, Inc.	$9,000,000
Fifth Third Securities, Inc.	$9,000,000
M&T Securities, Inc.	$9,000,000
PNC Capital Markets LLC	$9,000,000
Truist Securities, Inc.	$9,000,000
Total	$450,000,000

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1

Exhibit A

Entity	Guarantor Status
ARKO 21, LLC	Yes
Arko Convenience Stores, LLC	Yes
Haymaker Acquisition Corp. II	Yes
Admiral Petroleum Company	Yes
Admiral Petroleum II, LLC	Yes
Admiral Real Estate I, LLC	Yes
Broyles Hospitality, LLC	No
Colonial Pantry Holdings, LLC	Yes
E Cig Licensing, LLC	No – dormant, holds trademark we are letting lapse
Financial Express Money Order Company, LLC	No – dormant, former money order company, retained for escheat purposes
Florida Convenience Stores, LLC	Yes
GPM Investments, LLC	Yes
GPM1, LLC	Yes
GPM2, LLC	Yes
GPM3, LLC	Yes
GPM4, LLC	Yes
GPM5, LLC	Yes
GPM6, LLC	Yes
GPM7, LLC	No – dormant, former money order company, retained for escheat purposes
GPM8, LLC	Yes
GPM9, LLC	Yes
GPM Empire, LLC	Yes
GPM RE, LLC	Yes
GPM Southeast, LLC	Yes
GPM Midwest, LLC	Yes
GPM Petroleum GP, LLC	No – MLP entity
GPM Petroleum LP1	No – MLP entity
GPM Petroleum, LLC	No – MLP entity
GPM Apple, LLC	Yes
GPM Midwest 18, LLC	Yes
GPM Gas Mart Realty Co, LLC	Yes
GPM WOC Holdco, LLC	Yes
LSF5 Cavalier Investments, LLC	No – dormant
Marsh Village Pantries, LLC	Yes
Mountain Empire Oil Company	Yes

[1]	0.28% currently owned by an unrelated third party.

Exhibit A

Mundy Realty, LLC	Yes
Next Door Group LLC	Yes
Next Door Operations, LLC	Yes
Next Door RE Property, LLC	Yes
Palm Food Stores, LLC	No – dormant
Pantry Property, LLC	Yes
Village Pantry, LLC	Yes
Village Pantry Specialty Holding LLC	Yes
Village Pantries Merger Sub, LLC	Yes
Village Variety Store Operations, LLC	Yes
Virginia Oil Company LLC	No – dormant
Viva Pantry and Petro Operations, LLC	Yes
WOCSC, LLC	No – dormant
WOC Southeast Holding Corp.	Yes
Worsley Operating Company, LLC	No – dormant
Arko Holdings Ltd.	No – non-U.S. (Israeli)
ARKO Real Estate (Israel) LTD	No – non-U.S. (Israeli)
Arko Properties (Israel) Limited Partnership	No – non-U.S. (Israeli)
Ligad Investments and Building LTD.	No – non-U.S. (Israeli) (50%)
A.C.S. Stores Ltd.	No – non-U.S. (Israeli)
KMG Whitestone, LLC	No – dormant, sub of Arko Holdings unrelated to GPM business (80.7%)
PKM Whitestone, LLC	No – dormant, sub of Arko Holdings unrelated to GPM business
GML Whitestone, LLC	No – dormant, sub of Arko Holdings unrelated to GPM business
Arko 86th Street LLC	No – dormant, sub of Arko Holdings unrelated to GPM business (50%)
Arko MB LLC	No – dormant, sub of Arko Holdings unrelated to GPM business
Arko RWO LLC	No – dormant, sub of Arko Holdings unrelated to GPM business
Arko SC LLC	No – dormant, sub of Arko Holdings unrelated to GPM business
Arko IDH LLC	No – dormant, sub of Arko Holdings unrelated to GPM business 75%
Dirad Technologies (1999) Ltd	No – non-U.S. (Israeli) (in voluntary dissolution process)
Leader Investments & Securities (1996) Ltd.	No – non-U.S. (Israeli) (in voluntary dissolution process)
ARKOMD LLC	No – dormant, sub of Arko Holdings unrelated to GPM business

Exhibit A

Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO THIRD AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AND SECURITY AGREEMENT

This Fifth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement (this “Amendment”) is made this 14th day of October, 2021 by and among GPM Investments, LLC, a Delaware limited liability company (“GPM”), GPM1, LLC, a Delaware limited liability company (“GPM1”), GPM2, LLC, a Delaware limited liability company (“GPM2”), GPM3, LLC, a Delaware limited liability company (“GPM3”), GPM4, LLC, a Delaware limited liability company (“GPM4”), GPM5, LLC, a Delaware limited liability company (“GPM5”), GPM6, LLC, a Delaware limited liability company (“GPM6”), GPM8, LLC, a Delaware limited liability company (“GPM8”), GPM9, LLC, a Delaware limited liability company (“GPM9”), GPM Southeast, LLC, a Delaware limited liability company (“GPM Southeast”), E CIG Licensing, LLC, a Delaware limited liability company (“E CIG”), GPM Midwest, LLC, a Delaware limited liability company (“GPM Midwest”), GPM Midwest 18, LLC, a Delaware limited liability company (“GPM Midwest 18, LLC”), GPM Apple, LLC, a Delaware limited liability company (“GPM Apple”), Florida Convenience Stores, LLC, a Delaware limited liability company (“Florida Convenience Stores”), GPM WOC Holdco, LLC, a Delaware limited liability company (“GPM WOC Holdco”), WOC Southeast Holding Corp., a Delaware corporation (“WOC Southeast”), Village Pantries Merger Sub, LLC, a Delaware limited liability company (“Village Pantries Merger”), Village Pantry Specialty Holding, LLC, a Delaware limited liability company (“Village Pantry Specialty”), Marsh Village Pantries, LLC, an Indiana limited liability company (“Marsh”), Village Pantry, LLC, an Indiana limited liability company (“Village Pantry”), Mundy Realty, LLC, an Indiana limited liability company (“Mundy”), ViVa Pantry & Petro Operations, LLC, a Delaware limited liability company (“ViVa”), Village Variety Store Operations, LLC, a Delaware limited liability company (“Village Variety”), Next Door Group, LLC, a Delaware limited liability company (“Next Door Group”), Pantry Property, LLC, an Indiana limited liability company (“Pantry Property”), Next Door RE Property, LLC, a Delaware limited liability company (“Next Door RE”), Next Door Operations, LLC, a Delaware limited liability company (“Next Door Operations”), Colonial Pantry Holdings, LLC, a Delaware limited liability company (“Colonial”), Admiral Petroleum Company, a Michigan corporation (“Admiral”), Admiral Petroleum II, LLC, a Delaware limited liability company (“Admiral II”), Admiral Real Estate I, LLC, a Delaware limited liability company (“Admiral Real Estate”), Mountain Empire Oil Company, a Tennessee corporation (“MEOC”), GPM Empire, LLC, a Delaware limited liability company (“GPM Empire”), GPM RE, LLC, a Delaware limited liability company (“GPM RE”), GPM Gas Mart Realty Co, LLC, a Delaware limited liability company (“GPM Gas Mart”, and together with GPM, GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM8, GPM9, GPM Southeast, E CIG, GPM Midwest, GPM Midwest 18, GPM Apple, Florida Convenience Stores, GPM WOC Holdco, WOC Southeast, Village Pantries Merger, Village Pantry Specialty, Marsh, Village Pantry, Mundy, ViVa, Village Variety, Next Door Group, Pantry Property, Next Door RE, Next Door Operations, Colonial, Admiral, Admiral II, Admiral Real Estate, MEOC, GPM Empire, GPM RE and each Person joined to the Loan Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers,” and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. On February 28, 2020, Borrowers, the Lenders and Agent entered into, inter alia, a certain Third Amended, Restated and Consolidated Revolving Credit and Security Agreement (as amended, restated, amended and restated or otherwise modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B. Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and conditions in the Loan Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Consent to 2021 Unsecured Notes Offering.

(a) Borrowers have informed Agent and Lenders that ARKO Corp., the ultimate parent of Borrowers, intends to offer (the “2021 Unsecured Offering”) to issue senior unsecured notes due 2029 (the “Unsecured Notes”) under an unsecured notes indenture, in an aggregate principal amount of $450,000,000, pursuant to an Offering Memorandum to be dated on or about October 12, 2021 (the “2021 Offering Memo”), which Unsecured Notes shall be guaranteed by Borrowers.

(b) Upon the Consent Effective Date (defined below) and in reliance upon Borrowers’ representations, warranties and covenants contained herein and subject to the terms and conditions of this Amendment, notwithstanding anything to the contrary contained in the Loan Agreement or any Other Document, Agent and Lenders consent to the 2021 Unsecured Offering, so long as the conditions set forth in Section 4 of this Amendment shall have been satisfied. Borrowers agree that this consent shall not be deemed (i) to be a consent to the breach by Borrowers of any covenants or agreements contained in the Loan Agreement with respect to any other transaction or matter or a consent to any waiver or modification of any other term or condition of the Loan Agreement or (ii) to prejudice any right or remedy that Agent or any Lender may now have or may in the future have under or in connection with the Loan Agreement other than with respect to the matter for which this consent has been provided. The consent described herein shall not alter, affect, release or prejudice in any way any of Borrowers’ obligations under

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the Loan Agreement (including, without limitation, the Obligations) which are ratified and confirmed. This Amendment shall not obligate Agent and/or any Lender to provide any further consent to any waiver or modification of any other term or condition of the Loan Agreement. This consent shall not be construed as a course of conduct on the part of Agent and Lenders upon which Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

2. Security Grant. To secure the prompt payment and performance to Agent and each Lender of the Obligations: each Borrower reconfirms the prior assignment, pledge and grant pursuant to Article IV of the Loan Agreement of a continuing security interest in and Lien on all of such Borrower’s Collateral, whether now owned or existing or hereafter acquired or arising and wherever located, subject to the terms, provisions and limitations set forth in the Loan Agreement, including, without limitation, after the Amendment Effective Date (defined below), the amendment to the definition of Collateral as shown on Annex A attached hereto.

3. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and the Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which relate exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b) reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and the Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable against Borrowers, as applicable, in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

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4. Conditions Precedent/Consent Effectiveness Conditions. This Amendment, and the consent set forth above, shall be effective upon satisfaction of all the following conditions precedent (the “Consent Effective Date”), and all documents, instruments and information required to be delivered hereunder shall be in form and substance satisfactory to Agent and Agent’s counsel:

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Agent shall have received a copy of the final 2021 Offering Memo, in form and substance reasonably acceptable to Agent (the “Final 2021 Offering Memo”);

(c) Agent shall have received an updated executed incumbency certificate issued by Arko Convenience Stores, LLC, in form and substance reasonably satisfactory to Agent;

(d) since December 31, 2020, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect; and

(e) Agent shall have received such other documents as Agent or counsel to Agent may reasonably request.

5. Conditions Precedent/Amendment Effectiveness Conditions. Upon satisfaction of all the following conditions precedent (the “Amendment Effective Date”), and all documents, instruments and information required to be delivered hereunder shall be in form and substance satisfactory to Agent and Agent’s counsel, the Loan Agreement (excluding the Schedules and Exhibits thereto) shall be amended (without creating any novation of the Loan Agreement or the Obligations) as indicated on Annex A attached hereto, with text indicated as ~~strikeouts~~ representing text to be deleted from the Loan Agreement in each applicable provision of the Loan Agreement as shown on such Annex A, and with text indicated as bold and underlined representing text to be added to the Loan Agreement in each applicable provision of the Loan Agreement as shown on such Annex A:

(a) the Final 2021 Offering Memo shall not have been amended or modified in a manner materially adverse to the Agent or the Lenders;

(b) (i) Agent shall have received the fully executed material 2021 Note Purchase Documents (as defined in Annex A attached hereto), in form and substance substantially consistent with the terms of the Final 2021 Offering Memo, (ii) the transactions contemplated by the 2021 Note Purchase Documents shall have been consummated in accordance with the terms thereof and (iii) Agent shall have received evidence that ARKO Corp. shall have received proceeds under the 2021 Note Purchase Documents in the aggregate amount of $450,000,000 net of the placement agents’ discount and prior to payment of all fees and expenses associated therewith (it being understood that the conditions specified in the immediately preceding clause (ii) and in this clause (iii) shall be satisfied substantially concurrently with the effectiveness of the amendments to the Loan Agreement as shown on such Annex A as contemplated herein);

(c) Agent shall have received evidence that the Ares Term Loan Obligations (as defined in the Loan Agreement prior to the Amendment Effective Date) have been paid in full pursuant to a payoff letter in form and substance reasonably acceptable to the Agent, which payoff letter shall include the release of all of Ares Capital Corporation’s rights and interests under the Master Mortgagee Agreement and the Arko Master Mortgagee Agreement (it being understood that the payment in full of the Ares Term Loan Obligation shall be effected substantially concurrently with the effectiveness of the amendments to the Loan Agreement as shown on such Annex A as contemplated herein);

4

(d)    since December 31, 2020, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect; and

(e)    Agent shall have received such other documents as Agent or counsel to Agent may reasonably request.

For the avoidance of doubt, if the conditions set forth in this Section 5 are not satisfied, (x) the Amendment Effective Date shall not have occurred, (y) the amendments set forth on Annex A hereto shall not become effective and (z) the Loan Agreement, as in effect on the date of this Amendment, shall remain in full force and effect without any amendment, restatement, or other modification thereto.

6.    Release of Pledge. Solely upon the occurrence of the Amendment Effective Date, Agent and Lenders hereby forever release and discharge each of Holdings, Arko and Haymaker from any and all of its obligations, liabilities and duties under that certain Second Amended, Restated and Consolidated Collateral Pledge Agreement dated as of December 21, 2020, made by each of Holdings, Arko and Haymaker in favor of Agent. For the avoidance of doubt, on and after the occurrence of the Amendment Effective Date, the Guaranty Agreement referred to in Section 10 below shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

7.    Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

8.    Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

9.    Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

10.    Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on October 4, 2021, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $0.00 due on account of Revolving Advances and $7,986,383.00 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

5

11.    Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that its Second Amended, Restated and Consolidated Guaranty and Suretyship Agreement, dated December 22, 2020 (the “Guaranty Agreement”), shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

12.    Miscellaneous.

(a)    Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)    Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania.

(e)    Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signatures Appear on Following Pages]

6

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

GPM INVESTMENTS, LLC
GPM1, LLC
GPM2, LLC
GPM3, LLC
GPM4, LLC
GPM5, LLC
GPM6, LLC
GPM8, LLC
GPM9, LLC
GPM SOUTHEAST, LLC
E CIG LICENSING, LLC

GPM MIDWEST, LLC

GPM MIDWEST 18, LLC

GPM APPLE, LLC

FLORIDA CONVENIENCE STORES, LLC

GPM WOC HOLDCO, LLC

WOC SOUTHEAST HOLDING CORP.

VILLAGE PANTRIES MERGER SUB, LLC

VILLAGE PANTRY SPECIALTY HOLDING, LLC

MARSH VILLAGE PANTRIES, LLC

VILLAGE PANTRY, LLC

MUNDY REALTY, LLC

VIVA PANTRY & PETRO OPERATIONS, LLC

VILLAGE VARIETY STORE OPERATIONS, LLC

NEXT DOOR GROUP, LLC

PANTRY PROPERTY, LLC

NEXT DOOR RE PROPERTY, LLC

NEXT DOOR OPERATIONS, LLC

COLONIAL PANTRY HOLDINGS, LLC

ADMIRAL PETROLEUM COMPANY

ADMIRAL PETROLEUM II, LLC

ADMIRAL REAL ESTATE I, LLC

MOUNTAIN EMPIRE OIL COMPANY

GPM EMPIRE, LLC

GPM RE, LLC

GPM GAS MART REALTY CO, LLC

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chief Executive Officer

By:	/s/ Donald P. Bassell
Name:	Donald P. Bassell
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO THIRD AMENDED, RESTATED AND CONSOLIDATED REVOLVING CREDIT AND SECURITY AGREEMENT]

ACKNOWLEDGED BY GUARANTORS:	ARKO CONVENIENCE STORES, LLC

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chief Executive Officer and Manager

	By:	/s/ Donald P. Bassell
	Name:	Donald P. Bassell
	Title:	Chief Financial Officer

GPM HOLDINGS, INC.

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chief Executive Officer

	By:	/s/ Donald P. Bassell
	Name:	Donald P. Bassell
	Title:	Chief Financial Officer

HAYMAKER ACQUISITION CORP II

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chief Executive Officer

	By:	/s/ Donald P. Bassell
	Name:	Donald P. Bassell
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO THIRD AMENDED, RESTATED AND CONSOLIDATED REVOLVING CREDIT AND SECURITY AGREEMENT]

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ James P. Sierakowski
	Name:	James P. Sierakowski
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO THIRD AMENDED, RESTATED AND CONSOLIDATED REVOLVING CREDIT AND SECURITY AGREEMENT]

ANNEX A

(Amendments to Loan Agreement Effective Solely Upon the Occurrence of the Amendment Effective Date)

ANNEX A TO FIFTH AMENDMENT

THIRD AMENDED, RESTATED AND CONSOLIDATED REVOLVING CREDIT

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS LENDER AND AS AGENT)

WITH

GPM INVESTMENTS, LLC

AND CERTAIN OF ITS SUBSIDIARIES

(AS BORROWERS)

February 28, 2020

as amended through ~~April 30, 2021~~the Amendment Effective Date (as defined in the Fifth Amendment)

i

3.11.	Replacement of Lenders	96

IV. COLLATERAL: GENERAL TERMS		97

4.1.	Security Interest in the Collateral	97
4.2.	Perfection of Security Interest	97
4.3.	[Reserved]	97
4.4.	Preservation of Collateral	98
4.5.	Ownership of Collateral	98
4.6.	Defense of Agent’s and Lenders’ Interests	99
4.7.	Books and Records	99
4.8.	Financial Disclosure	99
4.9.	Compliance with Laws	100
4.10.	Inspection of Premises	100
4.11.	Insurance	100
4.12.	Failure to Pay Insurance	101
4.13.	Payment of Taxes	102
4.14.	Payment of Leasehold Obligations	102
4.15.	Receivables	102
4.16.	Inventory	105
4.17.	Maintenance of Equipment	105
4.18.	Exculpation of Liability	105
4.19.	Environmental Matters	106
4.20.	Financing Statements	107
4.21.	Appraisals	107
4.22.	[Reserved]	107
4.23.	Investment Property Collateral	107
4.24.	Provisions Regarding Certain Investment Property Collateral	108
4.25.	Intercreditor Agreement	108

V. REPRESENTATIONS AND WARRANTIES		109

5.1.	Authority	109
5.2.	Formation and Qualification	109
5.3.	Survival of Representations and Warranties	109
5.4.	Tax Returns	110
5.5.	Financial Statements	110
5.6.	Entity Names	111
5.7.	O.S.H.A	111
5.8.	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	112
5.9.	Patents, Trademarks, Copyrights and Licenses	113
5.10.	Licenses and Permits	114
5.11.	Default of Indebtedness	114
5.12.	No Default	114
5.13.	No Burdensome Restrictions	114
5.14.	No Labor Disputes	114
5.15.	Margin Regulations	114
5.16.	Investment Company Act	115

5.17.	Disclosure	115
5.18.	Delivery of Certain Documents	115
5.19.	Swaps	115
5.20.	Conflicting Agreements	116
5.21.	Application of Certain Laws and Regulations	116
5.22.	Business and Property of Borrowers	116
5.23.	Ineligible Securities	116
5.24.	Reserved	116
5.25.	Reserved	116
5.26.	Federal Securities Laws	116
5.27.	Equity Interests	116
5.28.	Commercial Tort Claims	117
5.29.	Letter of Credit Rights	117
5.30.	Material Contracts	117
5.31.	Credit Card Arrangements	117
5.32.	Petroleum Practices Laws	117
5.33.	GPM7, LLC	117
5.34.	Reserved	117
5.35.	Worsley and Its Subsidiaries	117
5.36.	Certificate of Beneficial Ownership	117

VI. AFFIRMATIVE COVENANTS		118

6.1.	Payment of Fees	118
6.2.	Conduct of Business and Maintenance of Existence and Assets	118
6.3.	Violations	118
6.4.	Government Receivables	118
6.5.	Financial Covenant	118
6.6.	Execution of Supplemental Instruments	119
6.7.	Payment of Indebtedness and Leasehold Obligations	120
6.8.	Standards of Financial Statements	120
6.9.	Federal Securities Laws	120
6.10.	Certificate of Beneficial Ownership and Other Additional Information	120
6.11.	Keepwell	120
6.12.	Credit Enhancements	121
6.13.	Post-Closing Condition	121

VII. NEGATIVE COVENANTS		121

7.1.	Merger, Consolidation, Acquisition and Dispositions	121
7.2.	Creation of Liens	124
7.3.	Reserved	128
7.4.	Investments	128
7.5.	[Reserved]	131
7.6.	[Reserved]	131
7.7.	Restricted Payments, etc.	131
7.8.	Indebtedness	133
7.9.	Nature of Business	137
7.10.	Transactions with Affiliates	137

7.11.	[Reserved]	137
7.12.	Subsidiaries	137
7.13.	Fiscal Year and Accounting Changes	138
7.14.	Pledge of Credit	138
7.15.	Modification of Certain Agreements	138
7.16.	Compliance with ERISA	138
7.17.	~~Prepayment~~Payment of Junior Indebtedness	139
7.18.	Ares Term Loan	140
7.19.	M&T Loans	140
7.20.	Anti-Terrorism Laws	140
7.21.	Material Amendments	140
7.22.	Credit Card Arrangements	140
7.23.	Non-DACA Deposit Accounts	140
7.24.	Broyles Hospitality Restrictions	141
7.25.	Restrictive Agreements, etc.	141
7.26.	Hedges	142
7.27.	Sale and Lease-Back Transactions	142
7.28.	Real Property	142

VIII. CONDITIONS PRECEDENT		143

8.1.	Conditions to Initial Advances	143
8.2.	Conditions to Each Advance	146

IX. INFORMATION AS TO BORROWERS		146

9.1.	Disclosure of Material Matters	146
9.2.	Schedules	147
9.3.	Environmental Reports	147
9.4.	Litigation	147
9.5.	Material Occurrences	147
9.6.	Government Receivables	148
9.7.	Annual Financial Statements	148
9.8.	Quarterly Financial Statements	148
9.9.	Monthly Financial Statements	149
9.10.	Other Reports	149
9.11.	Additional Information	149
9.12.	Projected Operating Budget	149
9.13.	Variances From Operating Budget	150
9.14.	Notice of Suits, Adverse Events	150
9.15.	ERISA Notices and Requests	150
9.16.	Additional Documents	150
9.17.	Environmental Assessment Reports	151

X. EVENTS OF DEFAULT		151

10.1.	Nonpayment	151
10.2.	Breach of Representation	151
10.3.	Financial Information	151
10.4.	Judicial Actions	151

10.5.	Noncompliance	151
10.6.	Judgments	151
10.7.	Bankruptcy	152
10.8.	Inability to Pay	152
10.9.	Affiliate Bankruptcy	152
10.10.	Material Adverse Effect	152
10.11.	Lien Priority	152
10.12.	Reserved	152
10.13.	Cross Default	152
10.14.	Breach of Guaranty or Pledge Agreement	152
10.15.	Change of Ownership	152
10.16.	Invalidity	153
10.17.	Licenses	153
10.18.	Seizures	153
10.19.	Operations	153
10.20.	Pension Plans	153
10.21.	Breach of Supply Agreements	154
10.22.	Anti-Terrorism Laws	154
10.23.	Ares Term Loan	154
10.24.	M&T Loans	154
10.25.	Breach of MLP Supply Agreements	154
10.26.	Enforcement of the MLP Guaranties	154

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT		154

11.1.	Rights and Remedies	154
11.2.	Agent’s Discretion	157
11.3.	Setoff	157
11.4.	Rights and Remedies not Exclusive	157
11.5.	Allocation of Payments After Event of Default	157

XII. WAIVERS AND JUDICIAL PROCEEDINGS		158

12.1.	Waiver of Notice	158
12.2.	Delay	159
12.3.	Jury Waiver	159

XIII. EFFECTIVE DATE AND TERMINATION		159

13.1.	Term	159
13.2.	Termination	159

XIV. REGARDING AGENT		160

14.1.	Appointment	160
14.2.	Nature of Duties	160
14.3.	Lack of Reliance on Agent and Resignation	161
14.4.	Certain Rights of Agent	161
14.5.	Reliance	162
14.6.	Notice of Default	162
14.7.	Indemnification	162

v

14.8.	Agent in its Individual Capacity	162
14.9.	Delivery of Documents	163
14.10.	Borrowers’ Undertaking to Agent	163
14.11.	No Reliance on Agent’s Customer Identification Program	163
14.12.	Other Agreements	163

XV. BORROWING AGENCY		163

15.1.	Borrowing Agency Provisions	163
15.2.	Waiver of Subrogation	164

XVI. MISCELLANEOUS		164

16.1.	Governing Law	164
16.2.	Entire Understanding	165
16.3.	Successors and Assigns; Participations; New Lenders	168
16.4.	Application of Payments	170
16.5.	Indemnity and Release	170
16.6.	Notice	171
16.7.	Survival	173
16.8.	Severability	173
16.9.	Expenses	173
16.10.	Injunctive Relief	173
16.11.	Consequential Damages	173
16.12.	Captions	173
16.13.	Counterparts; Facsimile Signatures	173
16.14.	Construction	174
16.15.	Confidentiality; Sharing Information	174
16.16.	Publicity	174
16.17.	Certifications From Banks and Participants; USA PATRIOT Act	174
16.18.	Anti-Terrorism Laws	175
16.19.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	175

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.4	Swing Loan Note
Exhibit 2.25	Lender Joinder and Assumption Agreement
Exhibit 4.15(d)(ii)	Credit Card Notifications
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(h)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule A	Lender Commitments
Schedule 1.1	Pledged Subsidiary Stock
Schedule 1.2	Financing Statements
Schedule 1.6	Processor Agreements
Schedule 4.5	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.15(h)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.27	Equity Interests
Schedule 5.28	Commercial Tort Claims
Schedule 5.29	Letter of Credit Rights
Schedule 5.30	Material Contracts
Schedule 5.31	Credit Card Processors
Schedule 7.2	Permitted Encumbrances
Schedule 7.4	Investments
Schedule 7.8	Indebtedness
Schedule 7.10	Transactions with Affiliates
Schedule 7.23	Other Deposit Accounts
Schedule 7.28	Certain Real Property

THIRD AMENDED, RESTATED AND CONSOLIDATED REVOLVING CREDIT

AND

SECURITY AGREEMENT

Third Amended, Restated and Consolidated Revolving Credit and Security Agreement dated as of February 28, 2020 among GPM Investments, LLC, a Delaware limited liability company (“GPM”), GPM1, LLC, a Delaware limited liability company (“GPM1”), GPM2, LLC, a Delaware limited liability company (“GPM2”), GPM3, LLC, a Delaware limited liability company (“GPM3”), GPM4, LLC, a Delaware limited liability company (“GPM4”), GPM5, LLC, a Delaware limited liability company (“GPM5”), GPM6, LLC, a Delaware limited liability company (“GPM6”), GPM8, LLC, a Delaware limited liability company (“GPM8”), GPM9, LLC, a Delaware limited liability company (“GPM9”), GPM Southeast, LLC, a Delaware limited liability company (“GPM Southeast”), E CIG Licensing, LLC, a Delaware limited liability company (“E CIG”), GPM Midwest, LLC, a Delaware limited liability company (“GPM Midwest”), GPM Midwest 18, LLC, a Delaware limited liability company (“GPM Midwest 18, LLC”), GPM Apple, LLC, a Delaware limited liability company (“GPM Apple”), Florida Convenience Stores, LLC, a Delaware limited liability company (“Florida Convenience Stores”), GPM WOC Holdco, LLC, a Delaware limited liability company (“GPM WOC Holdco”), WOC Southeast Holding Corp., a Delaware corporation (“WOC Southeast”), Village Pantries Merger Sub, LLC, a Delaware limited liability company (“Village Pantries Merger”), Village Pantry Specialty Holding, LLC, a Delaware limited liability company (“Village Pantry Specialty”), Marsh Village Pantries, LLC, an Indiana limited liability company (“Marsh”), Village Pantry, LLC, an Indiana limited liability company (“Village Pantry”), Mundy Realty, LLC, an Indiana limited liability company (“Mundy”), ViVa Pantry & Petro Operations, LLC, a Delaware limited liability company (“ViVa”), Village Variety Store Operations, LLC, a Delaware limited liability company (“Village Variety”), Next Door Group, LLC, a Delaware limited liability company (“Next Door Group”), Pantry Property, LLC, an Indiana limited liability company (“Pantry Property”), Next Door RE Property, LLC, a Delaware limited liability company (“Next Door RE”), Next Door Operations, LLC, a Delaware limited liability company (“Next Door Operations”), Colonial Pantry Holdings, LLC, a Delaware limited liability company (“Colonial”), Admiral Petroleum Company, a Michigan corporation (“Admiral”), Admiral Petroleum II, LLC, a Delaware limited liability company (“Admiral II”), Admiral Real Estate I, LLC, a Delaware limited liability company (“Admiral Real Estate”), Mountain Empire Oil Company, a Tennessee corporation (“MEOC”), GPM Empire, LLC, a Delaware limited liability company (“GPM Empire”), GPM RE, LLC, a Delaware limited liability company (“GPM RE”), and GPM Gas Mart Realty Co, LLC, a Delaware limited liability company (“GPM Gas Mart”, and together with GPM, GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM8, GPM9, GPM Southeast, E CIG, GPM Midwest, GPM Midwest 18, GPM Apple, Florida Convenience Stores, GPM WOC Holdco, WOC Southeast, Village Pantries Merger, Village Pantry Specialty, Marsh, Village Pantry, Mundy, ViVa, Village Variety, Next Door Group, Pantry Property, Next Door RE, Next Door Operations, Colonial, Admiral, Admiral II, Admiral Real Estate, MEOC, GPM Empire, GPM RE and each Person joined hereto as a borrower from time to time, collectively, the “Borrowers,” and each a “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

WHEREAS, GPM, GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM8, GPM9, GPM Southeast, E CIG, GPM Midwest, GPM Midwest 18, GPM Apple, Florida Convenience Stores, Agent and Lenders entered into that certain Second Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of August 6, 2013 (as amended, restated, amended and restated or otherwise modified from time to time, the “Existing GPM Credit Agreement,” together with all instruments, documents and agreements executed in connection therewith, the “Existing GPM Loan Documents”).

WHEREAS, GPM WOC Holdco, WOC Southeast, Village Pantries Merger, Village Pantry Specialty, Marsh, Village Pantry, Mundy, ViVa, Village Variety, Next Door Group, Pantry Property, Next Door RE, Next Door Operations, Colonial, Admiral, Admiral II, Admiral Real Estate, MEOC, certain other Subsidiaries of GPM WOC Holdco, Agent and Lenders entered into that certain Amended, Restated and Consolidated Revolving Credit, Term Loan and Security Agreement, dated as of April 4, 2017 (as amended, restated, amended and restated or otherwise modified from time to time, the “Existing WOC Credit Agreement,” together with all instruments, documents and agreements executed in connection therewith, the “Existing WOC Loan Documents”; the Existing GPM Credit Agreement and the Existing WOC Credit Agreement are collectively referred to as the “Existing Credit Agreement” and the Existing GPM Loan Documents and the Existing WOC Loan Documents are collectively referred to as the “Existing Loan Documents”).

WHEREAS, GPM Empire, GPM RE and GPM Gas Mart are joining this Agreement as a joint and several co-borrowers.

WHEREAS, Borrowers, Lenders and Agent desire to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms and conditions hereof.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I. DEFINITIONS.

1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2018. If there occurs after the Closing Date any change in GAAP that materially affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of December 31, 2018, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.

1.2.	General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“2021 Note Purchase Agreement” shall mean the Purchase Agreement dated on or about October 14, 2021 by and among ARKO Corp., the Borrowers party thereto as guarantors, and the 2021 Notes Trustee.

“2021 Note Purchase Closing Date” shall mean the “Closing Date” as defined in the 2021 Note Purchase Agreement.

“2021 Note Purchase Documents” shall mean, collectively, the 2021 Note Purchase Agreement, the 2021 Notes, the 2021 Notes Indenture, and any and all of the other documents, agreements, and instruments evidencing the 2021 Note Purchase Obligations or otherwise executed in connection therewith, in each case, as amended, restated, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

“2021 Note Purchase Obligations” shall mean the Indebtedness owing by ARKO Corp. and the applicable Borrowers, as guarantors, to the 2021 Note Purchasers, pursuant to the 2021 Note Purchase Documents.

“2021 Note Purchasers” shall mean, collectively, the holders of the 2021 Notes.

“2021 Notes” shall mean those certain unsecured notes dated on or about the 2021 Note Purchase Closing Date issued by ARKO Corp. in the original principal amount of $450,000,000.

“2021 Notes Indenture” shall mean that certain Indenture dated on or about the 2021 Note Purchase Closing Date, between ARKO Corp., the Borrowers party thereto as guarantors and U.S. Bank National Association, as trustee (the “2021 Notes Trustee”), as amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms hereof.

“2021 Notes Trustee” has the meaning set forth in the definition of “2021 Notes Indenture”.

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Additional Reporting Period” shall mean, any period commencing when (a) Undrawn Availability is less than fifteen percent (15%) of the Maximum Revolving Advance Amount for five (5) consecutive Business Days, (b) Undrawn Availability is less than ten percent (10%) of the Maximum Revolving Advance Amount at any time (the “One Day Additional Reporting Trigger”); provided, however, that, if the One Day Additional Reporting Trigger occurs on a Business Day immediately following a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey, then Undrawn

Availability shall be calculated on the next Business Day for purposes of determining compliance with this clause (b) or (c) an Event of Default has occurred and is continuing, and shall continue until (and shall no longer be effective following), with respect to clauses (a) and (b), Undrawn Availability exceeds 20% of the Maximum Revolving Advance Amount for thirty (30) consecutive Business Days, and with respect to clause (c), such time as such Event of Default has been waived in writing as required under this Agreement.

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(y)(vi) hereof.

“Advances” shall mean and include the Revolving Advances, Letters of Credit and the Swing Loans.

“Affected Lender” shall have the meaning giving to such term in Section 3.11 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Aggregate Cap” shall mean (x) with respect to any four fiscal quarter period through and including the four fiscal quarter period ended after the consummation of the Empire Acquisition, 20% and (y) thereafter, 15%, in each case, of Consolidated EBITDA for the relevant Test Period (calculated prior to giving effect to any add-backs subject to the Aggregate Cap).

“Agreement” shall mean this Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Source” shall have the meaning set forth in the definition of Overnight Bank Funding Rate.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, modified, supplemented or replaced from time to time.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean (a) as of the Closing Date and through and including March 31, 2020, (i) an amount equal to 1.75% for Revolving Advances consisting of LIBOR Rate Loans, (ii) an amount equal to 1.50% for Letter of Credit Fees and (iii) an amount equal to 0.50% for (x) Revolving Advances consisting of Domestic Rate Loans and (y) Swing Loans and (b) effective as of April 1, 2020 and on the first day of each three (3) month period thereafter (each an “Applicable Margin Adjustment Date”), the Applicable Margin for Advances and for Letter of Credit Fees shall be adjusted, if necessary, to the applicable percentage per annum set forth in the pricing table below corresponding to the Quarterly Average Undrawn Availability ending on the last day of the most recently completed three (3) months prior to the Applicable Margin Adjustment Date:

Level	Quarterly Average Undrawn Availability	Applicable Margin for Revolving Advances which are LIBOR Rate Loans	Applicable Margin for (x) Revolving Advances which are Domestic Rate Loans and (y) Swing Loans	Applicable Margin for Letter of Credit Fees
1	Greater than or equal to 50% of the Maximum Revolving Advance Amount	1.25%	0%	1.00%
2	Less than 50% and greater than or equal to 25% of the Maximum Revolving Advance Amount	1.50%	0.25%	1.25%
3	Less than 25% of the Maximum Revolving Advance Amount	1.75%	0.50%	1.50%

Notwithstanding anything to the contrary set forth herein, (x) no downward adjustment in any Applicable Margin shall be made on any Applicable Margin Adjustment Date on which an Event of Default shall have occurred and be continuing and (y) immediately and automatically upon the occurrence of an Event of Default, each Applicable Margin shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement. Any increase in interest rates and/or Letter of Credit Fees payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or Letter of Credit Fees resulting from the occurrence of any Event of Default and/or the effectiveness of the Default Rate provisions of Sections 3.1 or Section 3.2 hereof.

~~“Ares Term Loan Agent” shall mean Ares Capital Corporation, in its capacity as administrative agent and collateral agent under the Ares Term Loan Documents.~~

~~“Ares Term Loan Agreement” shall mean that certain Credit Agreement, dated as of the Closing Date, by and among Ares Term Loan Agent, Ares Term Loan Lenders and the Borrowers, as amended, restated, amended and restated, supplemented or otherwise modified as permitted under the Intercreditor Agreement.~~

~~“Ares Term Loan Documents” shall mean the other “Credit Documents” as defined in the Ares Term Loan Agreement, as amended, restated, amended and restated, supplemented or otherwise modified as permitted under the Intercreditor Agreement.~~

~~“Ares Term Loan Lenders” shall mean the lenders from time to time party to the Ares Term Loan Agreement.~~

~~“Ares Term Loan Obligations” shall mean the Indebtedness of the Borrowers under the Ares Term Loan Documents.~~

“Arko” shall mean Arko Convenience Stores, LLC, a Delaware limited liability company, and its successors and assigns.

“Arko Advisory Agreement” shall mean that certain Advisory Services Agreement dated as of June 29, 2018, between Arko Holdings and GPM, as in effect on the Closing Date.

“Arko Holdings” shall mean ARKO Holdings, Ltd., an Israeli company, and its successors and assigns.

“ARKO Master Mortgagee Agreement” shall mean the Master Mortgagee Agreement dated on or about June 30, 2020, by and among Agent, in its capacity as agent for the Lenders, the lender under the ARKO Real Estate Facility, ~~and Ares Term Loan Agent,~~ as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).

“ARKO Real Estate Facility” shall have the meaning set forth in Section 7.8(y) hereof.

“ARKO Real Estate Facility Collateral” shall mean the Mortgage Collateral (as such term is defined in the ARKO Master Mortgagee Agreement.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, excluding Capitalized Leases relating to real estate.

“Authority” shall have the meaning set forth in Section 4.19(d) hereof.

“Authorized Officer” shall mean, with respect to any Person, any of the following officers or other senior staff members of such Person: Chief Executive Officer, President, Executive Vice President, General Counsel, Secretary, Chief Financial Officer, Vice President-Finance and/or Controller (a) with respect to whom Agent has completed all required “know your customer” regulatory compliance and background checks have been completed and the results thereof are satisfactory to Agent in its sole discretion and (b) whose incumbency has been certified to Agent.

“Available Amounts Basket” shall mean, on any date of determination, without duplication, an amount equal to (a) the sum of (i) (x) for fiscal year 2020, $10,000,000, and (y) for fiscal year 2021 and thereafter, the amount of Retained Excess Cash Flow (for the avoidance of doubt commencing with the Retained Excess Cash Flow for the year ending December 31, 2021) on such date, plus (ii) the aggregate amount of net cash proceeds received by the Borrowers (and contributed to the Borrowers) after the Closing Date (and prior to the date of such determination) pursuant to equity contributions or issuances in the form of Qualified Equity Interests of the Borrowers (or a direct or indirect parent entity thereof) (other than any such proceeds (A) received pursuant to a Cure Right ~~or a Cure Right (as defined in the Ares Term Loan Agreement)~~, (B) applied to repay ~~the Ares Term Loan Obligations or any other~~any Indebtedness or (C) received in connection with the Class F Equity Issuance) to the extent such proceeds have not been previously utilized in accordance with the terms of this Agreement, plus (iii) the aggregate amount of (x) all cash dividends and other cash distributions received by the Borrowers or any Subsidiary from any Investments made pursuant to Section 7.4(l) and (y) without duplication of amounts included in the preceding clause (x), net disposition proceeds received by the Borrowers or any Subsidiary from the Disposition of any Investments made pursuant to Section 7.4(l) that are not required to be applied to prepay the Obligations pursuant to Section 2.21 hereof ~~or the Term Loan Obligations (or, in each case, any portion thereof) pursuant to Section 5.02(a)(iii) of the Ares Term Loan Agreement (other than any Excluded Foreign Prepayment Proceeds (as defined in the Ares Term Loan Agreement))~~ (in each case under this clause (iii), in an amount not to exceed the amount of the subject Investment made utilizing the Available Amounts Basket) after the Closing Date through and including such date of determination to the extent such proceeds have not been previously utilized in accordance with the terms of this Agreement; minus (b) the aggregate amount, as of such date, of the Available Amounts Basket previously utilized for Permitted Acquisitions, Investments, voluntary prepayments or repurchases of Junior Indebtedness and Restricted Payments.

“Average Cost” shall mean average cost net of certain vendor rebates and credits utilizing the first-in-first-out basis.

“Average Undrawn Availability” shall mean an amount equal to (a) the sum of Borrowers’ Undrawn Availability for the prior thirty (30) days, divided by (b) thirty (30).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 44 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the Bail-In Legislation Schedule.

“Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Bailees” shall mean, collectively, each Person who owns or operates a Bailee Location from time to time.

“Bailee Locations” shall mean, collectively, each location where any Consigned Inventory is stored or maintained by a Person on such Person’s premises from time to time.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Benefited Lender” shall have the meaning set forth in Section 2.20(d) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.15(h) hereof.

“Blocked Person” shall have the meaning set forth in Section 5.24(b) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of the Borrowers and their respective Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section 2.8 hereof.

“Borrowing Agent” shall mean GPM.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by an Authorized Officer of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof, as of the date of such certificate.

“BP” shall mean BP Products North America, Inc.

“Broyles Hospitality” shall mean Broyles Hospitality, LLC, a Tennessee limited liability company.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including assets acquired through capital leases, which, in accordance with GAAP, would be classified on the balance sheet as property, plant and equipment.

“Capitalized Lease Obligation” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP, prior to the implementation of ASC 842 on January 1, 2019.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as finance leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP; provided, further, that for purposes of representations, covenants, definitions (including any term defined under GAAP) and calculations made pursuant to the terms of this Agreement or with respect to any other provisions herein, GAAP will be deemed to treat operating leases and finance leases in a manner consistent with their treatment under GAAP prior to the implementation of ASC 842 on January 1, 2019, notwithstanding any modifications or interpretive changes thereto that occurred or may occur after such date and provided, further, that all financial statements required to be delivered hereunder shall be proposed in accordance with GAAP as in effect from time to time.

“Cash Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(vi) hereof.

“Cash Dominion Period” shall mean, any period commencing when (a) Undrawn Availability is less than fifteen percent (15%) of the Maximum Revolving Advance Amount for five (5) consecutive Business Days, (b) Undrawn Availability is less than ten percent (10%) of the Maximum Revolving Advance Amount at any time (the “One Day Cash Dominion Trigger”); provided, however, that, if the One Day Cash Dominion Trigger occurs on a Business Day immediately following a legal holiday on which commercial banks are authorized or required by

Law to be closed for business in East Brunswick, New Jersey, then Undrawn Availability shall be calculated on the next Business Day for purposes of determining compliance with this clause (b) or (c) an Event of Default has occurred and is continuing, and shall continue until (and shall no longer be effective following), with respect to clauses (a) and (b), Undrawn Availability exceeds 20% of the Maximum Revolving Advance Amount for thirty (30) consecutive Business Days, and with respect to clause (c), such time as such Event of Default has been waived in writing as required under this Agreement.

“Cash Equivalents” shall mean:

(a) any direct obligation of (or unconditional guarantee by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after the date of acquisition thereof;

(b) commercial paper maturing not more than one year from the date of issue and issued by (i) a corporation (other than an Affiliate of any Borrower) organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition thereof, rated A-1 (or the then equivalent grade) or higher by S&P or P-1 (or the then equivalent grade) or higher by Moody’s, or (ii) any Lender (or its holding company);

(c) any certificate of deposit, time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by either: (i) a bank organized under the laws of the United States (or any state thereof) or the District of Columbia (or is the principal banking subsidiary of a bank holding company organized under the laws of the United States (or any state thereof) or the District of Columbia) which has, at the time of acquisition thereof, (A) a credit rating of A-2 (or the then equivalent grade) or higher from Moody’s or A (or the then equivalent grade) or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) a Lender;

(d) any repurchase agreement having a term of thirty (30) days or less entered into with any Lender or any commercial banking institution satisfying, at the time of acquisition thereof, the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or commercial banking institution thereunder;

(e) investments in money market funds investing primarily in assets described in clauses (a) through (d) of this definition;

(f) demand deposit accounts or securities accounts holding cash; and

(g) other short-term investments in investments of a type analogous to the foregoing utilized by foreign Subsidiaries.

“Cash Management Liabilities” shall mean the indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider). For purposes of this Agreement and all of the Other Documents, all Cash Management Liabilities of any Borrower owing to any of Agent, any Lender or any Affiliate of Agent or any Lender shall be “Obligations” hereunder and under the Other Documents, and the Liens securing such Cash Management Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent, any Lender or any Affiliate of Agent or any Lender provides any of the following products or services to any Borrower: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts and interstate depository network services.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Ownership” shall mean:

(1) until the consummation of the Haymaker Transactions, (a) the Permitted Holders shall cease to Control (or shall not hold economic interests representing the ability to Control), directly or indirectly ARKO Holdings, (b) any Person, entity or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding the Permitted Holders) shall have acquired beneficial ownership or control of more than 35% of the outstanding voting or economic Equity Interests of ARKO Holdings, (c) Arko Holdings shall cease to beneficially own and Control, of record and beneficially, directly or indirectly, at least 50.1% of the outstanding voting or economic Equity Interests of Arko, (d) 51% or more of the Equity Interests of GPM are no longer owned or controlled, directly or indirectly by Arko, (e) 100% or more of the Equity Interests of GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM7, GPM8, GPM9, GPM Southeast, E CIG, GPM Midwest, GPM Midwest 18, GPM Apple, Florida Convenience Stores, GPM Empire, GPM RE, GPM Gas Mart and GPM WOC Holdco are no longer owned or controlled by GPM, (f) 100% of the Equity Interests of WOC Southeast, Admiral and MEOC are no longer owned or controlled by GPM WOC Holdco or another Borrower, (g) 100% of the Equity Interests of Village Pantries Merger are no longer controlled by WOC Southeast, (h) 100% of the Equity Interests of Colonial and Village Pantry Specialty are no longer controlled by Village Pantries Merger or another Borrower, (i) 100% of the Equity Interests of Marsh are no longer controlled by Village Pantry Specialty or another Borrower, (j) 100% of the Equity Interests of Village Pantry and Mundy are no longer controlled by Marsh or another Borrower, (k) 100% of the Equity Interests of ViVa, Village Variety, Next Door Group and Pantry Property are no longer controlled by Village Pantry or another Borrower, (l) 100% of the Equity Interests of Next Door RE and Next Door Operations are no longer controlled by Next Door Group or another Borrower, (m) 100% of the Equity Interests of Admiral II and Admiral Real Estate are no longer owned or controlled by Admiral and (n) any merger, consolidation or sale of substantially all of the property or assets of any Borrower except with or into another Borrower and except as otherwise permitted herein, and

(2) upon and at all times after the consummation of the Haymaker Transactions, (a) if during any twelve (12) consecutive month period, a majority of the members of the board of directors of GPM cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board by the members of GPM was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board by the members of GPM was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board, (b) any Person, entity or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any Permitted Holder) shall have acquired beneficial ownership or control of more than 50% of the outstanding voting or economic Equity Interests of ARKO Corp., (c) Arko Corp. shall cease to beneficially own and Control, of record and beneficially, directly or indirectly, at least 50.1% of the outstanding voting or economic Equity Interests of GPM, (d) 100% of the Equity Interests of GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM7, GPM8, GPM9, GPM Southeast, E CIG, GPM Midwest, GPM Midwest 18, GPM Apple, Florida Convenience Stores, GPM Empire, GPM RE, GPM Gas Mart and GPM WOC Holdco are no longer owned or controlled by GPM, (e) 100% of the Equity Interests of WOC Southeast, Admiral and MEOC are no longer owned or controlled by GPM WOC Holdco or another Borrower, (f) 100% of the Equity Interests of Village Pantries Merger are no longer controlled by WOC Southeast, (g) 100% of the Equity Interests of Colonial and Village Pantry Specialty are no longer controlled by Village Pantries Merger or another Borrower, (h) 100% of the Equity Interests of Marsh are no longer controlled by Village Pantry Specialty or another Borrower, (i) 100% of the Equity Interests of Village Pantry and Mundy are no longer controlled by Marsh or another Borrower, (j) 100% of the Equity Interests of ViVa, Village Variety, Next

Door Group and Pantry Property are no longer controlled by Village Pantry or another Borrower, (k) 100% of the Equity Interests of Next Door RE and Next Door Operations are no longer controlled by Next Door Group or another Borrower, (l) 100% of the Equity Interests of Admiral II and Admiral Real Estate are no longer owned or controlled by Admiral and (m) any merger, consolidation or sale of substantially all of the property or assets of any Borrower except with or into another Borrower and except as otherwise permitted herein.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

“Class F Equity Issuance” shall mean the issuance and sale to a certain investor (or its affiliates) of the Class F Units and certain related warrants (as defined in and pursuant to that certain Purchase Agreement, dated as of the date hereof by and among GPM and the investors party thereto) in an aggregate amount not to exceed $20,000,000.

“Closing Date” shall mean the date of this Agreement.

“Closing Date Leverage Ratio” shall ~~have the meaning given to such term in the Ares Term Loan Agreement, as in effect on the Closing Date.~~mean [the Total Leverage Ratio on the 2021 Note Purchase Closing Date after giving effect to the transactions contemplated under the 2021 Note Purchase Documents].

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include:

(a) all Receivables (including Credit Card Receivables) and all supporting obligations relating thereto;

(b) all ~~Equipment and fixtures~~Inventory;

(c) all ~~General Intangibles~~chattel paper;

(d) all deposit accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution and all monies, securities, instruments and other investments deposited or required to be deposited in any of the foregoing;

(e) to the extent evidencing or governing any of the items referred to in the preceding clauses (a) through (d), all payment intangibles, letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, instruments and documents;

(f) all guaranties, contracts of suretyship, letters of credit, letter-of-credit rights, security and other credit enhancements (including repurchase agreements) and other supporting obligations evidencing or relating to or provided in connection with the property described in clauses (a) through (e) of this definition;

(g) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records, in each case to the extent related to the property described in clauses (a) through (f) of this definition;

~~(d) all Inventory;~~

~~(e) all securities, Investment Property, and financial assets;~~

~~(f) all Subsidiary Stock (including, without limitation, the Pledged Subsidiary Stock);~~

~~(g) all of each Borrower’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located; (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of each Borrower’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;~~

(h) all ~~of each Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f) or (g) of this paragraph; and~~claims under policies of business interruption insurance and proceeds of business interruption insurance, in each case to the extent reasonably relating to any of the foregoing, including the collection of any of the foregoing or claims with respect to any of the foregoing, including, without limitation, any claims of setoff or recoupment; and

~~(i) all proceeds and products of (a), (b), (c), (d), (e), (f), (g) and (h) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.~~

(i) all cash and noncash proceeds of the property described in clauses (a) through and including (h) of this definition, including insurance proceeds, in whatever form.

Notwithstanding the foregoing, Collateral shall not include the Excluded Collateral. Additionally, if and for so long as the grant of such security interest in any of the foregoing shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any agreements concerning any of the foregoing property (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy and insolvency laws, or principles of equity), such property shall be deemed Excluded Collateral; provided, however, that, upon the termination or lapse of any such provision, the applicable Borrower shall, automatically and without the necessity of any further action on the part of such Borrower or any other Person, be deemed to have granted to Secured Party a security interest in and Lien upon all of such Borrower’s right, title and interest in such property and the same shall constitute Collateral hereunder, all as if such provision had never been effective; and provided further that nothing in this sentence shall limit or restrict the assignment or grant of a security interest by any Borrower in any cash or non-cash proceeds (including without limitation any going concern proceeds derived or generated from or related to such property) of such agreement.

“Collection Account” shall have the meaning given to such term in Section 4.15(h) hereof.

“Commitment Percentage” shall mean the Revolving Commitment Percentage.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form attached hereto as Exhibit 1.2(a) to be signed by an Authorized Officer of Borrowing Agent, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, (a) to best of such officer’s knowledge, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.2, 7.4, 7.7, 7.8 and 7.10; and (b) that to the best of such officer’s knowledge, each Borrower is in compliance in all material respects with all federal, state and local Environmental Laws, or if such is not the case, specifying all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

“Consents” shall mean (a) all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents and the ~~Ares Term Loan~~2021 Note Purchase Documents, including any Consents required under all applicable federal, state or other Applicable Law, and (b) with respect to any Permitted Acquisition, those filings and licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, to be obtained for the execution, delivery or performance of the acquisition agreement related thereto and material to the operations of the Borrowers’ business.

“Consigned Disclaimer” shall mean an agreement disclaiming any interest in the Inventory of Borrowers stored at a Bailee Location from each secured party of record holding a Lien on Inventory of the applicable Bailee, with respect to any Bailee Location where Inventory was delivered to such Bailee prior to such secured party’s receipt of the Consigned Notice and the filing of the Consigned UCC Filing, which agreement shall be in form and substance satisfactory to Agent.

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consigned Notice” a notification to each secured party of record of the applicable Bailee holding a Lien on Inventory of the applicable Bailee of Borrowers’ and Agent’s interest in such Inventory, in form and substance satisfactory to Agent, together with certified UCC search results from the jurisdiction of formation of each such Bailee.

“Consigned UCC Filing” shall mean the filing of a UCC-1 financing statement by Borrowers against the applicable Bailee, in form and substance satisfactory to Agent.

“Consignment Access Agreement” shall mean, collectively, those certain access agreements (in form and substance satisfactory to Agent) between Agent and the Bailees, which agreements shall include a waiver of any Lien such Bailee may ever have with respect to the Collateral.

“Consolidated EBITDA” shall mean net income of Borrowers on a Consolidated Basis (without duplication), plus (in each case, solely to the extent deducted in arriving at net income):

(i) Consolidated Interest Expense for such period;

(ii) federal, state and local income tax expense (including Tax Distributions), taxes on profit or capital (including without limitation, state franchise and similar taxes), and foreign franchise tax, withholding tax and like income tax paid or accrued by the Borrowers and their Subsidiaries for such period;

(iii) depreciation and amortization expenses for such period;

(iv) fees, expenses and other charges related to the Empire Acquisition in an aggregate principal amount not to exceed $10,000,000;

(v) fees, expenses and other charges related to Permitted Acquisitions (other than the Empire Acquisition), investments or Dispositions to the extent permitted under the Other Documents (including those undertaken but not completed and those for which a purchase agreement was not signed), provided that the amounts set forth in this clause (v) shall not exceed the greater of (x) $10,000,000 or (y) 5% of the purchase price for all Permitted Acquisitions, in each case, in the aggregate for the applicable Test Period; provided, further, (A) that the amounts set forth in this clause (v) in respect of such Permitted Acquisitions, investments or Dispositions for which a purchase agreement has not been signed shall not exceed $2,000,000 in the aggregate for the applicable Test Period and (B) the dollar caps in this clause (v) shall not include purchases that occurred prior to the Closing Date;

(vi) any losses, charges or expenses that are extraordinary, unusual or non-recurring (including losses on sale of assets or businesses outside the ordinary course of business and relating to or arising in connection with claims or litigation (including legal fees, settlements, judgments and awards)), provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap;

(vii) any non-cash expenses, losses, charges or impairments, amortization charges or asset write offs and write downs (but excluding any write offs or write downs of inventory), including any non-cash compensation charges and expenses or relating to the incurrence of obligations in respect of an “earn-out” or similar contingent obligations (but only for so long as such expense, loss or charge remains a non-cash contingent obligation); provided that if any such non-cash expenses, losses, charges or impairments represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period;

(viii) non-recurring cash expenses for restructuring charges or expenses, integration expenses, accruals, reserves and business optimization expenses (including store opening and closing costs); provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap;

(ix) net unrealized losses on Interest Rate Hedges; and

(x) (A) net cost savings and operating expense reductions actually implemented by the Borrowers or any Subsidiary of a Borrower or related to the Transactions or a Permitted Acquisition, which are expected to be realized in the good faith judgment of the Borrowers within 18 months from the end of the applicable Test Period, or from the consummation of the Permitted Acquisition, as applicable, and (B) synergies projected to be realized as a result of actions taken which are expected to be realized in the good faith judgment of the Borrowers within 18 months from the end of the applicable Test Period, or from the consummation of the Permitted Acquisition, as applicable, so long as (A) and (B) are reasonably identifiable and factually supportable as certified by a responsible officer of the Borrowers; provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap; minus:

(xi) unusual, extraordinary or non-recurring gains;

(xii) all non-cash items increasing net income of Borrowers on a Consolidated Basis in such period except for non-cash items that amortize for cash or equipment in a prior period; and

(xiii) net unrealized gains on Interest Rate Hedges.

Notwithstanding the foregoing or anything herein to the contrary, (x) for the purpose of calculating Consolidated EBITDA for any Test Period, if during such Test Period Borrowers or any Subsidiary shall have made a Permitted Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving effect on a pro forma basis to the earnings before interest, taxes, depreciation and amortization of any acquired entity, including, in each case during such period, as if such Permitted Acquisition had occurred on the first day of such period, (y) for purposes of calculating Consolidated EBITDA with respect to any Subsidiary other than the MLP that is not a wholly-owned Subsidiary, such calculation shall exclude the pro rata portion of gains and losses that are (i) attributable to minority interests in such Subsidiary or (ii) not available for distribution to or for the account of a Borrower or its Subsidiary that is a wholly-owned Subsidiary, and (z) solely for purposes of calculating the portion of Consolidated EBITDA with respect to the MLP, (A) the amount of any general partner distributions projected to be payable to or accrued for the benefit of the wholly-owned general partner of the MLP (provided that if such distributions are not payable to such general partner, they shall be payable to another wholly-owned Subsidiary of the Borrowers) in the applicable fiscal quarter and the three immediately succeeding fiscal quarters shall be included and (B) any Second Tier Distributions (as such term is defined in the Third Amended and Restated Agreement of Limited Partnership of the MLP) in an aggregate amount not to exceed $7,000,000 projected to payable to or accrued for the benefit of a Borrower (provided that if such distributions are not payable to a Borrower, they shall be payable to another wholly-owned Subsidiary of a Borrower) in the fiscal quarter in which the Empire Acquisition is consummated and in the three immediately succeeding fiscal quarters, to the extent not paid prior to the Closing Date, shall be included and (C) such calculation shall exclude the pro rata portion of gains and losses that are (i) attributable to minority interests in the MLP or (ii) not available for distribution to or for the account of a Borrower or its wholly-owned Subsidiary; provided, that (A) to the extent any amount added back pursuant to clause (z)(A) above shall not have been received by the general partner of the MLP (or such other wholly-owned Subsidiary, as applicable) by January 31, 2021, there shall be a reduction in Consolidated EBITDA in the immediately succeeding Test Period in an amount equal to the difference between the amount so added back and the amount actually received by such general partner or wholly-owned Subsidiary and (B) to the extent any amount added back pursuant to clause (z)(B) above shall not have been received by such Borrower (or such other wholly-owned Subsidiary, as applicable) within 12 months of the consummation of the Empire Acquisition, there shall be a reduction in Consolidated EBITDA in the immediately succeeding Test Period in an amount equal to the difference between the amount so added back and the amount actually received by such Borrower or wholly-owned Subsidiary.

“Consolidated Interest Expense” shall mean, for any specified period, for Borrowers on a Consolidated Basis, the sum of: (a) all interest, premium payments, debt discount, fees, charges and related expenses (including exchange rate differences) in respect of Indebtedness for borrowed money (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), in each case, to the extent treated as interest in accordance with GAAP, plus (b) commissions, discounts and other fees and charges owed by Borrowers or any of their Subsidiaries in respect of letters of credit securing financial obligations and bankers’ acceptance financings, plus (c) the net amount payable (or minus the net amount receivable) in respect of Interest Rate Hedges relating to interest during such period but excluding unrealized gains and losses with respect to any such Interest Rate Hedges.

“Consolidated Total Debt” shall mean, at any date, (a) the sum of (without duplication) all Indebtedness (other than letters of credit, bank guarantees or surety bonds (to the extent undrawn) and Insurance Notes) consisting of Indebtedness for borrowed money of the Borrowers on a Consolidated Basis, minus (b) the lesser of (x) the aggregate principal amount of Indebtedness then outstanding in respect of equipment capital leases and equipment loans and (y) $20,000,000, minus (c) up to the amount of any Indebtedness included in clause (a) in respect of the PNC-MLP Credit Agreement, the fair market value of the Collateral (as defined in the PNC-MLP Credit Agreement), minus (d) the lesser of (x) unrestricted cash and Cash Equivalents on hand of the Borrowers and their Subsidiaries and (y) $75,000,000; provided that, notwithstanding the foregoing or anything herein to the contrary, Consolidated Total Debt shall exclude the pro rata portion of Indebtedness attributable to minority interests in the MLP or any other Subsidiary that is not a wholly-owned Subsidiary.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be (x) the outstanding principal amount of the debt, obligation or other liability guaranteed thereby or (y) if such Contingent Liability is secured by a Lien on any assets of such Person, the lesser of (A) the amount of the Indebtedness secured by such Lien and (B) the value of the assets subject to such Lien.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliates” shall mean, with respect to any Person, Affiliates of such Person who are directly or indirectly, under the Control of, or controlling, such Person. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Group” shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Covered Entity” shall mean each Borrower, each Borrower’s Affiliates and Subsidiaries, all Guarantors, pledgors of Collateral, all owners of the foregoing, and all brokers or other agents of any Borrower acting in any capacity in connection with the Obligations.

“Credit Card Notifications” shall have the meaning set forth in Section 4.15(d)(ii) hereof.

“Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, Mastercard and American Express and such other issuers approved by the Agent in its sole discretion) to a Borrower resulting from charges by a Customer of a Borrower on credit or debit cards issued by such issuer in connection with the sale of goods by a Borrower in the Ordinary Course of Business.

“Cure Amount” shall have the meaning set forth in Section 6.5(b).

“Cure Deadline” shall have the meaning set forth in Section 6.5(b).

“Cure Proceeds” shall have the meaning set forth in Section 6.5(b).

“Cure Right” shall have the meaning set forth in Section 6.5(b).

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.11(b) hereof.

“Daily Cash Amounts” shall mean cash of Borrowers (i) stored in the cash registers or in the store safes from time to time in the Ordinary Course of Business; provided such cash shall not exceed at any one time an amount equal to the aggregate of $3,000 per location, (ii) stored in the ATM machines in the Ordinary Course of Business and (iii) in-transit from either (A) one location of a Borrower to another location of a Borrower in the Ordinary Course of Business or (B) from a location of a Borrower to a depository institution for purposes of depositing such cash into a Blocked Account.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” shall mean and include (a) all cash actually expended by any Borrower to make interest payments on any Advances hereunder, plus (b) accrued but unpaid interest on account of LIBOR Rate Loans hereunder, plus (c) all cash actually expended by any Borrower to make payments for all fees, commissions and charges set forth herein and with respect to any Advances hereunder (other than the float charges set forth in Section 2.6(b) of this Agreement), plus (d) all cash actually expended by any Borrower to make payments on Capitalized Lease Obligations, plus (e) all cash actually expended by any Borrower to make payments with respect to any other Indebtedness for borrowed money (including, without limitation, any payments under the Supplier Notes, unless a third party is providing funds to offset amounts paid under the applicable Supplier Note and excluding, for the avoidance of doubt, principal payments on the Revolving Advances), plus (f) all cash actually expended by any Borrower to make interest payments and scheduled principal payments on the ~~Ares Term Loan Obligations, plus (g) payments for all fees, commissions and charges with respect to the Ares Term Loan~~2021 Note Purchase Obligations, provided, however, that (x) non-cash amortization (which does not include any payment made by virtue of any set-off) of the Supplier Notes and (y) cash payments towards satisfaction of the Insurance Notes shall not constitute Debt Payments.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to the Agent, the Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified the Borrowers or the Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two Business Days after request by the Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; (e) has failed at any time to comply with the provisions of Section 2.20(d) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders; or (f) has become the subject of a Bail-In Action.

“Depository Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(b) hereof.

“Disposition” shall mean, with respect to any Person, any sale, transfer, lease (as lessor), contribution or other conveyance (including by way of merger, consolidation, division, liquidation, or distribution) of, or the granting of options, warrants or other rights to, any of such Person’s or their respective Subsidiaries’ assets (including Receivables and Equity Interests of Subsidiaries) to any other Person in a single transaction or series of transactions and shall also include the allocation of any assets to any series of such Person.

“Disqualified Equity Interests” shall mean any Equity Interests which, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 91 days following the last day of the Term (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the Payment in Full of the Obligations), (b) are convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case, at any time on or prior to the date which is 91 days following the last day of the Term, or (c) are entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations are Paid in Full.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Drawing Date” shall have the meaning set forth in Section 2.12(b) hereof.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligibility Date” shall mean, with respect to each Borrower and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower, and otherwise it shall be the Effective Date of this Agreement and/or such Other Documents to which such Borrower is a party).

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Credit Card Receivables” shall mean and include with respect to Borrowers, each Credit Card Receivable of Borrowers arising in the Ordinary Course of Business and which Agent, in its sole credit judgment, shall deem to be an Eligible Credit Card Receivable, based on such considerations as Agent may from time to time deem appropriate. A Credit Card Receivable shall not be deemed eligible unless such Credit Card Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Credit Card Receivable shall be an Eligible Credit Card Receivable if:

(a) such Credit Card Receivable is outstanding for more than ten (10) Business Days from the date of sale; provided, however any Credit Card Receivable which is owed by Fuelman shall not be an Eligible Credit Card Receivable if such Credit Card Receivable is outstanding more than eighteen (18) Business Days from the date of sale;

(b) the applicable Borrower does not have good, valid and marketable title, free and clear of any Lien (other than a Permitted Encumbrance) with respect to such Credit Card Receivables;

(c) such Credit Card Receivable is not subject to a first priority security interest in favor of the Agent (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(d) such Credit Card Receivable is in dispute, is with recourse to the applicable Borrower, or subject to a claim, counterclaim, offset or chargeback (to the extent of such claim, counterclaim, offset or chargeback);

(e) such Credit Card Receivable is subject to a repurchase obligation by Borrowers in favor of the credit card processor;

(f) such Credit Card Receivable is due from an issuer or payment processor of the applicable credit card which is the subject of any bankruptcy or insolvency proceedings;

(g) such Credit Card Receivable is not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(h) such Credit Card Receivable does not conform to all representations, warranties or other provisions in this Agreement or the Other Documents relating to Credit Card Receivables;

(i) such Credit Card Receivable is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Agent, and to the extent necessary or appropriate, endorsed to the Agent;

(j) the processor of such Credit Card Receivable is not obligated to remit the proceeds of such Credit Card Receivable to a Blocked Account; or

(k) Agent has determined in its sole discretion that such Credit Card Receivable is uncertain of collection.

Based upon the results of the field examination conducted by Agent prior to the Closing Date, Agent acknowledges that the Credit Card Receivables owed by any of the issuers (i) of an in-house fleet card, (ii) of a third party fleet card processed by a processor other than by a major oil company processor, (iii) of a Subway credit card, or (iv) pursuant to the agreements specified on Schedule 1.6 hereto, that are not otherwise ineligible due to any of the conditions set forth above shall be considered Eligible Credit Card Receivables.

“Eligible Empire Dealer Receivables” shall mean and include each Empire Dealer Receivable (other than Credit Card Receivables) arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Empire Dealer Receivable, based on such considerations as Agent may from time to time deem appropriate. An Empire Dealer Receivable shall not be deemed eligible unless such Empire Dealer Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Empire Dealer Receivable shall be an Eligible Empire Dealer Receivable if:

(a) it arises out of a sale made to an Affiliate of Borrowers or to a Person controlled by an Affiliate of Borrowers;

(b) it is due or unpaid more than fourteen (14) days after the original invoice date;

(c) twenty-five percent (25%) or more of the Empire Dealer Receivables from such Customer are not deemed Eligible Empire Dealer Receivables hereunder (other than pursuant to clause (p) below). Such percentage may, in Agent’s sole discretion, be increased or decreased from time to time;

(d) any covenant, representation or warranty contained in Section 4.15 of this Agreement with respect to such Empire Dealer Receivable has been breached;

(e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h) Agent believes, in its sole Permitted Discretion, that collection of such Empire Dealer Receivable is insecure or that such Empire Dealer Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Empire Dealer Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j) the goods giving rise to such Empire Dealer Receivable have not been delivered to and accepted by the Customer or the Empire Dealer Receivable otherwise does not represent a final sale;

(k) the Empire Dealer Receivables of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Empire Dealer Receivable exceeds such limit;

(l) the Empire Dealer Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Empire Dealer Receivable is contingent in any respect or for any reason;

(m) Borrowers have made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o) such Empire Dealer Receivable is not payable to GPM Empire, LLC;

(p) with respect to an Empire Dealer Receivable arising from the sale of branded Fuel Inventory, to the extent it exceeds seventy percent (70%) of the face value of such Empire Dealer Receivable, provided such percentage may, in Agent’s sole discretion, be increased or decreased from time to time; or

(q) such Empire Dealer Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Eligible Fuel Inventory” shall mean and include Inventory which constitutes Eligible Inventory with respect to Borrowers, except for the fact that it is Fuel Inventory, valued at Average Cost, and which Agent, in its Permitted Discretion, shall not deem ineligible Fuel Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Fuel Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance).

“Eligible Inventory” shall mean and include Inventory, excluding work in process, with respect to Borrowers, valued on Borrowers’ perpetual inventory based on Average Cost, which is not, in Agent’s Permitted Discretion, obsolete, slow moving or unmerchantable and which Agent, in its Permitted Discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance). Inventory shall not be Eligible Inventory if it:

(a) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof;

(b) except as permitted below, is in-transit;

(c) is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement;

(d) constitutes Consigned Inventory, unless, however, with respect to consignments only, such Borrower can establish with respect to an item of Inventory that: (1) a Consigned Notice has been given by such Borrower to any secured parties of such consignee having a security interest in Inventory of the consignee prior to delivery of such item of Inventory to such consignee, (2) a Consigned UCC Filing has been filed by such Borrower against such consignee prior to such delivery of such item of Inventory to the consignee, (3) Agent has received a fully executed

Consignment Access Agreement from the Bailee of the Bailee Location where such Consigned Inventory is held and (4) a Consigned Disclaimer, if applicable, has been executed by any secured parties of such consignee having a security interest in Inventory of the consignee; provided, however, notwithstanding that such Inventory would otherwise be Eligible Inventory hereunder, such Inventory shall be deemed to not be Eligible Inventory if the regular reporting with respect to such Inventory provided by such third Person to the applicable Borrower and the Agent is not acceptable to the Agent in its Permitted Discretion;

(e) is the subject of an Intellectual Property Claim;

(f) is subject to a License Agreement or other agreement that limits, conditions or restricts any Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement;

(g) is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement or Agent has accepted a rent Reserve in lieu thereof;

(h) constitutes Fuel Inventory;

(i) constitutes cigarettes for which any applicable local, state or federal tax stamp is not included on such product;

(j) consists of prepared food or Inventory related to the making of any prepared foods in connection with the operation of a Subway, Taco Bell or other similar food franchise; or

(k) with respect to Inventory located in Michigan, consists of alcohol or lottery tickets.

Eligible Inventory shall include all Eligible Inventory (other than the fact that it is in-transit) consisting of e-cigarettes in-transit for which title has passed to a Borrower, which is insured to the full value thereof and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent’s name.

“Eligible Receivables” shall mean and include with respect to Borrowers, each Receivable (other than Credit Card Receivables and Empire Dealer Receivables) of Borrowers arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by the applicable Borrower to an Affiliate of Borrowers or to a Person controlled by an Affiliate of Borrowers;

(b) it is due or unpaid more than ten (10) days after the original invoice date;

(c) twenty-five percent (25%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent’s sole discretion, be increased or decreased from time to time;

(d) any covenant, representation or warranty contained in Section 4.15 of this Agreement with respect to such Receivable has been breached;

(e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h) Agent believes, in its sole Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrowers and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k) the Receivables of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;

(l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

(m) a Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o) such Receivable is not payable to a Borrower; or

(p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Eligible Vendor Receivable” shall mean and include with respect to Borrowers, each Receivable of a Borrower related to a tobacco rebate (also known as buydowns), other tobacco products rebate (also known as buydowns), or tobacco loyalty receivable payable to a Borrower from vendors arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Vendor Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable related to a tobacco rebate (also known as buydowns), other tobacco products rebate (also known as buydowns), or tobacco loyalty receivable payable to a Borrower from a vendor shall not be deemed eligible unless (i) such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), (ii) such Receivable is evidenced by an invoice or other documentary evidence satisfactory to Agent and (iii) Agent has performed a field examination with respect to the Eligible Vendor Receivables generally, and the results of such field examination are satisfactory to Agent in its Permitted Discretion. In addition, no Receivable shall be an Eligible Vendor Receivable if:

(a) it arises out of a sale made by a Borrower to an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower;

(b) it is due or unpaid for more than two billing periods (or sixty (60) days);

(c) twenty-five percent (25%) or more of the Receivables from such vendor are not deemed Eligible Receivables hereunder. Such percentage may, in Agent’s sole discretion, be increased or decreased from time to time;

(d) any covenant, representation or warranty contained in Section 4.15 of this Agreement with respect to such Receivable has been breached;

(e) the vendor shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f) Agent believes, in its sole Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the vendor’s financial inability to pay;

(g) the vendor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(h) the Receivables of the vendor exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;

(i) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (to the extent of such offset, deduction, defense or counterclaim), the vendor is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

(j) a Borrower has made any agreement with any vendor for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(k) such Receivable is not payable to the applicable Borrower; or

(l) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Empire” shall mean Empire Petroleum Partners, LLC.

“Empire Acquisition” shall mean the acquisition of substantially all of the assets of Empire pursuant to the Empire Acquisition Agreement.

“Empire Acquisition Agreement” shall mean that certain Asset Purchase Agreement dated December 17, 2019 (together with the exhibits and disclosure schedules thereto) among GPM Southeast, OpCo and Empire.

“Empire Dealer Receivables” shall mean and include all of the Receivables owing to GPM Empire, LLC arising out of or in connection with the sale of Fuel Inventory by GPM Empire, LLC to Customers that constitute fuel dealers.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Consultant” shall mean Crawford Environmental Services or such successor consultant which prepares Borrowers’ environmental accrual report and is approved by the Agent in its reasonable discretion.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation Laws relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Borrower all of such Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Collateral” shall mean collectively, (a) all of each Borrower’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located, all funds received in connection with the payment of utility bills or similar arrangements, and all lottery tickets and other lottery products (on-line sales), money orders, money transfers, and loading reloadable prepaid debit or gift cards, including without limitation any and all deposit accounts established to hold to such trust funds for the benefit of Western Union, MoneyGram, Interactive Communications International, Inc. (d/b/a Incomm), PaySpot, Inc., d/b/a epay North America or NetSpend Corporation in connection with supplying the referenced money products, and all proceeds of any of the foregoing, (b) the Taco Bell Franchise Agreement and any franchise agreement with 7-Eleven, if and for so long as the grant of such security interest in such agreement shall constitute or result in a breach or termination pursuant to the terms of, or a default under, such agreements (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy and insolvency laws, or principles of equity); provided, however, that, upon the termination or lapse of any such provision, such Borrower shall, automatically and without the necessity of any further action on the part of such Borrower or any other Person, be deemed to have granted to Agent a security interest in and Lien upon all of such Borrower’s right, title and interest in and to the Taco Bell Franchise Agreement, any franchise agreement with 7-Eleven, and the same shall constitute Collateral hereunder, all as if such provision had never been effective; and provided further that nothing in this sentence shall limit or restrict the assignment or grant of a security interest by any

Borrower in any cash or non-cash Proceeds (including without limitation any going concern proceeds derived or generated from or related to such property) of such agreement, (c) the Postal Agreement, if and for so long as the grant of such security interest in such agreement shall constitute or result in a breach or termination pursuant to the terms of, or a default under, such agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy and insolvency laws, or principles of equity); provided, however, that, upon the termination or lapse of any such provision, such Borrower shall, automatically and without the necessity of any further action on the part of such Borrower or any other Person, be deemed to have granted to Agent a security interest in and Lien upon all of such Borrower’s right, title and interest in and to the Postal Agreement and the same shall constitute Collateral hereunder, all as if such provision had never been effective; and provided further that nothing in this sentence shall limit or restrict the assignment or grant of a security interest by any Borrower in any cash or non-cash Proceeds (including without limitation any going concern proceeds derived or generated from or related to such property) of such agreement, (d) the Krystal Franchise Agreement, if and for so long as the grant of such security interest in such agreement shall constitute or result in a breach or termination pursuant to the terms of, or a default under, such agreements (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy and insolvency laws, or principles of equity); provided, however, that, upon the termination or lapse of any such provision, such Borrower shall, automatically and without the necessity of any further action on the part of such Borrower or any other Person, be deemed to have granted to Agent a security interest in and Lien upon all of such Borrower’s right, title and interest in and to the Krystal Franchise Agreement and the same shall constitute Collateral hereunder, all as if such provision had never been effective; and provided further that nothing in this sentence shall limit or restrict the assignment or grant of a security interest by any Borrower in any cash or non-cash Proceeds (including without limitation any going concern proceeds derived or generated from or related to such Property) of such agreement, (e) any Equity Interests of the MLP or GPM Petroleum GP, LLC, (f) ~~the Mortgage Collateral (as such term is defined in the Master Mortgagee Agreement), the Other~~any real estate ~~Priority Collateral securing the Real Estate Facility and the ARKO Real Estate Facility Collateral~~, (g) the Equity Interests of Broyles Hospitality, (h) [reserved], (i) the UST Systems, Operating Equipment and Non-movable Fixtures (as such terms are defined in the Unitary Net Lease Agreement between GPM Southeast and GTY-GPM/EZ Leasing, LLC dated as of April 17, 2018 or in any other lease with Getty Realty or any Affiliate of Getty Realty, if and for so long as the grant of such security interest in such property shall constitute or result in a breach or termination pursuant to the terms of, or a default under, such agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy and insolvency laws, or principles of equity); provided, however, that, upon the termination or lapse of any such provision, such Borrower shall, automatically and without the necessity of any further action on the part of such Borrower or any other Person, be deemed to have granted to Agent a security interest in and Lien upon all of such Borrower’s right, title and interest in and to such property and the same shall constitute Collateral hereunder, all as if such provision had never been effective; and provided further that nothing in this sentence shall limit or restrict the assignment or grant of a security interest by any Borrower in any cash or non-cash Proceeds (including without limitation any going concern proceeds derived or generated from or related to such property) of such agreement and (j) Credit Card Receivables of Borrowers arising from car wash sales from no more than 15 locations at any time that are subject to a credit card processor agreement that prohibits the grant of a security interest in such Credit Card Receivables.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding the foregoing or any other provision of this Agreement or any Other Document to the contrary, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Borrower, but not all of them, the definition of “Excluded Hedge Liability or Liabilities” with respect to each such Borrower shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Borrower, and (ii) the particular Borrower with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Taxes” shall mean, with respect to the Agent, any Lender, Participant, Issuer, Swing Loan Lender or any other recipient of any payment to be made by or on account of any Obligations, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized, or in which it is otherwise treated for tax purposes as doing business, or in which its principal office is located or, in the case of any Lender, Participant, Issuer or Swing Loan Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Sections 3.10(e) (f), or (g) (whether or not such Payee was legally entitled to deliver such documentation), except to the extent that such Foreign Lender or Participant (or its permitted assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.10(a), or (d) any Taxes imposed on any “withholding payment” payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in FATCA.

“Existing Indebtedness” shall have the meaning set forth in Section 2.24 hereof.

“Existing Letters of Credit” shall mean, collectively, (i) that certain Irrevocable Standby Letter of Credit (reference # 18123857-00-000) issued by PNC on June 2, 2015, to GPM for the benefit of National Union Fire Insurance Co. of Pittsburgh, PA., et al. in the amount of $1,139,981.00, (ii) that certain Irrevocable Standby Letter of Credit (reference # 18123595-00-000) issued by PNC on April 9, 2015, to GPM for the benefit of Hartford Fire Insurance in the amount of $4,837,500.00 and (iii) that certain Irrevocable Standby Letter of Credit (reference # 18127591-00-000) issued by PNC on April 13, 2017, to GPM for the benefit of Liberty Mutual Insurance Company in the amount of $630,000.00.

“Existing Shareholder Term Loan Agreements” shall mean the Indebtedness represented by the following promissory notes: (a) the Secured Promissory Note, dated June 1, 2015, made by GPM WOC Holdco in favor of ARKO Holdings, in the original principal amount of $10,000,000.00, as amended, (b) the Secured Promissory Note, dated June 1, 2015, made by GPM WOC Holdco in favor of Holdings, successor in interest to GPM Holdings, Inc., in the original principal amount of $10,000,000.00, as amended, (c) the Secured Promissory Note, dated November 10, 2016, made by GPM in favor of ARKO Holdings, in the original principal amount not to exceed 144,065,042 New Israel Shekels, (d) the Secured Promissory Note, dated March 30, 2017, made by GPM in favor of ARKO Holdings, in the original principal amount not to exceed 108,750,000 New Israel Shekels, (e) the Secured Promissory Note, dated March 29, 2018, made by GPM Southeast in favor of ARKO Holdings, in the original principal amount not to exceed 197,500,000 New Israel Shekels and (f) the Secured Promissory Note, dated June 19, 2018, made by GPM RE in favor of ARKO Holdings, in the original principal amount not to exceed 51,085,000 New Israel Shekels.

“Exxon” shall mean Exxon Mobil Oil Corporation.

“FATCA” shall mean Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act, as of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) calculated by the Federal Reserve Bank of New York (or any successor), based on such day’s federal funds transactions by depositary institutions, as determined in such matter as such Federal Reserve Bank (or any successor) shall set forth on its public website from time to time, and as published on the next succeeding Business Day by such Federal Reserve Bank as the “Federal Funds Effective Rate”; provided, if such Federal Reserve Bank (or its successor) does not publish such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fee Letter” shall mean, collectively, the following (as the same may be amended, modified, supplemented, renewed, restated or replaced): (a) the Amended, Restated and Consolidated Fee Letter dated as of the Closing Date among Borrowers and PNC and (b) the Second Amendment Fee letter.

“Fifth Amendment” shall mean that certain Fifth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement dated as of the Fifth Amendment Effective Date, by and among the Borrowers, the Guarantors, the Lenders and Agent.

“Fifth Amendment Effective Date” shall mean October 14, 2021.

“Financial Covenant or Financial Reporting Event of Default” shall mean any Event of Default arising under Section 10.5(a) hereof (solely with respect to a breach under Section 6.5 hereof or a failure to comply with Sections 9.7, 9.8, or 9.9, hereof) ~~or Section 11.01(c) of the Ares Term Loan Agreement (solely as a result of a breach of Section 10.12 of the Ares Term Loan Agreement)~~.

“Financial Statement Projections” shall have the meaning specified in Section 5.5(b) hereof.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) Consolidated EBITDA, minus Unfunded Capital Expenditures made during such period, minus distributions (including Tax Distributions) and dividends made during such period to a party that is not a Borrower, minus cash taxes paid during such period, plus cash tax refunds received during such period, to (b) all Debt Payments made during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall mean the liabilities of the Borrowers and their Subsidiaries owing to the provider of a Foreign Currency Hedge. For purposes of this Agreement and all of the Other Documents, all Foreign Currency Hedge Liabilities of any Borrower or Subsidiary that is party to any Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all of the Other Documents, be “Obligations” of such Person and of each other Borrower, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Borrower that is organized under the Applicable Laws of any jurisdiction other than the United States, any state thereof, or the District of Columbia.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“Fourth Amendment Date” shall mean April 30, 2021.

“Fuel Inventory” shall mean and include Inventory of Borrowers, or any of them, consisting of gasoline, kerosene, diesel, other motor fuels and fuel oils.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Borrower all of such Borrower’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Acts” shall have the meaning set forth in Section 2.17 hereof.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“GPMI Operating Agreement” shall mean that certain Sixth Amendment and Restatement of the Limited Liability Company Operating Agreement of GPM Investments, LLC, dated as of the Closing Date, as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

“Grace Period” shall have the meaning set forth in Section 6.5(a).

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such

Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include (x) endorsements of instruments for deposit or collection in the Ordinary Course of Business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness) or (y) Excluded Hedge Liabilities. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantor” shall mean:

(1) until the consummation of the Haymaker Transactions, Harvest Investor, Arko, Haymaker or any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons, and

(2) upon and at all times after the Haymaker Transactions, Holdings, Arko, Haymaker or any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

~~“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.~~

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Harvest Investor” shall mean GPM HP SCF Investor, LLC, a Delaware limited liability company, and its successors and assigns.

“Haymaker” shall mean Haymaker Acquisition Corp. II, a Delaware corporation, and its successors and assigns.

“Haymaker Transactions” shall have the meaning giving to such term in paragraph B of the Background section of the Third Amendment.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5101, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state Law, and any other applicable Federal and state Laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean, collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Holdings” shall mean:

(1) until the consummation of the Haymaker Transactions, GPM Member LLC, a Delaware limited liability company, and its successors and assigns, and

(2) upon and at all times after the Haymaker Transactions, GPM Holdings, Inc., a Delaware corporation, and its successors and assigns.

“Increasing Lender” shall have the meaning set forth in Section 2.25(a) hereof.

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance GAAP:

(a) all indebtedness of such Person for borrowed money and purchase money indebtedness, and all other indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all obligations of such Person arising under letters of credit (including standby and commercial), of bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net Hedge Liabilities of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than earn-outs and ordinary course trade payables);

(e) indebtedness of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

(h) all Guarantee Obligations of such Person in respect of any of the foregoing; and

(i) any earn-out or deferred purchase price adjustment obligation (including seller notes) with respect to (x) a Permitted Acquisition, (y) a permitted Investment or (z) any acquisition consummated on or prior to the Closing Date, in each case, only when such obligation shall become earned and due (and remains unpaid);

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (iii) endorsements of checks or drafts arising in the ordinary course of business, (iv) preferred Equity Interests to the extent not constituting Disqualified Equity Interests, (v) trade accounts payable and other accrued expenses, in each case, incurred in the ordinary course of business other than trade accounts payable in an aggregate amount in excess of $5,000,000 that are more than sixty (60) days past due, (vi) any earn-out or deferred purchase price adjustment obligation with respect to (x) a Permitted Acquisition, (y) a permitted Investment or (z) any acquisition consummated on or prior to the Closing Date, in each case, until such obligation shall become earned and due and not promptly paid or (vii) deferred compensation payable to directors, officers or employees of any Borrower or any Subsidiary of a Borrower.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or equivalent entity) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net Hedge Liabilities on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes, including, for the avoidance of doubt, Other Taxes.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clause (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Insurance Notes” means those certain Premium Finance Agreements executed by a Borrower, each evidencing the obligation of the Borrower to repay financed insurance premiums in connection with the insurance procured by Borrowers in the ordinary course of Borrowers’ business.

“Intellectual Property” shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or rights under a license or other right to use any of the foregoing.

“Intellectual Property Claim” shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, executed and delivered by each Borrower, each of their respective Subsidiaries from time to time party thereto, and the Agent, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance reasonably satisfactory to the Agent.

~~“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, by and between Agent and Ares Term Loan Agent, and acknowledged by the Borrowers, as amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the express terms thereof.~~

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall mean the liabilities owing to the provider of any Interest Rate Hedge. For purposes of this Agreement and all of the Other Documents, all Interest Rate Hedge Liabilities of any Borrower or Subsidiary that is party to any Lender-Provided Interest Rate Hedge shall be “Obligations” hereunder and under the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person, and the Liens securing such Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“Investment” shall mean, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) Contingent Liabilities in respect of obligations of any other Person; and (c) any Equity Interests or other investment held by such Person in any other Person.

“Investment Property” shall mean and include as to each Borrower, all of such Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

“Junior Indebtedness” shall mean (a) Indebtedness for borrowed money which is (~~a~~i) unsecured or (~~b~~ii ) Subordinated Indebtedness or secured only by Collateral on a junior lien basis to the liens securing the Obligations and which is subject to a subordination agreement with terms that are reasonably acceptable to Agent and (ii) the 2021 Note Purchase Obligations.

“Krystal Franchise Agreement” shall mean that certain Krystal Restaurant Franchise Agreement dated on or about March 8, 2016 by and between The Krystal Company and GPM Apple with respect to the operation of a Krystal franchise at 102 Stone Trace Dr., Mt. Sterling, KY 40353 [LEXF07].

~~“Latest Maturity Date” shall have the meaning given to such term in the Ares Term Loan Agreement, as in effect on the Closing Date.~~

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond judgment authorization or approval, lien or award of or any settlement arrangement with any Governmental Body, foreign or domestic.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which the Agent confirms meets the following requirements: such Interest Rate Hedge (a) is documented in a standard International Swap Dealer Association Agreement, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.

“Letter of Credit Application” shall have the meaning set forth in Section 2.10(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.12(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof

“Letter of Credit Sublimit” shall mean $40,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.9 hereof.

“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error), (y) if the LIBOR Rate is unascertainable as set forth in Section 3.8(b), a comparable replacement rate determined in accordance with Section 3.8(b)), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. The Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“LIBOR Rate Loan” shall mean an Advance at any time that bears interest based on the LIBOR Rate.

“License Agreement” shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower’s business operations.

“Licensor” shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property pursuant to a License Agreement in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.

“Limited Condition Acquisition” shall mean any acquisition or investment permitted hereunder by any Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“M&T Equipment Debt” shall mean the Indebtedness owing to M&T Bank, subject to the provisions of Section 7.8(d) herein below, and specifically including the Indebtedness evidenced by the following: (a) the Term Note dated August 21, 2020 made by GPM Southeast for the benefit of M&T Bank in the original principal amount of $3,000,000, and (b) any other notes and agreements in favor of M&T Bank evidencing Indebtedness incurred in connection with the acquisition of any fixtures, equipment and other personal property acquired after the Fourth Amendment Date; and mortgages, security documents, guarantees, and ancillary documents associated therewith, and any Permitted Refinancing thereof, in each case, as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

“M&T Loan Documents” shall mean any and all of the loan documents, agreements, and instruments evidencing or securing the M&T Real Estate Debt, M&T Equipment Debt or otherwise executed in connection therewith, in each case, as amended, restated, amended and restated or otherwise modified in accordance with the terms hereof and the Master Mortgagee Agreement.

“M&T Priority Collateral” shall mean (a) the Real Property, fixtures, equipment and other personal property securing the M&T Real Estate Debt and/or the M&T Equipment Debt as of the Fourth Amendment Date and any Real Property, fixtures, equipment and other personal property (for the avoidance of doubt, other than the M&T Specified Equipment Boot Collateral) acquired with the proceeds of, and securing, the M&T Real Estate Debt and/or the M&T Equipment Debt after the Fourth Amendment Date; provided, however, that the aggregate value of the M&T Priority Collateral added after the Fourth Amendment Date (other than the M&T Specified Equipment Boot Collateral) shall not exceed one hundred forty-two and nine-tenths percent (142.9%) of the M&T Real Estate Debt and the M&T Equipment Debt as of the date the Lien in such M&T Priority Collateral is granted to M&T Bank and (b) the M&T Specified Equipment Boot Collateral.

“M&T Real Estate Debt” shall mean the Indebtedness owing to M&T Bank, subject to the provisions of Section 7.8(u) herein below, and specifically including the Indebtedness evidenced by the following: (a) the Amended and Restated Consolidated Term Note dated December 21, 2016 made by GPM, GPM Southeast, GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM8 and GPM 9 for the benefit of M&T Bank in the original principal amount of $26,000,000, (b) the Construction-to-Permanent Loan Note dated December 21, 2016 made by GPM for the benefit of M&T Bank in the original principal amount of $1,400,000, (c) the Construction-to-Permanent Loan Note dated December 21, 2016 made by GPM for the benefit of M&T Bank in the original principal amount of $300,000, (d) the Amended and Restated Term Note dated January 7, 2020 made by GPM for the benefit of M&T Bank in the original principal amount of $625,000, (e) the Amended and Restated Term Note dated April 27, 2020 made by GPM RE for the benefit of M&T Bank in the original principal amount of $1,537,500, and (f) any other notes and agreements in favor of M&T Bank evidencing Indebtedness incurred in connection with the acquisition of any Real Property acquired after the Fourth Amendment Date; and mortgages, security documents, guarantees, and ancillary documents associated therewith, and any Permitted Refinancing thereof, in each case, as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

“M&T Specified Equipment Boot Collateral” shall mean (a) Store #4650 located at 2303 Hess Avenue, Saginaw, MI 48601; (b) Store #4655 located at 5120 Corunna Road, Flint, MI 48532; (c) Store # 4662 located at 2500 Airport Road, Jackson, MI 49202; (d) Store #4670 located at 1059 E. Huron Avenue, Bad Axe, MI 48413; (e) Store #4681 located at 1312 Michigan Avenue E, Battle Creek, MI 49014; (f) Store #4684 located at 8060 North 32nd Street, Richland, MI 49083; (g) Store #4689 located at 790 North Broadway Street, Union City, MI 49094.

“Master Mortgagee Agreement” shall mean the Amended and Restated Master Mortgagee Agreement dated as of the Closing Date between Agent, in its capacity as agent for the Lenders, and M&T Bank, ~~and Ares Term Loan Agent,~~ as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Marathon” shall mean Marathon Petroleum Company, LLC.

“Master Reaffirmation Agreement” shall mean that certain Master Reaffirmation Agreement dated as of the Closing Date by and among Borrowers and Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of, taken as a whole, the operations, assets, business, properties or prospects of any Borrower, (b) any Borrower’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of a material portion of the Collateral, or Agent’s Liens on a material portion of the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of Borrowers, or any of them, which are material to any Borrower’s business or which, the failure to comply with, could reasonably be expected to result in a Material Adverse Effect, including, without limitation, the Supply Agreements and the Supplier Notes.

“Maximum Face Amount” shall mean, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Maximum Revolving Advance Amount” shall mean $140,000,000.

“Maximum Swing Loan Advance Amount” shall mean $0.

“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“MLP” shall mean GPM Petroleum LP, a Delaware limited partnership.

“MLP Guaranties” shall mean, collectively, the PNC-MLP Guaranty and the MLP Supplier Guaranty.

“MLP Supplier Guaranty” shall mean those certain guaranty agreements made by GPM in favor of the suppliers of fuel, suppliers of transportation and certain jurisdictions providing for deferred taxes.

“MLP Supply Agreements” shall mean the wholesale fuel supply agreements pursuant to which the OpCo supplies fuel to all of the convenience stores operated by, or supplied with fuel from, GPM and the other Borrowers which operate convenience stores or sell fuel to dealers.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Motiva” shall mean Motiva Enterprises LLC.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA to which contributions are required by any Borrower or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“New Lender” shall have the meaning set forth in Section 2.25(a) hereof.

“Non-Defaulting Lender” shall mean, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Borrower that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Notes” shall mean, collectively, the Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor to Issuer, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, any Lender, Swing Loan Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, equipment lease, establishment of any purchase card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortuous, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement, instrument or document (including this Agreement, the Other Documents, Lender-Provided Interest Rate Hedges, Lender-Provided Foreign Currency Hedges and any Cash Management Products and Services), in any such case to the extent advanced to or owing by any Borrower or Guarantor or any Subsidiary of any Borrower or Guarantor under, arising under or out of and/or related to (i) this Agreement, the Other Documents and any amendments, extensions, renewals or increases thereto, including all costs and expenses of Agent, Issuer, and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Agent, Issuer or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“OpCo” shall mean GPM Petroleum, LLC, a Delaware limited liability company.

“Ordinary Course of Business” shall mean with respect to any Borrower, the ordinary course of such Borrower’s business conducted on the Closing Date, as it may, subject to Section 5.22, change from time to time.

“Other Deposit Accounts” shall have the meaning set forth in Section 7.23 hereof.

“Other Documents” shall mean the Notes, the Fee Letter, any Guaranty, any Guarantor Security Agreement, the Pledge Agreement, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, any Cash Management Products and Services, the ~~Intercreditor Agreement, the~~ Credit Card Notifications, the Master Reaffirmation Agreement, the Uncertificated Securities Control Agreement, the Intercompany Subordination Agreement and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Other Real Estate Priority Collateral” means the (a) Real Property, fixtures, equipment and related personal property acquired with the proceeds of, and securing, a Real Estate Facility or (b) the ARKO Real Estate Facility Collateral.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(b) hereof.

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly more than 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.12(d) hereof.

“Participation Commitment” shall mean each Lender’s obligation to buy a participation of the Letters of Credit issued hereunder and in the Swing Loans made by Swing Loan Lender hereunder.

“Payee” shall have the meaning set forth in Section 3.10 hereof.

“Payment in Full” or “Paid in Full” shall mean, with respect to the Obligations, the indefeasible payment and satisfaction in full in cash of all of the Obligations (other than contingent indemnification liabilities for which a claim has not been made) in cash or in other immediately available funds; provided that (a) in the case of any Obligations with respect to outstanding Letters of Credit, in lieu of the payment in full in cash, the delivery of cash collateral or a backstop letter of credit in form and substance reasonably satisfactory to the applicable Issuer in an amount equal to 105% of the Maximum Undrawn Amount of all outstanding Letters of Credit shall constitute payment in full of such Obligations and (b) in the case of any Obligations with respect to Cash Management Products and Services and any Lender-Provided Interest Rate Hedges or Lender-Provided Foreign Currency Hedges, in lieu of the payment in full in cash, the delivery of cash collateral in such amounts as shall be required by the applicable Lender or other arrangements in form and substance reasonably satisfactory to such Lender in respect thereof shall constitute payment in full of such Obligations. Notwithstanding the foregoing, in the event that, after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by Agent or such Lender.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained or to which contributions are required by any member of the Controlled Group for employees of any member of the Controlled Group; or (b) has at any time within the preceding five years been maintained or to which contributions have been required by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

“Permitted Acquisitions” shall mean:

(a) the Empire Acquisition; provided, however, that no assets acquired in the Empire Acquisition shall be included in the Formula Amount until Agent has received a field examination and appraisal of such assets, in each case, in form and substance acceptable to Agent;

(b) any acquisition that has the closing purchase price funded solely by the MLP (except up to $2,000,000 of the purchase price plus the amount of inventory acquired, funded and to be retained by a Borrower for sale in the ordinary course of business); or

(c) any other acquisition that meets the following conditions:

(i) at least ten (10) Business Days prior to the date on which any such purchase or acquisition is to be consummated, the Borrowers shall deliver to Agent, on behalf of the Lenders, (i) a description of the proposed acquisition, (ii) to the extent available, a due diligence package (including other customary third party reports that are permitted to be shared), (iii) to the extent available, a quality of earnings report and (iv) such additional information regarding the target of the proposed acquisition as reasonably requested by Agent.

(ii) such Person and its Subsidiaries shall be required to become Borrowers hereunder and under the other applicable Other Documents pursuant to one or more joinder agreements in form reasonably satisfactory to the Agent and otherwise comply with its obligations under Section 7.12 hereof within the timeframes set forth therein; provided, that this clause (ii) shall not apply with respect to Persons (or their assets) and their respective Subsidiaries that are not required to become Borrowers (or assets with respect to which the Agent does not receive a security interest) pursuant to Section 7.12 hereof; provided, further, that the total consideration paid during the term of this Agreement in respect of all Permitted Acquisitions with respect to which the acquisition target does not become a Borrower, as set forth in Section 7.12 hereof, or the purchased assets are not required to become Collateral, as set forth in Section 7.12 hereof, shall not exceed an amount equal to $5,000,000 (provided that any cash and Cash Equivalents in foreign bank accounts of Foreign Subsidiaries shall not be subject to such cap);

(iii) immediately before and immediately after giving effect to any such purchase and any Indebtedness incurred or assumed in connection therewith on a Pro Forma Basis, no Event of Default shall have occurred and be continuing; provided that in connection with a Limited Condition Acquisition, compliance with this clause (iii) shall be required on the date of signing such Limited Condition Acquisition and shall require that no Specified Event of Default shall have occurred and be continuing immediately before and after giving effect to such Permitted Acquisition and any Indebtedness assumed or incurred in connection therewith;

(iv) the acquisition of such Person and its Subsidiaries would not cause the Borrowers to breach the covenant contained in Section 7.9 hereof;

(v) such acquisition is not a hostile or contested acquisition;

(vi) either (A) at the time of and after giving effect to such acquisition, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty five percent (25%) of the Maximum Revolving Advance Amount or (B) (I) at the time of and after giving effect to such acquisition, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than fifteen percent (15%) of the Maximum Revolving Advance Amount and (II) the Borrowers shall have delivered to Agent a pro forma balance sheet, pro forma financial statements and a compliance certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, the Fixed Charge Coverage Ratio of the Borrowers on a Consolidated Basis, would be not less than 1:10 to 1.00, measured as of the most recent Test Period; and

(vii) no assets acquired in any such acquisition shall be included in the Formula Amount until Agent has received a field examination and appraisal of such assets, in form and substance acceptable to Agent; provided, however, that in the case of any Permitted Acquisition where the acquired convenience store assets do not exceed ten percent (10%) of the Formula Amount (before including the acquired assets in the Formula Amount), such convenience store assets may be included in the Formula Amount prior to Agent receiving a field examination or appraisal for such assets to the extent such assets otherwise satisfy the applicable eligibility criteria; provided, further, however, that the aggregate amount of all such acquired convenience store assets included in the Formula Amount prior to the completion of a field examination and appraisal of such assets shall not exceed fifteen (15%) of the Formula Amount at any time.

For the purposes of calculating Undrawn Availability under this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount on the date of closing of such acquisition so long as Agent has received an audit or appraisal of such assets as set forth in clause (vii) above, and so long as such assets satisfy the applicable eligibility criteria.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) credit judgment.

“Permitted Distribution” has the meaning set forth in Section 7.7(b) hereof.

“Permitted Encumbrances” shall have the meaning set forth in Section 7.2 hereof.

“Permitted Holders” shall mean:

(1) until the consummation of the Haymaker Transactions, any of (a) Arie Kotler and/or Morris Willner, (b) the spouse or widow or widower of any person referenced in clause (a), (c) a parent, sibling, or lineal descendant (or spouse of such descendant) of any person referenced in clause (a), (d) the estate or personal representative of any person referenced in clause (a), (e) any trust created for the benefit of anyone referenced in clauses (a), (b) or (c), or (f) any entity (including any corporation, venture (general or limited), partnership (general or limited), limited liability company, association, joint stock company, trust or other business entity or organization) controlled by one or more of the persons or trust(s) referenced in clauses (a), (b), (c) or (e), and

(2) upon and at all times after the Haymaker Transactions, any of (a) Arie Kotler, Morris Willner and/or Davidson Kempner Management L.P. and its Controlled Investment Affiliates, (b) the spouse or widow or widower of any person referenced in clause (a), (c) a parent, sibling, or lineal descendant (or spouse of such descendant) of any person referenced in clause (a), (d) the estate or personal representative of any person referenced in clause (a), (e) any trust created for the benefit of anyone referenced in clauses (a), (b) or (c), or (f) any entity (including any corporation, venture (general or limited), partnership (general or limited), limited liability company, association, joint stock company, trust or other business entity or organization) controlled by one or more of the persons or trust(s) referenced in clauses (a), (b), (c) or (e).

“Permitted Refinancing” shall mean a refinancing, replacement, renewal, restatement, extension or exchange of Indebtedness that:

(a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness (including any unfunded commitments) being refinanced, replaced, renewed, restated, extended or exchanged, except by an amount equal to the unpaid accrued interest and premium thereon, defeasance costs and other reasonable amounts paid and fees and expenses incurred in connection therewith;

(b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; provided that this clause (b) shall not apply to a refinancing of purchase money Indebtedness and Capitalized Lease Obligations; provided further that if such purchase money Indebtedness or Capitalized Lease Obligations has a maturity date (measured as of the date immediately before such refinancing) after the ~~Latest~~ maturity date of this Agreement, the maturity date after such refinancing shall not be shortened to a date before the maturity date of ~~the Latest Maturity Date~~this Agreement;

(~~j~~c) is not entered into as part of a sale leaseback transaction;

(~~k~~d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged;

(~~l~~e) the obligors of which are the same as the obligors of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged, except that any Borrower may be an obligor thereof if otherwise permitted by this Agreement;

(~~m~~f) is payment and/or lien subordinated to the Obligations at least to the same extent and in the same manner as the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; and

(~~n~~g) is otherwise on terms no less favorable to the Borrowers and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Petroleum Practices Laws” means the Petroleum Marketing Practices Act (15 USC §2801 et seq.) and all other applicable federal laws, and applicable laws of the states in which Borrower owns or leases any Real Property, as the same may be amended from time to time.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan), maintained for employees of any Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute.

~~“Pledge Agreement” shall mean:~~

~~(1) until the consummation of the Haymaker Transactions, collectively, (a) the Amended, Restated and Consolidated Collateral Pledge Agreement executed by each of Holdings, Arko and Harvest Investor in favor of Agent dated as of the Closing Date and (b) any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations, and~~

~~(2) upon and at all times after the consummation of the Haymaker Transactions, collectively, (a) the Second Amended, Restated and Consolidated Collateral Pledge Agreement executed by each of Holdings, Arko and Haymaker in favor of Agent dated as of the Third Amendment Closing Date and (b) any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations, in each case, as amended, restated, amended and restated or otherwise modified from time to time.~~

~~“Pledged Subsidiary Stock” shall mean the Subsidiary Stock of the Borrowers pledged to Agent, for the benefit of the Lenders, pursuant to Section 4.1 hereof and listed on Schedule 1.1 hereto.~~

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“PNC-MLP Credit Agreement” shall mean that certain Term Loan and Security Agreement dated as of January 12, 2016 by and between the MLP and PNC, as agent and lender, as amended, restated, amended and restated or otherwise modified from time to time.

“PNC-MLP Guaranty” shall mean that certain Guaranty and Suretyship Agreement dated as of January 12, 2016 made by GPM in favor of PNC, as agent and lender.

“Postal Agreement” shall mean that certain Business Proposal—Contract Postal Unit Contract No. 2DCPAC-17-B-0035 between GPM Southeast and the United States Postal Service.

“Primary Suppliers” shall mean, collectively, Valero, BP, Exxon, Marathon, Shell, Motiva and Core-Mark and each individually referred to as a “Primary Supplier.”

“Profits Interest Agreement” shall mean the Amended and Restated Partner Profits Participation Agreement among KMG Realty, LLC and the members of GPM dated December 2019.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Basis” shall mean, with respect to any period, the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis as if such event or events had been consummated and incurred at the beginning of the applicable period for any applicable financial covenant, performance or similar test. In making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) issued, incurred, assumed or permanently repaid during the applicable period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Consolidated Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, as reasonably and in good faith calculated by the Borrower as set forth in a certificate of a financial officer of the Borrower. Notwithstanding the foregoing or anything herein to the contrary, Pro Forma Basis shall exclude the pro rata portion of Indebtedness and Consolidated Interest Expense that are attributable to minority interests in the MLP or any other Subsidiary that is not a wholly-owned Subsidiary.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness or Lien, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof: (a) such Indebtedness or Lien, as applicable, is being properly contested in good faith by appropriate negotiation, and where appropriate, as determined by Agent in its Permitted Discretion, proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (f) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Agent).

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Borrower that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualified Equity Interests” shall mean any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” shall mean the issuance by the Borrower of its Qualified Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or a transaction pursuant to which the Borrower merges with or into a direct or indirect subsidiary of, or effects a share exchange with an issuer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (including, without limitation, a transaction with a special purpose acquisition company), following which, holders of the Qualified Equity Interests of the Borrower prior to such transaction receive as consideration therefor equity securities of such issuer and such issuer becomes a borrower hereunder.

“Quarterly Average Undrawn Availability” shall mean an amount equal to (a) the sum of Borrowers’ Undrawn Availability for the prior ninety (90) days, divided by (b) ninety (90).

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the real property owned, leased or operated by any Borrower on or after the Closing Date, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.12(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Replacement Notice” shall have the meaning given to such term in Section 3.11 hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least fifty-one percent (51%) of either (a) the aggregate of (x) the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) outstanding principal amount of the Term Loan, or (b) after the termination of all commitments of the Lenders hereunder, the sum of (x) the outstanding Revolving Advances and Swing Loans and (y) (i) the aggregate of the Maximum Undrawn Amount of all outstanding Letters of Credit multiplied by (ii) the Revolving Commitments of all Lenders as most recently in effect excluding any Defaulting Lender; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities.”

“Reserves” shall mean, following five (5) Business Days notice to Borrowers (unless exigent circumstances otherwise exist which make such notice unreasonable in the reasonable discretion of Agent, in which case no notice will be required), such reserves against the Maximum Revolving Advance Amount or the Formula Amount, as Agent may reasonably deem proper and necessary from time to time in its Permitted Discretion.

“Restricted Payment” shall mean, with respect to any Person, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Equity Interests of such Person or any warrants or options to purchase any such Equity Interests, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee (or other fee of a similar nature) by such Person to any holder of its Equity Interests or any Affiliate thereof and (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate in right of payment to the Obligations unless such payment is permitted under the terms of the subordination agreement applicable thereto.

“Retained Excess Cash Flow” shall ~~have the meaning given to such term in the Ares Term Loan Agreement, as in effect on the Closing Date.~~mean [that portion of excess cash flow, determined on a cumulative basis for the immediately preceding fiscal year of the Borrowers that has not been required, and is not required, to be applied to prepay Indebtedness (or any portion thereof).]

“Revolving Advances” shall mean Advances made other than Letters of Credit and the Swing Loans.

“Revolving Credit Note” shall mean the promissory note referred to in Section 2.1(a) hereof.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean the Revolving Commitment amount (if any) set forth adjacent to such Lender’s name on Schedule A attached hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Commitment Percentage” shall mean the Revolving Commitment Percentage (if any) set forth adjacent to such Lender’s name on Schedule A attached hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin for Revolving Advances and Swing Loans plus the Alternate Base Rate and (b) with respect to Revolving Advances that are LIBOR Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin for Revolving Advances plus the LIBOR Rate.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment Effective Date” shall mean October 6, 2020.

“Second Amendment Fee Letter” shall mean the Second Amendment Fee Letter dated as of the Second Amendment Effective Date among Borrowers and PNC, as amended, modified, supplemented, renewed, restated or replaced.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement Date” shall have the meaning set forth in Section 2.20(c) hereof.

“Shell” shall mean Equilon Enterprises LLC dba Shell Oil Products US.

“Specified Event of Default” shall mean any Event of Default arising under Section 10.1, 10.5(a) (solely as a result of a ~~branch~~breach of Section 6.5), or Section 10.7 ~~or Section 11.01(c) of the Ares Term Loan Agreement (solely as a result of a branch of Section 10.12 of the Ares Term Loan Agreement).~~

“Subordinated Indebtedness” shall mean any Indebtedness of any Borrower or any Subsidiary of any Borrower which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent, including, without limitation, being subject to a subordination agreement on terms and conditions reasonably satisfactory to Agent.

“Subsidiary” of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by any Borrower.

“Supplier Capex Obligations” shall mean the liabilities and obligations of Borrowers under the Supplier Notes.

“Supplier Notes” shall mean obligations of a Borrower under an agreement with a fuel supplier or Primary Supplier, or any other agreement to which such Borrower is a party or otherwise bound, pursuant to which such Borrower is obligated to pay, repay, reimburse or indemnify the counterparty(ies) under any such agreement for branding expenses or incentive funds, in each case, resulting from the termination of any such agreement.

“Supply Agreements” shall mean, collectively, those certain agreements between GPM or the MLP and each of the Primary Suppliers relating to the supply arrangement between the parties, together with any additional supply agreements entered into before or following the Closing Date, and each other agreement, document and instrument executed in connection therewith.

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swap Termination Value” shall mean, in respect of any one or more Interest Rate Hedges and/or Foreign Currency Hedges, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Rate Hedges and/or Foreign Currency Hedges, (a) for any date on or after the date such Interest Rate Hedges and/or Foreign Currency Hedges have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Interest Rate Hedges and/or Foreign Currency Hedges, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Hedges and/or Foreign Currency Hedges (which may include a Lender or any Affiliate of a Lender).

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a) hereof.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4 hereof.

“Taco Bell Franchise Agreement” shall mean that certain Successor License Agreement dated April 11, 2019 by and between Taco Bell Franchisor, LLC and GPM with respect to the operation of a Taco Bell Express Unit at the 3121 Cedar Valley Drive, Richlands, VA location.

“Tax Distribution” shall mean, for each taxable year in which GPM is considered a partnership or a “disregarded entity” for U.S. federal income tax purposes, distributions made by GPM to its owner(s) defined as tax distributions and permitted under the GPMI Operating Agreement.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Termination Event” shall mean: (a) a Reportable Event with respect to any Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Test Period” shall mean, for any date of determination under this Agreement, as applicable, the four (4) consecutive fiscal quarters of the Borrowers most recently ended with respect to which Agent has received (or was required to have received) certified financial statements pursuant to Section 9.8 hereof as of such date of determination.

“Third Amendment” shall mean that certain Third Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement dated as of the Third Amendment Closing Date, by and among the Borrowers, the Guarantors, the Lenders and Agent.

“Third Amendment Closing Date” shall mean December 21, 2020.

“Total Leverage Ratio” shall mean, as of the date of any determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall have the meaning set forth in Section 5.5 hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Uncertificated Securities Control Agreement” shall mean the Uncertificated Securities Control Agreement, dated as of the Closing Date, by and among GPM WOC Holdco, Admiral, MEOC, WOC Southeast, and the Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance satisfactory to Agent.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount, or (ii) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit less Reserves established hereunder, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days past their due date in excess of $1,000,000 in the aggregate to the extent such amounts are subject to a bona fide dispute being pursued by Borrowers, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Unfunded Capital Expenditures” shall mean Capital Expenditures of Borrowers on a Consolidated Basis made through Revolving Advances or Swing Loans hereunder or out of a Borrower’s own funds minus to the extent used to fund such Capital Expenditures, the amount of (a) equity contributed subsequent to the Closing Date, (b) purchase money or other financing or lease transactions permitted hereunder, (c) funds provided by a Primary Supplier, any fuel vendor (including fuel vendors of the MLP) or any third party (including a Governmental Body or landlord) for the purpose of making capital improvements, (d) ~~funds provided under the Ares Term Loan Agreement and (e)~~ net proceeds from the sale of real property and fixed assets including net proceeds used in conjunction with 1031 exchanges~~.~~, (e) net proceeds from the 2021 Note Purchase Obligations after paying outstanding Indebtedness and fees and expenses in the aggregate amount of up to $27,000,000, and (f) all Capital Expenditures funded by Borrowers’ own funds to the extent such funds are not proceeds of Advances.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“U.S. or United States” shall mean the United States of America.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Valero” shall mean Valero Marketing and Supply Company.

“Vendor Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts,” “chattel paper,” “commercial tort claims,” “instruments,” “general intangibles,” “goods,” “payment intangibles,” “proceeds,” “supporting obligations,” “securities,” “investment property,” “documents,” “deposit accounts,” “software,” “letter of credit rights,” “inventory,” “equipment” and “fixtures,” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4. Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on average cost relieved on a first-in-first-out basis. Whenever the words “including” or “include” are used, such words shall be understood to mean “including, without limitation” or “include, without limitation.” A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders or all Lenders, as applicable. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of the Authorized Officers of the Borrowers or (ii) the knowledge that the Authorized Officers of Borrowers would have obtained if they had engaged in good faith and diligent performance of their duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.5. LIBOR Notification. Section 3.8(b) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

II. ADVANCES, PAYMENTS.

2.1. Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement including Sections 2.1(b) and (c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding up to at any time, an amount equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit less the outstanding amount of Swing Loans less Reserves established hereunder or (y) an amount equal to the sum of:

(i) up to 85%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii) up to 90%, subject to the provisions of Section 2.1(b) hereof (“Empire Dealer Receivables Advance Rate”), of Eligible Empire Dealer Receivables, plus

(iii) up to the lesser of (A) 85%, subject to the provisions of Section 2.1(b) hereof (“Vendor Advance Rate”), of Eligible Vendor Receivables and (B) $12,000,000, plus

(iv) up to 90%, subject to the provisions of Section 2.1(b) hereof (“Credit Card Advance Rate”), of Eligible Credit Card Receivables, plus

(v) up to the lesser of (A) 60%, subject to the provisions of Sections 2.1(b) hereof, of the value of the Eligible Inventory, or (B) 90% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) (the “Inventory Advance Rate”), plus

(vi) up to 85%, subject to the provisions of Sections 2.1(b) hereof (the “Fuel Inventory Advance Rate”), of the value of the Eligible Fuel Inventory, plus

(vii) during a Cash Dominion Period, 100%, subject to the provisions of Section 2.1(b) hereof (“Cash Advance Rate,” and together with the Receivables Advance Rate, Empire Dealer Receivables Advance Rate, Vendor Advance Rate, Credit Card Advance Rate, Inventory Advance Rate and Fuel Inventory Advance Rate, collectively the “Advance Rates”) of the cash collections in Borrowers’ Depository Accounts #8026285864, #8026285928, #8026395123, #8026285899, #4623089492, #4623066741, #8026370305 and #8026337935, and following the closing of the Empire Acquisition, such additional bank account(s) mutually agreed by the Agent and the Borrowing Agent, all maintained with Agent existing as of 1:00 p.m. (New York time) on the Business Day in which the Formula Amount is being calculated, minus

(viii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(ix) Reserves established hereunder.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), (iii), (iv), (v), (vi) and (vii) minus (y) Sections 2.1 (a)(y)(viii) and (ix) at any time and from time to time shall be referred to as the “Formula Amount.” The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing Reserves may limit or restrict Advances requested by Borrowing Agent. Agent shall give Borrowing Agent five (5) Business Days prior written notice of its intention to decrease the Advance Rates. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

2.2. Procedure for Revolving Advances Borrowing.

(a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 12:00 P.M. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 3:00 P.M. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, no LIBOR Rate Loan shall be made available to any Borrower. After giving effect to each requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than four (4) LIBOR Rate Loans, in the aggregate.

(c) Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

(d) Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 3:00 P.M. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) herein below.

(e) Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 3:00 P.M. (i) on the day which is three (3) Business Days’ prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

(f) At its option and upon written notice given prior to 3:00 P.M. at least three (3) Business Days’ prior to the date of such prepayment, any Borrower may prepay the LIBOR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

(g) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

(i) Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire LIBOR deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate. The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the LIBOR Rate by acquiring LIBOR deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a) or 2.4, hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, and with respect to Swing Loans made upon any request or deemed request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4. Swing Loans.

(a) Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Revolving Lenders and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the Closing Date to, but not including, the last day of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and re-borrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached as Exhibit 2.4(a) hereto. Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.

(b) Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c) Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Revolving Lenders to fund such participations by means of a Settlement as provided for in Section 2.20(b) hereof. From and after the date, if any, on which any Revolving Lender is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Revolving Lender shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.23 hereof) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5. Maximum Advances. The aggregate balance of Revolving Advances and Swing Loans outstanding at any time shall not exceed the least of (a) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding Letters of Credit, or (b) the Formula Amount.

2.6. Repayment of Advances.

(a) The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of the Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.23).

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Borrowers further agree that, during a Cash Dominion Period, there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received each day during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) day (i.e. the Revolving Interest Rate divided by 360 or 365/366 as applicable). During a Cash Dominion Period, the monthly float charge shall be calculated daily and charged once per month, relating to all payments collected in the prior month. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.15(h). Agent acknowledges and agrees to continue to provide earned credit as has historically been provided to offset certain treasury management fees.

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 2:00 P.M. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of GPM in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9. Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby and/or trade letters of credit (“Letters of Credit”) for the account of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the least of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (without giving effect to Section 2.1(a)(y)(v)). The Maximum Undrawn Amount of outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the applicable Contract Rate; Letters of Credit that have not been drawn upon shall not bear interest.

2.10. Issuance of Letters of Credit.

(a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, prior to 10:00 A.M., at least five (5) Business Days’ prior to the proposed date of issuance, Agent’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), and any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Agent, and each trade Letter of Credit shall be subject to the UCP.

(c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

(d) Nothing contained in this Agreement shall be construed under any circumstances as an agreement by Agent and/or Lenders to extend the Term or require or obligate in any way Agent, Lenders and/or Issuer to make any Revolving Advances or to issue any new Letters of Credit (or extend or renew any existing Letters of Credit) on or after the last day of the Term.

2.11. Requirements For Issuance of Letters of Credit.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance thereof.

(b) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred, (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances, (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Agent’s, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorney’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.12. Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment Percentage shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify Borrowing Agent. Provided that Borrowing Agent shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse Agent shall sometimes be referred to as a “Reimbursement Obligation”) Agent prior to 12:00 Noon, on each date that an amount is paid by Agent under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Agent. In the event Borrowers fail to reimburse Agent for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Agent will promptly notify each Lender holding a Revolving Commitment Percentage thereof, and Borrowers shall be deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by the Lenders holding a Revolving Commitment Percentages to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the least of (i) the Maximum Revolving Advance Amount, less the Maximum Undrawn Amount of all outstanding Letters of Credit, (ii) the Formula Amount or (iii) the Average Cash Collection, and, in each case, subject to Section 8.2 hereof. Any notice given by Agent pursuant to this Section 2.12(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender holding a Revolving Commitment Percentage shall upon any notice pursuant to Section 2.12(b) make available to Agent an amount in immediately available funds equal to its Revolving Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.12(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment Percentage so notified fails to make available to Agent the amount of such Lender’s Revolving Commitment Percentage of such amount by no later than 2:00 P.M., on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first (3) three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loans on and after the fourth day following the Drawing Date. Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment Percentage to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.12(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.12(c) (i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing.

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.12(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each Lender’s payment to Agent pursuant to Section 2.12(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment under this Section 2.12.

(e) Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events: (x) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.13. Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.23, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b) If Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Agent pursuant to Section 2.13(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender holding a Revolving Commitment Percentage shall, on demand of Agent, forthwith return to Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Effective Rate.

2.14. Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Agent’s reasonable interpretations of any Letter of Credit issued on behalf of such Borrower and by Agent’s written regulations and customary practices relating to letters of credit, though Agent’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.15. Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.16. Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, any Borrower or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.12;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Agent or any of Agent’s Affiliates has been notified thereof;

(vi) payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Agent or any of Agent’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless the Agent has received written notice from Borrowing Agent of such failure within three (3) Business Days after the Agent shall have furnished Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii) the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.17. Indemnity. In addition to amounts payable as provided in Section 16.5(a), each Borrower hereby agrees to protect, indemnify, pay and save harmless Agent and any of Agent’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Agent or any of Agent’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called “Governmental Acts”).

2.18. Liability for Acts and Omissions. As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Agent from liability for Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Agent or Agent’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, Agent and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Agent under any resulting liability to any Borrower or any Lender.

2.19. Additional Payments. Any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.4, 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

2.20. Manner of Borrowing and Payment.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders. Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b) Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) hereof and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a) hereof, Agent shall notify the Revolving Lenders of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2 hereof, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.20(c) hereof.

(c) Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Revolving Lenders on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Revolving Lenders of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.23 hereof, each Revolving Lender shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Revolving Lender on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.20(c) hereof.

(d) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to

Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.

2.21. Mandatory Prepayments.

(a) Subject to Section 7.1(b) hereof ~~and the Intercreditor Agreement~~, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions, and after the repayment of any outstanding debt required to be repaid in connection with such sale), such repayments to be made promptly but in no event more than (i) three (3) Business Days following receipt of such net proceeds in the event the disposition resulted in net proceeds in excess of or equal to $200,000 and (ii) five (5) Business Days following receipt of such net proceeds in the event the disposition resulted in net proceeds less than $200,000, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such prepayments shall be applied to the Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b) hereof; provided however that if no Default or Event of Default has occurred and is continuing, such prepayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof.

(b) In the event that any Borrower receives Cure Proceeds with respect to a cure of a financial covenant in Section 6.5(a), Borrowers shall, immediately upon receipt thereof, repay the Advances in an amount equal to 100% of such Cure Proceeds.

2.22. Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances (i) to pay fees and expenses relating to the Transactions, (ii) to provide for their working capital needs and reimburse drawings under Letters of Credit, (iii) to acquire Inventory in connection with the Empire Acquisition in connection with the Maximum Revolving Advance Amount being increased pursuant to Section 2.25, (iv) to acquire Inventory in connection with any other Permitted Acquisition, (v) to pay diligence costs and closing costs in connection with Permitted Acquisitions or acquisitions that were not consummated and (vi) to pay other obligations to the extent permitted herein.

(b) Without limiting the generality of Section 2.22(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of any Applicable Law.

2.23. Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.23 so long as such Lender is a Defaulting Lender.

(b)

(i) Except as otherwise expressly provided for in this Section 2.23, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) Fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.

(iii) If any Swing Loans are outstanding or any Letter of Credit Obligations (or drawings under any Letter of Credit for which the Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A) the Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among the Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of the Issuer the Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

(C) if the Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D) if the Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to the Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to the Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E) if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Revolving Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized.

(iv) So long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and the Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and the Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to the Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by the Borrowers in accordance with clauses (A) and (B) above, and participating interests in any newly made Swing Loans or any newly issued or increased Letter of Credit shall be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.23(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders,” a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Commitment Percentage, provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 16.2(b).

(d) Other than as expressly set forth in this Section 2.23, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.23 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that the Agent, the Borrowers, Swing Loan Lender and the Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of the Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f) If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.24. Existing Indebtedness. This Agreement amends and restates the Existing Credit Agreement and the existing Indebtedness under the Existing Credit Agreement (“Existing Indebtedness”), subject to the prepayment of the Term Loans (as defined therein) thereunder, shall be deemed to constitute an Advance hereunder. The execution and delivery of this Agreement and the Other Documents, however, does not evidence or represent a refinancing, repayment, accord and/or satisfaction or novation of the Existing Indebtedness. All of the obligations of Borrowers to Agent and Lenders with respect to Advances to be made concurrently herewith or after the date hereof, whether made under the Existing Credit Agreement or this Agreement, are set forth in this Agreement. All liens and security interests previously granted to Agent, for the benefit of Lenders, pursuant to the Existing Loan Documents are acknowledged and reconfirmed (as amended and restated hereby and by the Other Documents) and remain in full force and effect and are not intended to be released, replaced or impaired. The Existing Letters of Credit shall be deemed to constitute an Advance under this Agreement for so long as such Existing Letters of Credit are outstanding.

III. INTEREST AND FEES.

3.1. Interest. Interest on Advances shall be payable in arrears on the tenth (10th) day of each month with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate (as applicable, the “Contract Rate”). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) at the option of Agent or at the direction of Required Lenders, the Obligations other than LIBOR Rate Loans shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus two (2%) percent per annum and (ii) LIBOR Rate Loans shall bear interest at the Revolving Interest Rate for LIBOR Rate Loans plus two (2%) percent per annum (as applicable, the “Default Rate”).

3.2. Letter of Credit Fees.

(a) Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding a Revolving Commitment Percentage, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the aggregate daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Letter of Credit Fees, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee of one eighth of one percent (0.125%) per annum, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”). All Letter of Credit Fees shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b) At any time following the occurrence and during the continuance of any Event of Default or the expiration of the Term, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement.

3.3. Reserved.

3.4. Payment of Fees.

(a) Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

(b) All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.21 hereof shall be paid for when due, in full and without off-set, by Borrowers.

3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to Agent, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, such Lender or the Issuer);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Agent, Swing Loan Lender, any Lender or Issuer (or the London interbank LIBOR market) any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, within five (5) days of receiving a reasonably detailed written demand therefor, such additional amount as will compensate Agent, Swing Loan Lender, such Lender or Issuer for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error. Each Lender shall give prompt notice to Borrowers of any claim for additional amounts pursuant to this Section 3.7; provided, that any failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.7 shall not constitute a waiver of such Lender’s right to demand such compensation; provided further, the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.7 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law or other circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, the six month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8. Alternate Rate of Interest.

(a) Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(i) reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan,

(iii) the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), or

(iv) the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan,

then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given prior to a Benchmark Replacement Date (as defined below), (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 A.M. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 A.M. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 A.M. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

(b) Benchmark Replacement Setting.

(i) Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.

(~~i~~ii) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an “Other Document” solely for purposes of this Section 3.8(b)), if a Benchmark Transition Event ~~or~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(~~ii~~iii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(~~iii~~iv) Notices; Standards for Decisions and Determinations. Agent will promptly notify the Borrowing Agent and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event ~~or~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document, except, in each case, as expressly required pursuant to this Section 3.8(b).

(~~iv~~v) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any Other Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(~~v~~vi) Benchmark Unavailability Period. Upon Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for an Advance bearing interest based on USD LIBOR, conversion to or continuation of Advances bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for an Advance of or conversion to Advances bearing interest under the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(~~vi~~vii) ~~Secondary~~ Term SOFR ~~Conversion~~Transition Event. Notwithstanding anything to the contrary herein or in any Other Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Other Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document; and (B) Advances outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Advances bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (~~v~~vii ) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(~~vii~~viii) Certain Defined Terms. As used in this Section 3.8(b), the following terms shall have the following meanings:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (v) of Section 3.8(b), or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event ~~or~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (~~i~~ii ) of Section 3.8(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate benchmark rate that has been selected by Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided, that in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the “Benchmark Replacement” shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Agent and the Borrower shall be the term benchmark rate that is used in lieu of a USD-LIBOR-based rate in relevant other U.S. dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Other Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) first alternative set forth ~~in the order~~ below ~~that can be determined by Agent~~:

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

Available Tenor	Benchmark Replacement Adjustment*

One-Week	0.03839% (3.839 basis points)

One-Month	0.11448% (11.448 basis points)

Two-Months	0.18456% (18.456 basis points)

Three-Months	0.26161% (26.161 basis points)

Six-Months	0.42826% (42.826 basis points)

* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, ~~(x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Agent in its reasonable discretion and (y)~~ if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrowers pursuant to this Section3.8(b), which date shall be at least 30 days from the date of the Term SOFR Notice; or

(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any): (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.8(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.8(b).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by Agent to (or the request by Borrowing Agent to Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by Agent and the Borrowing Agent to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Official Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Other Benchmark Rate Election” shall mean, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Borrowers to the Agent, or (ii) notice by the Agent to the Borrowers, that, at the determination of the Borrowers or the Agent, as applicable, U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate, and (y) the Agent, in its sole discretion, and the Borrowers jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Agent of written notice of such election to the Borrowers and the Lenders.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by Agent to the Lenders and the Borrowing Agent of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, (and, for the avoidance of doubt, not in the case of an Other Benchmark Election) has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.8(b).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. Dollars.

3.9. Capital Adequacy.

(a) In the event that Agent, Swing Loan Lender, any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender and the office or branch where Agent, Swing Loan Lender, any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender, any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender, such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s, such Issuer’s and such Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender, any Lender, any Issuer to be material, then, from time to time, Borrowers shall pay, within ten (10) days of receiving a reasonably detailed written demand therefor, to Agent, Swing Loan Lender, such Issuer or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender, such Issuer or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender, such Issuer or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender, each Issuer and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of Agent, Swing Loan Lender, such Issuer or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender, such Issuer or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

(c) Each Lender shall give prompt notice to Borrowers of any claim for additional amounts pursuant to this Section 3.9; provided, that any failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.9 shall not constitute a waiver of such Lender’s right to demand such compensation; provided further that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.9 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law or other circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, the six month period referred to above shall be extended to include the period of retroactive effect thereof).

3.10. Taxes.

(a) Any and all payments made to the Agent, Lender, Swing Loan Lender, Issuer or Participant (each, individually, a “Payee,” and collectively, the “Payees”) with respect to any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if the Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from such payments, then (i) if the Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholding for Indemnified Taxes (including deductions applicable to additional sums payable under this Section 3.10) the Payee or Payees, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deductions been made (the “Gross-Up Payment”), (ii) if such Taxes are Excluded Taxes, the sum payable shall not be increased and any amount withheld or deducted by the Borrower pursuant to clause (iii) shall be treated as paid to such Payee or Payees, as the case may be, for all purposes under this Agreement and the Other Documents, (iii) the Borrowers shall make such withholding or deductions, and (iv) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

(b) Without limiting the provisions of Section 3.10(a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) Each Borrower shall indemnify Agent, each Lender, Swing Loan Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, such Lender, Swing Loan Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by any Lender, Participant, Swing Loan Lender or the Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, Swing Loan Lender or the Issuer, shall be conclusive absent manifest error. The Borrowers shall not be required to compensate any Agent, Lender, Swing Loan Lender, Issuer, or Participant pursuant to the foregoing provisions of this Section 3.10 for any Indemnified Taxes paid more than nine (9) months prior to the date that such Agent, Lender, Swing Loan Lender, Issuer, or Participant notifies the Borrower of such payment of Indemnified Taxes and of such Agent, Lender, Swing Loan Lender, Issuer or Participant’s intention to claim compensation therefor.

(d) As soon as practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Body, the Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is formed or is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to the Borrowers (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, any Borrower or Agent shall be entitled to withhold United States federal income Taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States income Tax Regulations, FATCA or other Applicable Law. Further, such Borrower or Agent is indemnified under § 1.1461-1(e) of the United States income Tax Regulations or against any claims and demands of any Lender, Issuer or permitted assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code or FATCA. In addition, any Lender, if requested by the Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agent as will enable the Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in or formed under the laws of the United States of America, each State thereof and the District of Columbia, any Foreign Lender (or other Lender) shall deliver to the Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN, or

(iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.

(f) To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law reasonably requested by Borrowers or Agent demonstrating that such Lender is not a Foreign Lender and not subject to backup withholding.

(g) If a payment made to a Payee under any Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Payee shall deliver to the Agent (in the case of a Lender, Participant or Issuer) and the Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by the Agent or any Borrower sufficient for Agent and the Borrowers to comply with their obligations under FATCA and to determine that such Payee has complied with such applicable reporting requirements.

(h) If the Agent, a Lender, a Participant, Swing Loan Lender or the Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of the Agent, such Lender, Participant, Swing Loan Lender or the Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that the Borrowers, upon the request of the Agent, such Lender, Participant, Swing Loan Lender or the Issuer, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to the Agent, such Lender, Participant, Swing Loan Lender or the Issuer in the event the Agent, such Lender, Participant, Swing Loan Lender or the Issuer is required to repay such refund to such Governmental Body. This Section shall not be construed to require the Agent, any Lender, Participant, Swing Loan Lender or the Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.11. Replacement of Lenders. If any Lender (an “Affected Lender”) is a Defaulting Lender, Borrowers may, within ninety (90) days of such Lender becoming a Defaulting Lender, by notice (a “Replacement Notice”) in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to the Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by the Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

IV. COLLATERAL: GENERAL TERMS

4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender (and each other holder of any Obligations) of the Obligations, each of GPM Empire, GPM RE and GPM Gas Mart hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wherever located. Each other Borrower hereby acknowledges, confirms and agrees that Agent, for the ratable benefit of Lenders (and each other holder of any Obligations), has and shall continue to have a lien upon and security interests in all Collateral heretofore granted to Agent, for the benefit of Lenders, pursuant to the Existing Credit Agreement and the Existing Loan Documents to secure the Obligations and, to the extent not otherwise granted thereunder, to secure the prompt payment and performance to Agent and each Lender of the Obligations (and each other holder of any Obligations), each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender (and each other holder of any Obligations) a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

4.2. Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) immediately discharging all Liens other than Permitted Encumbrances, (b) obtaining Lien Waiver Agreements, (c) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may reasonably specify, and stamping or marking, in such manner as Agent may reasonably specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (d) entering into warehousing, lockbox and other custodial arrangements reasonably satisfactory to Agent, and (e) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance reasonably satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3. [Reserved].

4.4. Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrowers’ owned or leased property. Each Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.5. Ownership of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (iv) each Borrower’s ~~Equipment and~~ Inventory shall (I) be located as set forth on Schedule 4.5, or (II) with respect to Inventory, constitute Inventory that is being sold on consignment and meets the requirements set forth in section (d) of the definition of “Eligible Inventory,” ~~or (III) with respect to Equipment, be Equipment that is located at open dealer locations in the Ordinary Course of Business~~, and in each such case must remain at one of such locations unless the prior written consent of Agent is obtained, except with respect to the sale of Inventory in the Ordinary Course of Business and ~~Equipment to the extent permitted in Section 7.1(b) hereof and~~ for Inventory in transit.

(b) (i) There is no location at which any Borrower has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.5 (which schedule should specify which locations constitute Bailee Locations); (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored; none of the receipts received by any Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower and (B) the chief executive officer of each Borrower; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, together with the names and addresses of any landlords.

4.6. Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent’s prior written consent, pledge, sell (except Inventory in the Ordinary Course of Business ~~and Equipment to the extent permitted in Section 7.1(b) hereof~~), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

4.8. Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower’s financial status and business operations. Each Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

4.9. Compliance with Laws. Each Borrower shall comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Borrower’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business. Agent, any Lender and their agents may enter upon any premises of any Borrower at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business.

4.11. Insurance.

(a) The assets and properties of each Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of such Borrower so that such insurance shall remain in full force and effect. As between Lenders and Borrowers, each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower’s own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by special form insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including business interruption insurance; (b) reserved; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) reserved; (f) furnish Agent with (i) evidence of the maintenance of such policies set forth on Acord 25 and 28 by the renewal thereof before any expiration date, (ii) binders with respect to the policies prior to the renewal date, (iii) copies of the policies at least ninety (90) days following the renewal date and (iv) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above with respect to the Collateral, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) to the extent available by endorsement, no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. If an Event of Default has occurred and is continuing, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (c) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowing Agent insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrowers which insure Borrowers’ insurable properties to the extent such insurance proceeds do not exceed $350,000 in the aggregate during such calendar year or $50,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $50,000, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrowing Agent upon Borrowing Agent providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations. In the event Borrowing Agent has previously received (or, after giving effect to any proposed remittance by Agent to Borrowing Agent would receive) insurance proceeds which equal or exceed $350,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrowing Agent upon Borrowing Agent providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred, and (y) Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose. At each Borrower’s own cost and expense, each Borrower shall extend the existing environmental policy (or obtain replacement coverage) through at least the end of the Term and Borrower shall furnish Agent with (i) evidence of the maintenance and extension of such environmental policy or an alternative environmental policy which provides substantially similar coverage acceptable to Agent in its reasonable discretion prior to the expiration date and (ii) copies of the environmental policies within ninety (90) days following the expiration date. For avoidance of doubt, all requirements to turn over proceeds of insurance to the Agent are subject to the terms of the Intercreditor Agreement.

(b) Each Borrower shall take all actions requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by Agent.

4.12. Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers’ Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

4.13. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

4.14. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect, except to the extent the failure to so comply could not reasonably be expected to cause a Material Adverse Effect, and, at Agent’s request will provide evidence of having done so.

4.15. Receivables.

(a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b) Solvency of Customers. Each Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Location of Borrowers. Each Borrower’s chief executive office is located at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227 (Henrico County). Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) Collection of Receivables

(i) Borrowers shall instruct their Customers to deliver all remittances upon Receivables to such lockbox account or Blocked Account and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.15(h) hereof or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Receivables, such Borrower will, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not use the same except to pay Obligations. Each Borrower shall deposit (it being understood that a “night deposit” shall be deemed to be deposited on the day such amounts were deposited in the night drop box) in the Blocked Account and/or Depository Accounts or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness (other than the Daily Cash Amounts). The Borrowers shall cause the ACH or wire transfer of all payments due from credit card processors, including any remittances from any Primary Supplier of proceeds of the Credit Card Receivables (whether or not there are then any outstanding Obligations), to be made to a Blocked Account and/or Depository Accounts as such presently occurs and with such frequency as is consistent with the Borrowers’ current business practices as in effect on the Closing Date; it being understood that under the Supply Agreements, Borrowers shall only receive the net Receivables. Prior to and after any Cash Dominion Period, payments made by a Borrower’s Customers remitted directly to Agent will be deposited by Agent in the Blocked Accounts, and Customer remittances shall only be treated as a repayment of Advances if the Borrowers so elect in a written notice to Agent.

(ii) Borrowers shall deliver to the Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit 4.15(d)(ii) which have been executed on behalf of such Borrower and delivered to such Borrower’s credit card clearinghouses and processors listed on Schedule 5.31.

(e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f) Power of Agent to Act on Borrowers’ Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time; (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Borrower; and (ii) at any time following the occurrence of a Default or Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (H) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time to change the address for delivery of mail addressed to any Borrower.

(g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. If at any time following the occurrence of an Event of Default, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. If at any time following the occurrence of an Event of Default, Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower’s liability hereunder.

(h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent, (ii) depository accounts (“Depository Accounts”) established at the Agent for the deposit of such proceeds, or (iii) subject to the restrictions contained in Section 7.23, the Other Deposit Accounts. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such Blocked Accounts. At any time during a Cash Dominion Period, at Agent’s discretion, (i) Agent shall have the sole and exclusive right to direct, and is hereby authorized to give instructions pursuant to such deposit account control agreements directing, the disposition of funds in the Blocked Accounts and Depository Accounts (any such instructions, an “Activation Notice”) to Agent on a daily basis, and (ii) Agent may direct Borrowers to direct, and Borrowers shall so direct, the disposition of funds in the Blocked Accounts, Depository Accounts and/or the Other Deposit Accounts on a daily basis, in the case of clauses (i) and (ii), either to a deposit account maintained by Agent at PNC or by wire transfer to a deposit account at PNC, which such funds may be applied by Agent to repay the Obligations, and, if an Event of Default has occurred and is continuing, to cash collateralize outstanding Letters of Credit in accordance with Section 3.2(b) hereof. If a Cash Dominion Period has not occurred and is continuing, the Borrowers shall retain the right to direct the disposition of funds in the Blocked Accounts, the Depository Accounts and the Other Deposit Accounts. In the event that Agent issues an Activation Notice, Agent agrees to rescind such Activation Notice at such time that no Cash Dominion Period shall exist (it being understood that, notwithstanding any such rescission, Agent shall have the right and is authorized to issue an additional Activation Notice if a subsequent Cash Dominion Period shall exist at any time thereafter). All funds deposited in the Blocked Accounts, Depository Accounts or Other Deposit Accounts shall immediately become subject to the security interest of Agent, for its own benefit and the ratable benefit of the Lenders, and Borrowing Agent shall obtain the agreement by each Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. All deposit accounts and investment accounts of each Borrower and its Subsidiaries are set forth on Schedule 4.15(h).

(i) Adjustments. No Borrower will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Each Borrower shall have the right to sell Equipment to the extent set forth in Section 7.1(b) hereof.

4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.19. Environmental Matters.

(a) Borrowers shall ensure that the Real Property and all operations and businesses conducted thereon remains in material compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate governmental authorities.

(b) Borrowers shall establish and maintain an environmental compliance management system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c) Reserved.

(d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), in each case to the extent that Borrowers intend to include such event in the report for the Environmental Consultant or which is otherwise material, and such Hazardous Discharge or Environmental Complaint may affect Agent’s Lien on the Collateral, then Borrowing Agent shall, within ten (10) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e) Reserved.

(f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

(g) Promptly upon the written request of Agent in response to the receipt of a written notice of a Hazardous Discharge, Borrowers shall provide Agent, at Borrowers’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates exceed $300,000 individually, or $1,000,000 in the aggregate, in each case, in net spend (meaning after applying any expected state fund or insurance recoveries), Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(h) Reserved.

(i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Borrower’s right, title and interest in and to its owned and leased premises.

4.20. Financing Statements. Except as respects the financing statements filed by Agent, the financing statements described on Schedule 1.2 and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.21. Appraisals. Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of the Collateral (including, without limitation, the Inventory ~~and Equipment~~ of Borrowers) at Borrower’s expense; provided, however, so long as no Default or Event of Default has occurred, Borrowers shall only be liable for the costs and expenses related to one appraisal in each calendar year. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Borrowers as to the identity of any such firm. In the event the value of Borrowers’ Inventory, as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders, such that the Revolving Advances against Eligible Inventory, are in fact in excess of such Advances permitted hereunder, then, promptly upon Agent’s demand for same, Borrowers shall make mandatory prepayments of the then outstanding Revolving Advances made against such Eligible Inventory, as applicable, so as to eliminate the excess Advances.

~~4.22. [Reserved].~~

~~4.23. Investment Property Collateral.~~

~~(a) Each Borrower has the right to transfer all Investment Property owned by such Borrower free of any Liens other than Permitted Encumbrances and will use commercially reasonable efforts to defend its title to the Investment Property against the claims of all Persons. Each Borrower shall (i) ensure that each operating agreement, limited partnership agreement and any other similar agreement permits Agent’s Lien on the Equity Interests of wholly-owned~~

~~Subsidiaries arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder and (ii) use commercially reasonable efforts to provide that each operating agreement, limited partnership agreement and any other similar agreement with respect to any other Person permits Agent’s Lien on the Investment Property of such Borrower arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder.~~

~~(b) Each Borrower shall, if the Investment Property includes securities or any other financial or other asset maintained in a securities account, cause the custodian with respect thereto to execute and deliver a notification and control agreement or other applicable agreement satisfactory to Agent in order to perfect and protect Agent’s Lien in such Investment Property.~~

~~(c) Except as set forth in Article XI hereof, (i) the Borrowers will have the right to exercise all voting rights with respect to the Investment Property and (ii) the Borrowers will have the right to receive all cash dividends and distributions, interest and premiums declared and paid on the Investment Property to the extent otherwise permitted under this Agreement. In the event any additional Equity Interests are issued to any Borrower as a stock dividend or distribution or in lieu of interest on any of the Investment Property, as a result of any split of any of the Investment Property, by reclassification or otherwise, any certificates evidencing any such additional shares will be delivered to Agent within ten (10) Business Days and such shares will be subject to this Agreement and a part of the Investment Property to the same extent as the original Investment Property.~~

~~4.24. Provisions Regarding Certain Investment Property Collateral. The operating agreement or limited partnership agreement (as applicable) of any Subsidiary (other than a Foreign Subsidiary) of any Borrower hereafter formed or acquired that is a limited liability company or a limited partnership, shall contain the following language (or language to the same effect): “Notwithstanding anything to the contrary set forth herein, no restriction upon any transfer of [membership interests] [partnership interests] set forth herein shall apply, in any way, to the pledge by any [member] [partner] of a security interest in and to its [membership interests] [partnership interests] to PNC Bank, National Association, as agent for certain lenders, or its successors and assigns in such capacity (any such person, “Agent”), or to any foreclosure upon or subsequent disposition of such [membership interests] [partnership interests] by Agent. Any transferee or assignee with respect to such foreclosure or disposition shall automatically be admitted as a [member] [partner] of the Company and shall have all of the rights of the [member] [partner] that previously owned such [membership interests] [partnership interests].”~~

~~4.25. Intercreditor Agreement. Notwithstanding anything herein to the contrary, this Agreement and the Liens granted to the Agent pursuant to this Agreement or any Other Documents in any Collateral and the exercise of any right or remedy with respect to any Collateral hereunder or any Other Document shall be automatically, and without any further action, subject to the provisions of the Intercreditor Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.~~

V. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents have been duly executed and delivered by each Borrower, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Borrower’s certificate or articles of incorporation, certificate of formation, by-laws, operating agreement, as applicable, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound (including, without limitation, the ~~Ares Term Loan~~2021 Note Purchase Documents and any Permitted Acquisition Documents), (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound, including the ~~Ares Term Loan~~2021 Note Purchase Documents and any Permitted Acquisition Documents.

5.2. Formation and Qualification.

(a) Each Borrower is duly formed or incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws, certificate of formation and operating agreement, as applicable, will promptly notify Agent of any amendment or changes thereto.

(b) The only Subsidiaries of each Borrower are listed on Schedule 5.2(b).

5.3. Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4. Tax Returns. Each Borrower’s federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and material local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Borrower have been reported to the appropriate taxing authority and, to the knowledge of the Borrowers, satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2018. The provision for taxes on the books of each Borrower is adequate for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in an aggregate amount in excess of $500,000 in connection therewith not provided for on its books, except as provided on Schedule 5.4.

5.5. Financial Statements.

(a) The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on or prior to the Closing Date reflects the consummation of the transactions contemplated under this Agreement ~~and the Ares Term Loan Documents~~ (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of September 30, 2019 after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Chief Financial Officer of Borrowing Agent shall certify, in his capacity as Chief Financial Officer, that the Pro Forma Balance Sheet has been accurately prepared, is complete and is correct in all material respects. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(b) The twelve-month financial statement projections of Borrowers on a Consolidated Basis for the period from January 1, 2020 through December 31, 2020, including the projected income statements and statements of cash flow (the “Financial Statement Projections”), delivered to the Agent prior to the Closing Date were prepared by the Chief Financial Officer of GPM, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The Financial Statement Projections and the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements.”

(c) The consolidated balance sheets of Borrowers, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2018, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrowers and their Subsidiaries at such date and the results of their operations for such period). Since December 31,

2018, there has been no change in the condition, financial or otherwise of Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers and their respective Subsidiaries, except changes in the Ordinary Course of Business, changes in GAAP related to ASC 842, or as a consequence of acquisitions consented to by Agent, none of which individually or in the aggregate has been materially adverse.

(d) The consolidated unaudited balance sheets of Borrowers, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of September 30, 2019, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied.

(e) The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Note Purchase Pro Forma Balance Sheet”) furnished to Agent on or prior to the Fifth Amendment Closing Date reflects the consummation of the transactions contemplated under this Agreement and the 2021 Note Purchase Documents (collectively, the “Note Purchase Closing Date Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of June 30, 2021 after giving effect to the Note Purchase Closing Date Transactions, and has been prepared in accordance with GAAP, consistently applied. The Chief Financial Officer of Borrowing Agent shall certify, in his capacity as Chief Financial Officer, that the Note Purchase Pro Forma Balance Sheet has been accurately prepared, is complete and is correct in all material respects. All financial statements referred to in this subsection 5.5(e), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

5.6. Entity Names. No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7. O.S.H.A. and Environmental Compliance.

(a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, and all applicable Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b) Each Borrower has been issued all required material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c) Except as has been disclosed on Schedule 5.7(c) hereof or disclosed in any Environmental Consultant report, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property including any premises leased by any Borrower, which Borrower intends to include in its report to the Environmental Consultant or which is otherwise material; (ii) there are no polychlorinated biphenyls on the Real Property including any premises leased by any Borrower; and (iii) the Real Property including any premises leased by any Borrower has never been used as a treatment, storage or disposal facility of Hazardous Waste.

(d) All Real Property owned by Borrowers is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Borrower in accordance with prudent business practice in the industry of such Borrower. Each Borrower has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8. Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) Borrowers, on a consolidated basis, are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b) Except as disclosed in Schedule 5.8(b), no Borrower has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect and (ii) any liabilities or indebtedness for borrowed money other than the Obligations, the ~~Ares Term Loan Obligations, the~~ Insurance Notes, the Supplier Capex Obligations, the obligations under the M&T Real Estate Debt, and other Indebtedness permitted by Section 7.8.

(c) No Borrower is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(d) No Borrower nor any member of the Controlled Group maintains or is required to contribute to any Plan other than those of the type listed on Schedule 5.8(d) hereto. (i) No Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) neither any Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan; (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower or any member of the Controlled Group; (xii) neither any Borrower nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Borrower nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames and assumed names, owned by any Borrower are set forth on Schedule 5.9, are valid. Such rights, along with Borrowers’ trade secrets and rights under License Agreements constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license owned by any Borrower and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. The Intellectual Property rights under each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof so long as such right continues to be useful in the business of Borrowers.

5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

5.11. Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued, the original principal amount outstanding any of which is in excess of $1,000,000, and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder which would permit the holder of such Indebtedness to accelerate such Indebtedness.

5.12. No Default. No Borrower is in material default in the payment or performance of any of its contractual obligations and no Default has occurred; provided, that, Borrowers acknowledge and agree that any breach under any Supply Agreement which would permit the applicable Primary Supplier to terminate the applicable Supply Agreement would constitute a “material” default.

5.13. No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect. Each Borrower has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14. No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16. Investment Company Act. No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17. Disclosure. No factual written information and data (taken as a whole and excluding any projections, estimates and other forward-looking statements and general economic and industry information)made by any Borrower in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein (taken as a whole) not misleading, in each case, at the time such information was provided in light of the circumstances under which such information or data was furnished; provided, that to the extent such information, report, financial statement, or other factual information or data was based upon or constitutes a forecast or projection or other forward looking information, each of the Borrowers represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time such forecasts, projections or information were made available to the Agent or any Lender. Agent and Lenders acknowledge that such forecasts, projections and other forward looking information are not to be viewed as facts and are not a guarantee of financial performance, are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrowers that no assurance is given by any Borrower that the results forecasted in any such projections will be realized, and that actual results covered by such forecasts, projections and other forward looking information may differ from the projected results and that such differences may be material. There is no fact known to any Borrower or which reasonably should be known to such Borrower which such Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement or the ~~Ares Term Loan~~2021 Note Purchase Documents which could reasonably be expected to have a Material Adverse Effect.

5.18. Delivery of Certain Documents. Agent has received true, correct and complete copies of the ~~Ares Term Loan~~2021 Note Purchase Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent. All of the transactions contemplated to occur under the ~~Ares Term Loan~~2021 Note Purchase Documents on or before the 2021 Note Purchase Closing Date have been consummated, in all material respects, pursuant to the terms thereof, no party to any of the ~~Ares Term Loan~~2021 Note Purchase Documents has waived the fulfillment of any material condition precedent set forth therein, without Agent’s written consent, and as of the 2021 Note Purchase Closing Date, no party has failed to perform any of its material obligations thereunder. The ~~Ares Term Loan~~2021 Note Purchase Documents are the legal, valid and binding obligation of the parties thereto, enforceable against such Person in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

5.19. Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21. Application of Certain Laws and Regulations. Neither any Borrower nor any Affiliate of any Borrower is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.22. Business and Property of Borrowers. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than wholesale and retail of petroleum products, retail of convenience store merchandise and related and ancillary activities and services, and operation of fast food franchises, leasing or subleasing portions of properties upon which convenience stores are located or vacant parcels to third parties, the supply of fuel to third parties, and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own or lease all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

5.23. Ineligible Securities. Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.24. Reserved.

5.25. Reserved.

5.26. Federal Securities Laws. Neither any Borrower nor any of its Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) has any securities registered under the Exchange Act or (c) has filed a registration statement that has not yet become effective under the Securities Act.

5.27. Equity Interests. The authorized and outstanding Equity Interests of each Borrower is as set forth on Schedule 5.27 hereto. All of the Equity Interests of each Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.27, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Borrower or any of the shareholders of any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Borrowers. Except as set forth on Schedule 5.27, Borrowers have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.28. Commercial Tort Claims. No Borrower is a party to any commercial tort claims except as set forth on Schedule 5.28 hereto.

5.29. Letter of Credit Rights. As of the Closing Date, no Borrower has any letter of credit rights, except as set forth on Schedule 5.29 hereto.

5.30. Material Contracts. Schedule 5.30 sets forth all Material Contracts of the Borrowers. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.31. Credit Card Arrangements. Attached hereto as Schedule 5.31 is a list describing all arrangements as of the Closing Date to which any Borrower is a party with respect to the processing and/or payment to such Borrower of the proceeds of any Credit Card Receivables (including credit card charges and debit card charges) for sales made by such Borrower.

5.32. Petroleum Practices Laws. No Person (including no Governmental Body) has notified any Borrower regarding a violation of any Petroleum Practices Laws or any other Applicable Law, or made a claim against any Borrower in respect of any Petroleum Practices Laws or any other Applicable Law relating to the business conducted on the Real Property.

5.33. GPM7, LLC. GPM7, LLC does not (a) conduct any operations other than having previously acted as a sub-agent with regard to issuers of money orders and (b) have any creditors or any obligations to any Person except directly in connection with the issuance of money orders.

5.34. Reserved.

5.35. Worsley and Its Subsidiaries. (a) Worsley Operating Company, LLC, a North Carolina limited liability company, does not conduct any business, own any assets, other than owning the Equity Interests in GPM LSF5 Cavalier Investments, LLC, a Delaware limited liability company (“LSF5”), WOCSC, LLC, a South Carolina limited liability company (“WOCSC”), Palm Food Stores, LLC, a Delaware limited liability company (“Palm Food Stores”), and Financial Express Money Order Co, LLC, a North Carolina limited liability company (“Financial Express”) or have any creditors or obligations, (b) LSF5 does not conduct any business, own any assets, other than owning the Equity Interests in Virginia Oil Company, LLC, a Delaware limited liability company (“Virginia Oil”) or have any creditors or obligations, and (c) none of WOCSC, Palm Food Stores, Financial Express or Virginia Oil conduct any business, own any assets or have any creditors or obligations.

5.36. Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of such date and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.

VI. AFFIRMATIVE COVENANTS.

Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers’ Account for all such fees and expenses.

6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Other than the closing or dealerization of any stores of Borrowers in the Ordinary Course of Business that could not reasonably be expected to cause a Material Adverse Effect, conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all licenses (including those relating to sales of alcohol, tobacco and other controlled substances, to the extent applicable), patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

6.4. Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5. Financial Covenant.

(a) Minimum Undrawn Availability. Cause to be maintained at all times Undrawn Availability equal to or greater than ten percent (10%) of the Maximum Revolving Advance Amount; provided, however, that, no more than six (6) times per year, the failure to maintain Undrawn Availability equal to or greater than ten percent (10%) of the Maximum Revolving Advance Amount at any time shall not be deemed an Event of Default hereunder unless Undrawn Availability is less than ten percent (10%) for a period of up to three (3) consecutive Business Days (the “Grace Period”); provided, further, however, that in each period of forty-five (45) consecutive days, no more than one (1) Grace Period shall occur.

(b) Equity Cure Right. In the event that the Borrowers fail to comply with the requirements of Section 6.5(a) (without giving effect to any Grace Period), until the fifth (5th) Business Day after such failure, GPM shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to its capital (the proceeds thereof being the “Cure Proceeds”), and, in each case, to contribute any such cash to the capital of GPM and apply the amount of the proceeds thereof to increase Undrawn Availability in the case of a breach of Section 6.5(a) (the “Cure Right”); provided that, (i) such proceeds are (x) actually received by GPM no later than five (5) Business Days after the first date on which the failure to maintain the requisite minimum Undrawn Availability occurred and (y) remitted to Agent for application to the Obligations as required under Section 2.20(b) (it being understood and agreed that any equity proceeds received by GPM in excess of the Cure Amount are not required to be so remitted to Agent), (ii) such proceeds do not exceed the aggregate amount necessary to add to Undrawn Availability in the case of a breach of Section 6.5(a) (the “Cure Amount”) to cure the Event of Default arising from failure to comply with Section 6.5(a) (without giving effect to any Grace Period), (iii) the Cure Right shall not be exercised more than three (3) times during the Term, and (iv) in each period of twelve (12) consecutive fiscal months, there shall be at least eleven fiscal (11) months during which the Cure Right is not exercised. If, after giving effect to the addition of the Cure Amount to Undrawn Availability in the case of a breach of Section 6.5(a), the Borrowers are in compliance with the financial covenant set forth in Section 6.5(a) (without giving effect to any Grace Period), the Borrowers shall be deemed to have satisfied the requirements of Section 6.5(a) with the same effect as though there had been no such failure to comply with Section 6.5(a), and the applicable Default and Event of Default arising therefrom shall be deemed not to have occurred for purposes of this Agreement. The parties hereby acknowledge that the exercise of the Cure Right may not be relied on for purposes of calculating any financial performance calculation or other financial test specified in this Agreement or any Other Document other than compliance with Section 6.5(a). Upon receipt by Agent of notice, prior to the expiration of the five (5) Business Day period referred to above (the “Cure Deadline”), that the Borrowers intend to exercise the Cure Right, Agent and the Lenders shall not be permitted to accelerate the Obligations or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of this Section 6.5(a) (without giving effect to any Grace Period) until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Cure Deadline; provided, that, a Default shall be deemed to exist under this Agreement for all other purposes until the Cure Right is exercised on or prior to the Cure Deadline. For the avoidance of doubt, the forgiveness of antecedent debt (of any form) shall not constitute Cure Proceeds for purposes of exercising the Cure Right.

6.6. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.7. Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (a) at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (b) when due its rental obligations under all material leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.

6.8. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.9. Federal Securities Laws. Promptly notify Agent in writing if any Borrower or any of its Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) registers any securities under the Exchange Act or (c) files a registration statement under the Securities Act.

6.10. Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders: (a) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (b) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (c) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

6.11. Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.13, or otherwise under this Agreement or any Other Document, voidable under Applicable Law, including Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.13 shall remain in full force and effect until the Payment in Full of the Obligations, the termination of the Commitments and the termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.13 constitute, and this Section 6.13 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.12. Credit Enhancements. If the ~~Ares Term Loan Agent or any other party to the Ares Term Loan Documents receives~~2021 Notes Trustee or the 2021 Note Purchasers receive any additional guaranty or other credit enhancement after the 2021 Note Purchase Closing Date, the Borrowers shall cause the same to be granted to Agent or Lenders~~, as applicable, subject to the terms of the Intercreditor Agreement~~ at the Agent or such Lender’s request.

6.13. Post-Closing Condition. Within thirty (30) days of the Closing Date (or such longer period as Agent may agree to in its sole discretion), Borrowers shall deliver to Agent a copy of an amendment to the Master Covenant Agreement dated December 21, 2016, by and between GPM and M&T Bank, as amended, restated, amended and restated or otherwise modified from time to time (the “M&T Amendment”), in form and substance satisfactory to Agent, and Agent reserves the right to cause the parties to enter into an amendment to amend any of the covenants described herein based upon its review of the M&T Amendment to conform to the covenants in the M&T agreement after giving effect to the M&T Amendment, except with respect to covenants-that are specific to the parcels of real estate listed in the Master Mortgagee waiver, for which no conforming requirements shall be required.

VII. NEGATIVE COVENANTS.

The Borrowers hereby covenant and agree that on the Closing Date and thereafter, until Payment in Full of the Obligations incurred hereunder and the termination of this Agreement:

7.1. Merger, Consolidation, Acquisition and Dispositions.

(a) Each Borrower will not, and will not permit any of its Subsidiaries, to liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets or Equity Interests of any Person (or any division thereof) other than in connection with a Permitted Acquisition, provided, that (i) any Borrower (other than GPM) or a Subsidiary of any Borrower may liquidate or dissolve voluntarily into, and may merge with and into, any Borrower, so long as, to the extent GPM is a party to such merger, GPM is the surviving entity, (ii) any Subsidiary of a Borrower may liquidate or dissolve voluntarily into, and may merge with and into, GPM, so long as, after giving effect to such liquidation, dissolution or merger, GPM is in compliance with the last sentence of Section 7.9 hereof, (iii) any Borrower (other than GPM) may liquidate or dissolve voluntarily into, and may merge with and into any Borrower, (iv) any Subsidiary of a Borrower that is not itself a Borrower may liquidate or dissolve voluntarily into, and may merge with and into any Subsidiary of a Borrower that is not itself a Borrower, (v) the assets or Equity Interests of any Borrower (other than GPM) or Subsidiary of any Borrower may be purchased or otherwise acquired by any Borrower, (vi) [reserved], (vii) the assets or Equity Interests of any Subsidiary that is not itself a Borrower may be purchased or otherwise acquired by any Borrower or Subsidiary of a Borrower and (viii) subject to Section 7.12 hereof, any Borrower and its Subsidiaries may create wholly-owned Subsidiaries to the extent the Investment therein or thereto is permitted under Section 7.4 (including any Permitted Acquisitions) and any Borrower and its Subsidiaries may consummate any Investments permitted by Section 7.4. In addition, no Borrower shall, and no Borrower shall cause or permit any of its Subsidiaries to file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity), unless (i) to the extent any Borrower is consummating the division, each such corporation, limited liability company, partnership or other entity, as applicable, existing following the division of any

Borrower, shall individually be added as a Borrower by (A) causing such Subsidiary to enter into a joinder to this Agreement and applicable Other Documents and taking such other actions and delivering such other documentation and instruments as are reasonably satisfactory to the Agent and (B) delivering such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Section 8.1(a) hereof or as the Agent or shall have reasonably requested or (ii) to the extent any Subsidiary of a Borrower that is not itself a Borrower is consummating the division, its assets and liabilities, immediately upon the consummation of the division, are held by a Borrower or a Subsidiary of a Borrower.

(b) Each Borrower will not, and will not permit any of its Subsidiaries to, make a Disposition, or enter into any agreement to make a Disposition not permitted under this Section 7.1(b) (unless such agreement is conditioned on the Payment in Full of the Obligations and termination of this Agreement or receipt of consent by Agent and the applicable Lenders), of such Borrower’s or such other Person’s assets (including Receivables and Equity Interests of Subsidiaries) to any Person in one transaction or a series of transactions unless such Disposition:

(i) is of obsolete or worn out property or property no longer used or useful in its business; or

(ii) is for fair market value and the following conditions are met: (A) to the extent required by Section 2.21 hereof, the Borrower has applied any net cash proceeds arising therefrom pursuant to Section 2.21 hereof; (B) no less than seventy-five percent (75%) of the consideration received for such Disposition is received in cash or Cash Equivalents (provided that Borrowers may designate any non-cash consideration in an aggregate amount not to exceed $5,000,000 to constitute cash for purposes of this clause (ii)); and (C) no Default or Event of Default shall have occurred and be continuing or would result from the Disposition thereof;

(iii) is a sale of Inventory or dealerization of a location in the Ordinary Course of Business;

(iv) is the leasing, as lessor, subleasing, licensing or licensing of real or personal property (including the provision of software under an open source license) which (A) does not materially interfere with the business of the Borrowers and their Subsidiaries or (B) relate to closed facilities or units;

(v) is a sale or disposition of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement property, all in the Ordinary Course of Business in accordance with Section 2.21;

(vi) is expressly otherwise permitted by Section 7.4 or 7.7 hereof;

(vii) is by (A) any Borrower or Subsidiary thereof to any other Borrower or Subsidiary; provided that the aggregate amount of assets that may be sold or otherwise disposed of by any Borrower to any Subsidiary that is not a Borrower (x) shall be for fair market value and (y) together with the outstanding aggregate principal amount of Indebtedness incurred under Section 7.8(p) hereof, shall not exceed $5,000,000 in any fiscal year, (B) any Subsidiary of a Borrower (other than GPM) to any Borrower, or (C) any Subsidiary that itself is not a Borrower to any other Subsidiary that itself is not a Borrower;

(viii) cancellations of any intercompany Indebtedness among the Borrowers;

(ix) is (A) the licensing of non-material Intellectual Property to third Persons in the Ordinary Course of Business, (B) the transfer, abandonment, lapse or other disposition of Intellectual Property that is, in the applicable Borrower’s reasonable business judgment, not material to the business and no longer economically practicable or commercially desirable to maintain, or used or useful in its business, in each case, in the Ordinary Course of Business consistent with past practice, or (C) the expiration of Intellectual Property in accordance with its maximum statutory term;

(x) the sale, lease, sub-lease, license, sub-license or consignment of personal property of the Borrowers or their Subsidiaries in the Ordinary Course of Business consistent with past practice and leases or subleases of real property permitted by clause (i) for which the lessee is obligated to pay rent on a periodic basis over the term thereof;

(xi) the settlement or write-off of Receivables or sale, discount or compromise of overdue Receivables for collection (A) in the Ordinary Course of Business consistent with past practice and (B) with respect to Receivables acquired with a Permitted Acquisition, consistent with prudent business practice;

(xii) use or exchange of cash and Cash Equivalents in the Ordinary Course of Business;

(xiii) to the extent required by Applicable Law, the sale or other disposition of a nominal amount of Equity Interests in any Subsidiary in order to qualify members of the board of directors or equivalent governing body of such Subsidiary;

(xiv) Dispositions constituting a taking by condemnation or eminent domain or transfer in lieu thereof, or a Disposition consisting of or subsequent to a total loss or constructive total loss of property, in each case, to the extent required by Section 4.11(a) hereof, the Borrowers have applied any net cash proceeds arising therefrom pursuant to Section 4.11(a) hereof;

(xv) sales of non-core assets (“non-core assets” to be determined by a Borrowers in their exercise of its reasonable good faith business judgment) acquired with a Permitted Acquisition or other Investment permitted hereunder and sales of real property acquired in connection with a Permitted Acquisition or portions of real property acquired in connection with the acquisition or construction of a new location which are not necessary for the operation of such location, in each case, and designated in writing to the Agent within ninety (90) days of the acquisition thereof as being held for sale and not for the continued operation of the Borrowers or any of their Subsidiaries or any of their respective businesses;

(xvi) unwinding of Interest Rate Hedges, Foreign Currency Hedges, or Cash Management Products and Services in the Ordinary Course of Business;

(xvii) any grant of an option to purchase, lease or acquire property in the Ordinary Course of Business, so long as such Disposition resulting from the exercise of such option would otherwise be permitted under this Section 7.1(b);

(xviii) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other litigation claims in the Ordinary Course of Business;

(xix) the granting, creation or existence of a Permitted Encumbrance, and any dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such Permitted Encumbrances;

(xx) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venturers or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(xxi) (A) the sale or issuance of any Subsidiary’s Equity Interests to any Borrower or any Subsidiary that is the direct parent of such Subsidiary and (B) the issuance of Equity Interests of GPM so long as no Change of Ownership occurs;

(xxii) sale-leaseback transactions permitted under Section 7.27 hereof;

(xxiii) termination of leases or subleases in the Ordinary Course of Business;

(xxiv) other Dispositions by any Borrower in an amount not to exceed $10,000,000 during each fiscal year;

(xxv) contributions of assets acquired in Permitted Acquisitions to the MLP (or the OpCo) in exchange for additional Equity Interests of the MLP; provided, that the aggregate fair market value of such assets for all such contributions under this clause (xxv) shall not exceed $100,000,000; and

(xxvi) exchange transactions under Section 1031 of the Code;

provided, that, notwithstanding the foregoing, in no event shall any Borrower, or shall any Borrower permit any of its Subsidiaries to, directly or indirectly, file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity) unless such transaction is otherwise permitted hereunder or the divided entity becomes a Borrower substantially concurrently with such division.

7.2. Creation of Liens. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Equity Interests), whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Encumbrances”):

(a) Liens securing payment of the Obligations;

(b) Liens identified in Schedule 7.2 hereof, including replacements, extensions, modifications or renewals of such Liens on the property subject to such Liens on the Closing Date; provided, that such replaced, extended or modified Lien does not extend to any additional property other than (i) after acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof;

(c) Liens securing Indebtedness of the type permitted under Section 7.8(d) hereof; provided, that (i) such Lien is granted within ninety (90) days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the cost of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause; provided, however, that the M&T Equipment Debt may also be secured by Liens on any or all of the M&T Priority Collateral so long as such Liens are subject to the Master Mortgagee Agreement;

(d) Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen, repairmen, contractors, subcontractors, suppliers and landlords, Liens in respect of taxes, and other similar Liens, in each case, incurred in the Ordinary Course of Business for amounts (i) not yet overdue or who have been bonded or filed or signed lien waivers for all payments due, (ii) which remain payable without penalty for a period not greater than one hundred eighty (180) days or (iii) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books;

(e) Liens incurred or pledges or deposits made in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the Ordinary Course of Business or to secure obligations on surety, stay, customs, appeal or performance bonds;

(f) judgment Liens, judicial attachments or similar Liens which do not otherwise result in an Event of Default under Section 10.6 hereof that (i) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books to the extent that such Liens are being diligently protested by appropriate means or (ii) have not been discharged within thirty (30) days after the filing thereof;

(g) easements, encroachments, protrusions, covenants, equitable servitudes, rights-of-way, land use, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material manner with the value or use of the property to which such Lien is attached and in the case of any real property, encumbrances disclosed in the title insurance policy issued to the Agent;

(h) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent, or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books;

(i) Liens arising in the Ordinary Course of Business and consistent with past practice by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary and Liens deemed to exist in connection with investments in repurchase agreements constituting Cash Equivalents;

(j) any interest or title of a lessor, licensor or sublessor under any lease (including any ground lease), license or sublease entered into by any such Borrower or Subsidiary in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(k) licenses, sublicenses, leases or subleases with respect to any asset granted to any Persons in the Ordinary Course of Business; provided, that the same do not materially and adversely affect the business of the Borrowers or their Subsidiaries or materially detract from the value of the assets of the Borrowers or their Subsidiaries, taken as a whole, or secure any Indebtedness for borrowed money;

(l) deposits (including letters of credit) to secure the performance of bids, government contracts, trade contracts and leases (other than Indebtedness), statutory obligations, utilities, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business;

(m) Liens which arise under Article 4 of the Uniform Commercial Code in any applicable jurisdictions on items in collection and documents and proceeds related thereto;

(n) [reserved];

(o) customary Liens granted on the Equity Interests of any Subsidiary that is not a Borrower to the stockholders of such Subsidiary pursuant to the organizational documents of such Subsidiary;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(q) Liens in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservations or retentions of title arising in the Ordinary Course of Business and consistent with past practice and in any case not securing Indebtedness;

(r) Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement in respect of a purchase that would reasonably be expected to result in a Permitted Acquisition or Investment permitted hereunder;

(s) Liens arising by virtue of deposits made in the Ordinary Course of Business or on insurance policies and the proceeds thereof to secure liability for premiums to insurance carriers, including liens on unearned insurance premiums securing the financing thereof;

(t) Liens consisting of contractual obligations of any Borrower to consummate a Disposition that is permitted under Section 7.1(b) hereof to the extent such Liens do not secure monetary obligations of the Borrowers to applicable purchaser and escrow arrangements with respect to such Dispositions, and Liens arising out of consignment, conditional sale, title retention or similar arrangements for the sale of goods in the Ordinary Course of Business and consistent with past practice to the extent such Liens attach solely to the goods subject to such consignment, conditional sale, title retention or similar arrangement;

(u) restrictions in joint venture agreements on the applicable joint venture granting Liens on its assets or the equity interests of such joint venture;

(v) Liens on property or assets of a Person (other than any Equity Interests of any Person) existing at the time such assets of such Person are acquired or such Person is merged into or consolidated with the Borrowers or any of their Subsidiaries or becomes a Subsidiary of the any Borrower; provided, that such Lien is not in the nature of a “blanket” or “all assets” Lien and was not created in contemplation of such acquisition, merger, consolidation or investment, and does not extend to any assets other than those acquired, merged or consolidated by the Borrowers; provided further that any Indebtedness or other obligations secured by such Liens shall otherwise be permitted under Section 7.8(p) hereof;

(w) Liens on (i) cash collateral accounts securing liabilities in respect of credit card facilities or merchant accounts, commodities accounts or brokerage accounts in the Ordinary Course of Business and consistent with past practice and (ii) securities that are the subject of permitted repurchase agreements constituting Cash Equivalents;

(x) Liens on escrow accounts in connection with Permitted Acquisitions or Dispositions otherwise permitted hereunder to the extent such escrow arrangement is also permitted hereunder;

(y) Liens on cash in favor of credit card processors in the Ordinary Course of Business and consistent with past practice;

(z) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the Ordinary Course of Business and consistent with past practice or that arise in connection with cash or other deposits permitted under this Section 7.2 and Section 7.4 hereof and limited to such cash or deposit;

(aa) other Liens securing liabilities or Indebtedness permitted under this Agreement in an aggregate principal amount not to exceed $25,000,000, at any time outstanding; provided that such liens shall not be secured by cash and Cash Equivalents, shall not be secured by property other than Collateral and shall rank junior to the Liens securing the Obligations, pursuant to an intercreditor agreement acceptable to the Agent;

(bb) Liens on cash collateral used to secure any judgment appeal in an amount and pursuant to procedures, in each case customary for such judgment appeal Liens;

(cc) Liens consisting of customary assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease; and

(dd) Liens securing Indebtedness incurred under Sections 7.8(q), 7.8(s), 7.8(u) (to the extent constituting M&T Priority Collateral (for the avoidance of doubt, including Liens in favor of M&T Bank permitted under Section 7.2(c)) and subject to the Master Mortgagee Agreement), 7.8(x) (to the extent constituting applicable Other Real Estate Priority Collateral), Section 7.8(y) (to the extent constituting applicable Other Real Estate Priority Collateral) or Section 7.8(w).

7.3. Reserved.

7.4. Investments. Each Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) (i) Investments in Subsidiaries existing on the Closing Date and (ii) other Investments identified in Schedule 7.4;

(b) Investments in cash and Cash Equivalents;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;

(d) Investments (w) by any Borrower in any of its Subsidiaries that are Borrowers, (x) by any Subsidiary that is not a Borrower in any other Subsidiaries that are not Borrowers, (y) by any Borrower in any of its Subsidiaries that is not a Borrower in an aggregate amount at any time outstanding, together with the outstanding aggregate principal amount of Indebtedness incurred under Section 7.8(e)(iii) hereof, not to exceed $5,000,000 at any time outstanding or (z) by any Subsidiary that is not a Borrower in any of its Subsidiaries that are Borrowers (so long as, with respect to this clause (z), such Investment does not cause Agent to have a Lien on less of a percentage of the issued and outstanding Equity Interests of such Borrower than what Agent had before such Investment was made);

(e) Investments constituting (i) Receivables arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case, in the Ordinary Course of Business;

(f) Investments consisting of any non-cash consideration or deferred portion of the sales price received by any Borrower, in each case, in connection with any Disposition permitted under Section 7.1(b) hereof;

(g) intercompany loans permitted pursuant to Section 7.8(e) hereof;

(h) Interest Rate Hedges and Foreign Currency Hedges permitted under Section 7.26 hereof;

(i) the maintenance of deposit accounts in the Ordinary Course of Business so long as the applicable provisions of Sections 4.15(h) and 7.23 hereof have been complied with in respect of such deposit accounts;

(j) (i) loans and advances to officers, directors and employees of any Borrower for reasonable and customary business purposes or made in the Ordinary Course of Business, including for travel expenses, entertainment expenses, moving expenses and similar expenses, in an aggregate principal amount not to exceed $1,000,000 outstanding at any time;

(k) Permitted Acquisitions (including any earnest money deposits required in connection therewith);

(l) Investments utilizing the Available Amounts Basket; provided that (i) no Event of Default pursuant to Section 10.1 or 10.7 shall have occurred and be continuing or would result therefrom, and (ii) solely for purposes of utilizing availability under clause (a)(i) of the Available Amounts Basket, after giving effect to any such Investment on a Pro Forma Basis, the Total Leverage Ratio shall not exceed the Closing Date Leverage Ratio;

(m) Guarantee Obligations permitted under Section 7.8 hereof;

(n) loans and advances by a Borrower or a Subsidiary to GPM;

(o) prepaid expenses or lease, utility, deposits with respect to operating leases and other similar deposits, in each case, made in the Ordinary Course of Business;

(p) promissory notes or other obligations of officers or other employees or consultants of such Borrower or Subsidiary acquired in the Ordinary Course of Business in connection with such officer’s or employee’s or consultant’s acquisition of Equity Interests in GPM (or a direct or indirect parent entity thereof) (to the extent such acquisition is permitted under this Agreement), so long as no cash is advanced by the Borrowers or Subsidiaries in connection with such Investment;

(q) pledges and deposits permitted under Section 7.2 hereof and endorsements for collection or deposit in the Ordinary Course of Business to the extent permitted under Section 7.8 hereof;

(r) [reserved];

(s) mergers, consolidations and other transactions of any Borrower or any Subsidiary of any Borrower permitted under Section 7.1(a)(i), (ii), (iii), (iv), (v), (vi) or (vii) hereof (it being understood that any consideration transferred from a Borrower in connection with any such transactions must be separately permitted under this Section 7.4);

(t) [reserved];

(u) Investments of any Person that becomes a Subsidiary after the Closing Date at the time such Person becomes a Subsidiary; provided, that (i) such Investments are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Investment exists at the time such Person is acquired, (iii) such Investments are not directly or indirectly recourse to any Borrower or their assets, other than the person that becomes a Subsidiary and (iv) such Investments do not require any further transfers of cash or assets by such Person;

(v) additional Investments by the Borrowers and their Subsidiaries so long as the aggregate amount of such Investments (net of any returns on such Investment) does not exceed at any time outstanding $10,000,000, plus unused amounts reallocated from Section 7.7(j) hereof, so long as prior to and after giving effect to any such Investment, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount;

(w) (i) the organization or establishment or (ii) the initial capitalization for the purposes of a Permitted Acquisition or other permitted Investment hereunder, of one or more Subsidiaries;

(x) to the extent constituting Investments, advances in respect of transfer pricing and cost sharing arrangements (i.e., “cost plus” arrangements) that are (x) in the Ordinary Course of Business and consistent with Borrowers’ historical practices and (y) funded not more than one hundred twenty (120) days in advance of the applicable transfer pricing and cost sharing payment;

(y) repurchase, retirement or repayment of any Indebtedness to the extent not otherwise prohibited by this Agreement;

(z) Investments acquired in connection with the settlement of delinquent accounts, disputes in the Ordinary Course of Business or in connection with the bankruptcy, insolvency proceedings or reorganization of, or settlement of disputes with, as the case may be, suppliers, trade creditors, account debtors or customers, or upon the foreclosure, deed in lieu of foreclosure, or enforcement of any Lien in favor of a Borrower or its Subsidiaries (including any Equity Interests or other securities held by the Borrowers or their Subsidiaries which are acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Borrower or its Subsidiaries or as security for such Indebtedness or claims, in each case, in the Ordinary Course of Business);

(aa) ~~Investing up to $100,000,000 of the Delayed Draw Term A Facility (as defined in the Ares Term Loan Agreement) to contribute to the MLP in exchange for increased equity in the MLP and a reduction of the MLP Debt incurred to fund the Empire Acquisition by the amount of such contribution; and~~loans and advances by a Borrower to a Guarantor or to ARKO Corp. for the sole purpose of simultaneously servicing regularly scheduled payments of principal and interest in respect of the 2021 Note Obligations so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) prior to and after giving effect to any such loans or advances, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount; and

(bb) Investments in the MLP consisting of (i) the purchase of MLP unit interests from Invesco Oppenheimer SteelPath, Fuel USA, LLC and/or Riser Fuels, LLC for an aggregate cash purchase price not to exceed $100,000,000 and (ii) up to $200,000,000 that is funded (directly or indirectly) with the proceeds of the 2021 Notes for the sole purpose of simultaneously repaying the Capital One Debt (as defined in the PNC-MLP Credit Agreement), provided, that for purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all dividends, interest, distributions, return of capital and other amounts received or realized in respect of such Investment, if any, up to the original amount of such Investment.

7.5. [Reserved].

7.6. [Reserved].

7.7. Restricted Payments, etc. Each Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a) Restricted Payments (i) for customary director indemnification payments to the directors (or equivalent persons) of such Person, (ii) for reasonable and customary fees to outside directors (or equivalent persons) of such Person and for customary director (or equivalent persons) and officers insurance premiums owed by such Person, (iii) for financial, other reporting and similar customary administrative or overhead costs and expenses of such Person, (iv) for obligations incurred in the Ordinary Course of Business to the extent relating to activities permitted under this Agreement and (v) for Tax Distributions;

(b) payments by any Subsidiary of any Borrower to its direct parent (other than GPM) so long as such parent is (i) a direct or indirect wholly-owned Subsidiary of any Borrower, (ii) GPM or (iii) a direct parent (other than GPM or a direct or indirect parent of GPM) of a non-wholly-owned Subsidiary, in which case such payment shall be made pro rata to such parent based on its relative ownership interests in the class of equity receiving such Restricted Payment;

(c) Restricted Payments by any Borrower or any of its Subsidiaries to pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests);

(d) Restricted Payments to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrowers or their Subsidiaries held by any current or former employee, director, consultant or officer (or their transferees, spouses, ex-spouses, estates or beneficiaries under their estates) of any Borrower or Subsidiary of any Borrower pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement, including upon the death, disability, retirement, severance or termination of employment or service of such Persons to the extent (i) not exceeding $1,000,000 in the aggregate during any fiscal year

(plus (x) any amounts funded with issuances of Equity Interests of the Borrowers (or any direct or indirect parent entity thereof) or proceeds in respect thereof used to repurchase such Equity Interests and (y) amounts solely in the form of forgiveness of Indebtedness of such Persons owing to the Borrowers on account of redemptions or repurchases of the Equity Interests of the Borrowers held by such Persons) and (ii) both before and after giving effect to any such payment, no Specified Event of Default or Financial Covenant or Financial Reporting Event of Default exists or would immediately thereafter occur as a result thereof; provided that to the extent any amounts remain unused under subclause (i) of this clause (d) in a given fiscal year of the Borrowers may be carried forward and made in the immediately succeeding fiscal year of the Borrowers without regard to any caps set forth herein;

(e) (i) Restricted Payments in connection with the Profits Interest Agreement and (ii) Restricted Payments in an aggregate amount of up to $1,000,000 per fiscal year to pay advisory fees pursuant to the Arko Advisory Agreement plus any amounts accrued and not paid for periods prior to the Closing Date;

(f) payments of Indebtedness of the type described in Section 7.8(l) hereof to the extent made in conformity with the terms of Section 7.8(l);

(g) Restricted Payments made using ~~either, or a combination of,~~ the proceeds of the Class F Equity Issuance ~~or the Initial Term Loan Facility (as such term is defined in the Ares Term Loan Agreement)~~ in an aggregate principal amount not to exceed $20,000,000;

(h) Restricted Payments (x) in connection with the redemption of the Class F units of GPM pursuant to the GPMI Operating Agreement in an aggregate principal amount not to exceed $20,000,000 plus any amounts accreted after the Closing Date so long as prior to and after giving effect to any such redemption, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount and (y) in connection with the redemption of the Senior Preferred Member Units and/or the Class E Member Units (in each case, pursuant to and as defined in the GPMI Operating Agreement) in an aggregate principal amount not to exceed $62,000,000 plus any amounts accreted after the Closing Date; provided, that (A) the Total Leverage Ratio on a Pro Forma Basis after giving effect to all such Restricted Payments under such subclause (y), shall not exceed an amount equal to 1.50x less than the Closing Date Leverage Ratio and (B) prior to and after giving effect to any such redemption, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount;

(i) to the extent constituting Restricted Payments, payments of Indebtedness permitted pursuant to Section 7.17 hereof;

(j) other Restricted Payments in an aggregate principal amount not to exceed $1,000,000 in the aggregate; provided that no Event of Default shall have occurred and be continuing or would immediately result therefrom; provided further that any unused portion of this clause (j) may be reallocated to Investments in Section 7.4(v) hereof; ~~and~~

(k) Restricted Payments utilizing the Available Amounts Basket; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom, and (ii) solely for purposes of utilizing availability under clause (a)(i) of the Available Amounts Basket, after giving effect to any such Restricted Payment on a Pro Forma Basis, the Total Leverage Ratio shall not exceed an amount equal to 1.00x less than the Closing Date Leverage Ratio~~.~~; and

(l) Restricted Payments by GPM to its members for the sole purpose of simultaneously servicing regularly scheduled payments of principal and interest in respect of the 2021 Note Obligations so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) prior to and after giving effect to any such Restricted Payment, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount.

7.8. Indebtedness. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(a) (i) Indebtedness in respect of the Obligations and (ii) Indebtedness identified in Schedule 7.8 and Permitted Refinancings of any such Indebtedness under this clause (ii);

(b) Indebtedness representing deferred compensation to directors, officers and employees of the Borrowers or any Subsidiary thereof incurred in the Ordinary Course of Business;

(c) unsecured Indebtedness (i) incurred in the Ordinary Course of Business of such Borrower and its Subsidiaries and consistent with past practice in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Borrower and (ii) in respect of performance, surety or appeal bonds provided in the Ordinary Course of Business, but excluding (in each case) Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d) Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Borrower and its Subsidiaries (pursuant to purchase money mortgages, indebtedness or otherwise, whether owed to the seller or a third party) or to construct, replace or improve any fixed or capital assets of any Borrower and its Subsidiaries (provided, that (x) with respect to any acquisition, replacement or completion of construction or improvement of such property which occurs prior to June 30, 2021, such Indebtedness is incurred within three hundred (300) days of such acquisition, replacement or completion of construction or improvement of such property and (y) any other Indebtedness incurred pursuant to this clause (d) is incurred within one hundred twenty (120) days of the acquisition, replacement or completion of construction or improvement of such property) and (ii) Capitalized Lease Obligations and Permitted Refinancings of such Indebtedness under this clause (d); provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (d) shall not at any time exceed $50,000,000; provided further that the aggregate amount of all Indebtedness outstanding pursuant to Section 7.8(d)(i)(x) shall not at any time exceed $20,000,000;

(e) Indebtedness (i) of a Borrower owing to any other Borrower or of a Borrower to a Subsidiary that is not a Borrower, which Indebtedness, if owed by a Borrower to a Subsidiary that is not a Borrower, shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement; (ii) existing as of the Closing Date set forth on Schedule 7.1 and Permitted Refinancings thereof; (iii) of a Subsidiary that is not a Borrower owing to any Borrower; provided that the amount of Indebtedness outstanding under this clause (iii), together with the aggregate amount of Investments made under Section 7.4(d) hereof, shall not exceed $5,000,000 at any time outstanding (net of the repayment of any such Indebtedness) and (iv) of a Subsidiary that is not a Borrower owing to any other Subsidiary that is not a Borrower;

(f) Indebtedness under bids performance or surety bonds, completion guarantees, appeals bonds or with respect to workers’ compensation claims, in each case, incurred in the Ordinary Course of Business;

(g) Guarantee Obligations in respect of Indebtedness otherwise permitted hereunder (other than Indebtedness incurred by entities that are not Borrowers in an aggregate amount at any time outstanding in excess of the amount set forth in the proviso to Section 7.8(e) above unless such Indebtedness is incurred pursuant to Section 7.8(o) or Section 7.8(s) below);

(h) unsecured Indebtedness consisting of promissory notes issued by any Borrower to current or former officers, directors and employees (or their estates, spouses or former spouses) of any Borrower or any Subsidiary thereof issued to purchase or redeem Equity Interests of GPM (or any direct or indirect parent thereof) permitted under Section 7.7 hereof;

(i) Indebtedness arising as a result of the endorsement of instruments for deposit in the Ordinary Course of Business;

(j) Indebtedness incurred in the Ordinary Course of Business and consistent with past practice (A) in connection with cash pooling arrangements, cash management, deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit, zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting), payables outsourcing, payroll processing, trade finance services, investment accounts, securities accounts, and other similar arrangements consisting of netting agreements and overdraft protections and (B) in connection with the use of purchasing cards or “P-cards,” credit card (including purchase card and commercial card), prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit card services;

(k) Indebtedness consisting of the financing of insurance premiums or take or pay obligations, in each case, in the Ordinary Course of Business;

(l) Indebtedness arising from agreements of the Borrowers or their Subsidiaries providing for indemnification, contribution, adjustment of purchase price or similar obligations (including, without limitation, earn-outs) incurred in connection with a Permitted Acquisition or permitted Investment, in each case, payable solely to the extent that, (i) no Event of Default has occurred or would result therefrom and after giving effect to any such payment, and (ii) prior to and after giving effect to such payment, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount; provided, however, that Borrowers may make any Fixed Earnout Payment (as defined in the Empire Acquisition Agreement) so long as (x) no Event of Default has occurred or would result therefrom and after giving effect to any such payment, and (y) prior to and after giving effect to such payment, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than ten percent (10%) of the Maximum Revolving Advance Amount;

(m) [reserved];

(n) Indebtedness representing any taxes, assessments or governmental charges to the extent (i) such taxes are being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with GAAP or (ii) the payment thereof shall not at any time be required to be made in accordance with Section 4.13 hereof;

(o) Indebtedness in connection with all non-contingent obligations of the Borrowers or any of their Subsidiaries under a fuel supply contract or any other agreement entered into in the Ordinary Course of Business to which any such Borrower or such Subsidiary is a party to pay, repay, reimburse or indemnify any counterparty under any such agreement for branding expenses, in each case, resulting from the termination of any such agreement;

(p) Indebtedness of any Person that becomes a Subsidiary after the Closing Date in connection with any Permitted Acquisition; provided, that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) any refinancing, extensions, renewals or replacements of such Indebtedness to the extent such principal amount of such Indebtedness is not increased (except by accreted value plus an amount equal to accrued but unpaid interest, premiums and fees payable by the terms of such Indebtedness and reasonable fees, expenses, original issue discount and upfront fees incurred in connection with such amendment, restatement, replacement, renewal, extension or refinancing), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon, (iii) if such Indebtedness is secured, is only secured by the assets being acquired and not any of the other Collateral and (iv) the aggregate principal amount of any such Indebtedness assumed or incurred pursuant to this clause (p) shall not exceed $5,000,000; provided, that the aggregate principal amount of any such Indebtedness assumed by Subsidiaries that are not Borrowers, together with the aggregate amount of Dispositions made under Section 7.1(b)(vii) hereof, shall not exceed $5,000,000 at any time outstanding Section 7.1(b)(vii) hereof;

(q) ~~the Ares Term Loan~~(i) Guarantee Obligations in respect of the 2021 Note Purchase Obligations in an aggregate principal amount not to exceed $~~225,000,000;~~450,000,000, and (ii) Junior Indebtedness owing by a Borrower to ARKO Corp. or to a parent entity of GPM that is funded (directly or indirectly) with the proceeds of the 2021 Notes, (x) payable solely to the extent that (1) no Event of Default has occurred or would result therefrom and after giving effect to any such payment and (2) prior to and after giving effect to such payment, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount and (y) subject to a subordination agreement in form and substance reasonably acceptable to Agent;

(r) Indebtedness in respect of obligations owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or unemployment insurance and other social security laws or regulations and premiums related thereto, in each case, in the Ordinary Course of Business;

(s) Indebtedness of Broyles Hospitality which shall not exceed $12,000,000;

(t) Indebtedness constituting Investments or advances in respect of transfer pricing and cost sharing arrangements (i.e., “cost plus” arrangements) that are (x) in the Ordinary Course of Business and consistent with Borrowers’ historical practices and (y) funded not more than one hundred twenty (120) days in advance of the applicable transfer pricing and cost sharing payment;

(u) M&T Real Estate Debt in an aggregate principal amount not to exceed (x) $28,000,000 or (y) if at the time of any incurrence thereof and calculated on a Pro Forma Basis based on the latest financial statements delivered by the Borrowers to the Agent, the Total Leverage Ratio is less than 4.75:1.00, including, in each case, any Guarantee Obligations in connection therewith, $100,000,000; provided that, in the case of clause (y), no Default or Event of Default has occurred or would result therefrom;

(v) additional Indebtedness of the Borrowers or any of their Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(w) any MLP Debt; provided that, at the time of any incurrence thereof and calculated on a Pro Forma Basis based on the latest financial statements delivered by the Borrowers to the Agent, the Total Leverage Ratio shall not exceed 4.75:1.00, as evidenced by a compliance certificate showing in reasonable detail the calculation of the Total Leverage Ratio;

(x) Indebtedness incurred in connection with the acquisition of any real property acquired after the Closing Date in an aggregate principal amount not to exceed $20,000,000 in the aggregate at any time outstanding (the “Real Estate Facility”); provided that this Section 7.8(x) shall not include Indebtedness to the extent such Indebtedness is incurred under Section 7.8(y); and

(y) Indebtedness incurred in connection with and evidenced by a Secured Promissory Note and mortgages, security documents, guarantees, and ancillary documents associated therewith, by and among GPM Investments, LLC, GPM Southeast, LLC, GPM2, LLC, GPM3, LLC, GPM Midwest 18, LLC, Admiral Real Estate I, LLC, Admiral Petroleum II, LLC, GPM RE, LLC and Mountain Empire Oil Company, as co-borrowers, and ARKO Holdings, Ltd. or an affiliate/subsidiary, successor and/or designee thereof, as lender, in an aggregate principal amount not to exceed $25,000,000 in the aggregate at any time outstanding and with terms (including intercreditor terms as between Agent and ARKO Holdings, Ltd. or an affiliate/subsidiary, successor and/or designee thereof) that are otherwise reasonably acceptable to Agent and any replacement or substitutions in whole or in part thereof (the “ARKO Real Estate Facility”), provided, that, notwithstanding the foregoing, the MLP shall not incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness other than pursuant to clauses (e), (v) or (w) above.

7.9. Nature of Business. Each Borrower will not, and will not permit any of its Subsidiaries to, substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10. Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate except (a) transactions with a value of less than $2,000,000, (b) on fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate, (c) customary fees to, and indemnifications of, non-officer directors (or equivalent persons) (other than employees of Arko or its Affiliates which are not Borrowers) of the Borrowers and their respective Subsidiaries, (d)(i) the payment of compensation and indemnification arrangements and benefit plans for officers and employees of the Borrowers and their respective Subsidiaries in the Ordinary Course of Business; provided, that, all such amounts payable to officers and employees that are also officers and employees of Arko or its Controlled Affiliates shall be reasonable and customary and not exceed the allocated costs to the Borrowers and their Subsidiaries based on the relative time such officer spends on behalf of the Borrowers and their Subsidiaries as compared to the relative time spent by such officer on behalf of Arko and its Controlled Affiliates and (ii) reasonable severance agreements or payment of severance to applicable employees, directors (or equivalent persons) and officers either approved by the Borrowers’ governing bodies or otherwise entered into or made in the Ordinary Course of Business, (e) transactions solely among Borrowers, transactions expressly permitted by Sections 7.1, 7.4 and 7.8 among Parent and its Subsidiaries and not involving any other Affiliate of Parent, and Restricted Payments permitted by Section 7.7, (f) transactions necessary to exercise the Cure Right ~~(as defined in the Ares Term Loan Agreement)~~, (g) transactions solely among Subsidiaries that are not Borrowers, ~~and~~ (h) transactions identified on Schedule 7.10, and (i) transactions expressly permitted by Sections 7.4, 7.7 and 7.8 among Borrowers and Guarantors, Borrowers and ARKO Corp., or Borrowers and the MLP, in connection with the 2021 Note Purchase Obligations:

7.11. [Reserved].

7.12. Subsidiaries.

(a) Notwithstanding anything to the contrary contained in any other provision of this Agreement, each Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary (other than a merger subsidiary formed in connection with a merger or acquisition, including a Permitted Acquisition, so long as such merger subsidiary is merged out of existence pursuant to and upon the consummation of such transaction) unless such Subsidiary (i) is not a Foreign Subsidiary, (ii) such Subsidiary either (as determined by Agent), (A) expressly joins in this Agreement as a Borrower and becomes jointly and severally liable for the Obligations and provides such other documentation as Agent may reasonably require or (B) executes and delivers a Guaranty and Guarantor Security Agreement and provides such other documentation as Agent may reasonably require and (iii) Agent shall have received all documents, including, without limitation, legal opinions, joinders, resolutions, certificates, and appraisals it may reasonably require in connection therewith.

(b) Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any partnership, joint venture or similar arrangement.

7.13. Fiscal Year and Accounting Changes. Each Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year from December 31 or make any change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

7.14. Pledge of Credit. Each Borrower will not, and will not permit any of its Subsidiaries to, now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business of the type conducted on the date of this Agreement.

7.15. Modification of Certain Agreements. Each Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in (a) any Articles of Incorporation or By-Laws, Certificate of Formation or Operating Agreement, in each case, other than any amendment, supplement, waiver or modification or forbearance that could not reasonably be expected to be materially adverse to the interests of the Agent and Lenders (except with the consent of the Required Lenders) or if required by law, (b) any document, agreement or instrument evidencing or governing any Indebtedness that has been subordinated to the Obligations in right of payment or secured by any Liens that have been subordinated in priority to the Liens of Agent unless such amendment, supplement, waiver or other modification is permitted under the terms of the subordination or intercreditor agreement applicable thereto and (c) any document, agreement or instrument evidencing or governing any Indebtedness and/or Liens under the ARKO Real Estate Facility in a manner that is materially adverse to the interests of the Agent and/or Lenders.

7.16. Compliance with ERISA. Each Borrower will not, and will not permit any of its Subsidiaries to, (a) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d) and similar Plans which replace such Plans on an annual basis, (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction,” as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (c) incur, or permit any Plan to incur, any “accumulated funding deficiency,” as that term is defined in Section 302 of ERISA or Section 412 of the Code, (d) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled

Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (g) fail promptly to notify Agent of the occurrence of any Termination Event, (h) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, or (j) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct.

7.17. ~~Prepayment~~Payment of Junior Indebtedness. Each Borrower will not, and will not permit any of its Subsidiaries to make any scheduled payments or voluntary prepayments of all or any portion of any Junior Indebtedness other than (a) in accordance with the applicable subordination or intercreditor agreement governing such Junior Indebtedness; (b) refinancings, replacements, substitutions, exchanges and renewals of any such Indebtedness to the extent such refinancing, replacement, exchange or renewed Indebtedness is permitted by Section 7.8 hereof and the applicable subordination or intercreditor agreement governing such Junior Indebtedness and any fees and expenses in connection therewith; (c) by making payments of intercompany Indebtedness permitted under Section 7.8 hereof, subject to the Intercompany Subordination Agreement; (d) [reserved]; (e) with respect to Indebtedness permitted in Section 7.8(l) hereof, in accordance with the terms set forth in such Section 7.8(l) hereof; (f) GPM may make payments for or exchanges of Indebtedness in the form of Equity Interests of GPM (or its direct or indirect parent company) (other than Disqualified Equity Interests); (g) other payments in an aggregate amount not to exceed $1,000,000; provided that any unused portion of this clause (g) may be reallocated to Investments in Section 7.4(u) hereof ~~and~~, (h) by utilizing the Available Amounts Basket; provided in the case of payments or prepayments made under this clause (h), that such payment or prepayment may only be made so long as (~~i~~x) no Event of Default then exists or would result therefrom, (~~ii~~y ) after giving effect to any such payment or prepayment on a Pro Forma Basis, the Total Leverage Ratio shall not exceed an amount equal to 1.00x less than the Closing Date Leverage Ratio and (~~iii~~z) prior to and after giving effect to any such Restricted Payment, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount~~.~~, and (i) with respect to Indebtedness permitted in Section 7.8(q)(ii) hereof, in accordance with the terms set forth in such Section 7.8(q)(ii) hereof. For the avoidance of doubt, no Borrower shall (directly or indirectly) (x) voluntarily redeem (or cause to be redeemed) all or any portion of the 2021 Note Purchase Obligations or (y) make any scheduled payment in respect of the 2021 Note Purchase Obligations unless (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) prior to and after giving effect to any such scheduled payment, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty percent (20%) of the Maximum Revolving Advance Amount.

7.18. ~~Ares Term Loan. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time, directly or indirectly, voluntarily prepay or voluntarily make any repurchase, redemption or retirement of any Ares Term Loan Obligations, provided that the Borrowers may (a) to the extent not prohibited by the Intercreditor Agreement, make mandatory payments and prepayments in respect of the Ares Term Loan Obligations, and (b) make voluntary prepayments in respect of the Ares Term Loan Obligations so long as such payments are not made with the proceeds of a Revolving Advance. For avoidance of doubt, taking an action permitted under the Ares Term Loan Agreement which results in a required payment or prepayment shall not make such payment a voluntary prepayment.~~[Reserved].

7.19. M&T Loans. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time, directly or indirectly, voluntarily prepay or voluntarily make any repurchase, redemption or retirement of any M&T Real Estate Debt and/or the M&T Equipment Debt, provided that the Borrowers may (a) to the extent not prohibited by the Master Mortgagee Agreement, make mandatory payments and prepayments in respect of the M&T Real Estate Debt and/or the M&T Equipment Debt, and (b) make voluntary prepayments in respect of the M&T Real Estate Debt and/or the M&T Equipment Debt so long as such payments are not made with the proceeds of a Revolving Advance. For avoidance of doubt, taking an action permitted under the M&T Real Estate Debt and/or the M&T Equipment Debt which results in a required payment or prepayment, such as by way of example only, selling a parcel of real estate, shall not make such payment a voluntary prepayment.

7.20. Anti-Terrorism Laws. Each Borrower will not, and will not permit any of its Subsidiaries to, engage in any business or activity in violation of the Anti-Terrorism Laws.

7.21. Material Amendments. Each Borrower will not, and will not permit any of its Subsidiaries, to enter into any material amendment, waiver or modification of (a) any Material Contract that is adverse to the interests of Agent and Lenders and (b) any of the ~~Ares Term Loan~~2021 Note Purchase Documents (i) ~~except to the extent not prohibited under the Intercreditor Agreement~~that is adverse to the interests of Agent and Lenders and (ii) without delivering a copy of such amendment, modification or supplement to Agent.

7.22. Credit Card Arrangements. Each Borrower will not enter into new agreements with credit card processors processing Credit Card Receivables which constitute Eligible Credit Card Receivables hereunder other than the ones expressly contemplated herein or in Section 4.15(d)(ii) hereof unless the Borrowing Agent shall have delivered to the Agent appropriate Credit Card Notifications consistent with the provisions of Section 4.15(d)(ii) hereof and otherwise reasonably satisfactory to the Agent.

7.23. Non-DACA Deposit Accounts. Each Borrower will not maintain at any time a Depository Account with any bank (other than PNC) without a deposit account control agreement unless (a)(i) the Borrowers have attempted in good faith, pursuant to evidence reasonably satisfactory to Agent, to obtain such deposit account control agreement; (ii) such bank refuses to execute a deposit account control agreement or will not execute a deposit account control agreement on terms acceptable to Agent, as demonstrated to Agent by Borrowers pursuant to evidence reasonably satisfactory to Agent and (iii) there is not an alternate bank within five (5) miles of the Borrowers’ stores which deposit into such bank (such other Depository Accounts permitted hereunder are referred to as the “Other Deposit Accounts” and, as of the Closing Date, are identified on Schedule 7.23 hereof) or (b) such Depository Account only contain (i) proceeds of Excluded Collateral or (ii) funds for payroll, flexible spending accounts, or Plans.

7.24. Broyles Hospitality Restrictions. Each Borrower will not, and will not permit any of its Subsidiaries to, permit Broyles Hospitality to engage in any business or activity other than engaging in business or activity of the type carried on as of and disclosed to Agent prior to the Closing Date.

7.25. Restrictive Agreements, etc. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than an Other Document) prohibiting:

(a) the creation or assumption of any Lien upon ~~its properties, revenues or assets~~the Collateral, whether now owned or hereafter acquired in favor of Agent;

(b) the ability of such Person to amend or otherwise modify any Other Document; or

(c) the ability of such Person to make any payments, directly or indirectly, to the Borrowers, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments~~.~~, other than as set forth in the 2021 Note Purchase Documents to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance.

The foregoing prohibitions shall not apply to customary restrictions of the type described in clause (a) above (which do not prohibit the Borrowers from complying with or performing the terms of this Agreement and the Other Documents) which are contained in any agreement, (i) (A) governing any secured Indebtedness permitted by Section 7.8 hereof if such restrictions or conditions apply only to the property securing such Indebtedness or (B) governing any Indebtedness permitted by Section 7.8(a) and (v) hereof to the extent such prohibition or limitation is customary in agreements governing Indebtedness of such type and in any event so long as such agreement is not more restrictive, taken as a whole, than the Other Documents, (ii) for the creation or assumption of any Lien on the sublet or assignment of any leasehold interest of any Borrower or any of their respective Subsidiaries entered into in the Ordinary Course of Business, (iii) for the assignment of any contract entered into by any Borrower or any of their respective Subsidiaries in the Ordinary Course of Business, (iv) for the transfer of any asset pending the close of the sale of such asset pursuant to a Disposition permitted under this Agreement, (v) customary restrictions in leases, subleases, licenses and sublicenses, (vi) [reserved], (vii) with respect to Investments in joint ventures not constituting Subsidiaries, customary provisions restricting the pledge or transfer of Equity Interests issued by such joint ventures set forth in the applicable joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (viii) applicable requirements of law, (ix) any agreement in effect at the time such Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such person become a Subsidiary and which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of such Subsidiary, (x) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the Ordinary Course of Business that restrict the transfer of ownership interests in such partnership, limited liability company, or similar person, and (xi) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the Ordinary Course of Business; provided, that the foregoing shall not apply to contracts which impose limitations on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder if such limitations apply only to the assets or property of such Foreign Subsidiary.

7.26. Hedges. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any Interest Rate Hedge or Foreign Currency Hedge, except Interest Rate Hedges and Foreign Currency Hedges entered into in the Ordinary Course of Business and not for speculative purposes.

7.27. Sale and Lease-Back Transactions. No Borrower will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Lease-Back Transaction”) without the prior written consent of Agent; provided, that solely with respect to Sale and Lease-Back Transactions in connection with, or with funds to be utilized for, Permitted Acquisitions, such consent shall not be unreasonably withheld or delayed; and provided further that no consent shall be required for any Borrower to acquire property it is currently leasing and within 120 days thereafter sell the property to a separate unrelated third party so long as the net present value of such transaction (taking into account any net cash received by the Borrowers and the difference in rental rates) is positive.

7.28. Real Property.

(a) No Borrower or its Subsidiaries shall permit any of its material real property to be mortgaged except for the M&T Priority Collateral, the material real property identified on Schedule 7.28 and Other Real Estate Priority Collateral.

(b) Material real property shall not be owned by any Borrower or Subsidiary of a Borrower whose Equity Interests have not been pledged to the Agent as security for the Obligations other than the five parcels of real property owned by the MLP as of the Closing Date.

7.29. ARKO Real Estate Facility. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time, directly or indirectly, voluntarily prepay or voluntarily make any repurchase, redemption or retirement of any obligations under the ARKO Real Estate Facility, provided that the Borrowers may (a) to the extent not prohibited by the ARKO Master Mortgagee Agreement, make mandatory payments and prepayments in respect of the any obligations under the ARKO Real Estate Facility, and (b) make voluntary prepayments in respect of the any obligations under the ARKO Real Estate Facility so long as such payments are not made with the proceeds of a Revolving Advance. For avoidance of doubt, taking an action permitted under the any the ARKO Real Estate Facility which results in a required payment or prepayment shall not make such payment a voluntary prepayment.

VIII. CONDITIONS PRECEDENT.

8.1. Conditions to Initial Advances. The agreement of Lenders to consummate the Transactions on the Closing Date and make the initial Advances requested to be made on the Closing Date, if any, is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) This Agreement, the Notes and the Other Documents. Agent shall have received this Agreement, the Notes and the Other Documents duly executed and delivered by an authorized officer of each Borrower;

(b) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c) Reserved.

(d) Intercreditor Agreement. Agent shall have received the executed Intercreditor Agreement, in form and substance satisfactory to Agent;

(e) Financial Condition Certificate. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(e).

(f) Closing Certificate. Agent shall have received a closing certificate signed by an Authorized Officer of each Borrower dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(g) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables, Eligible Vendor Receivables, Eligible Credit Card Receivables, Eligible Inventory and Eligible Fuel Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(h) Proceedings of Borrowers. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Managers and/or members, as applicable, of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note and any related agreements and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by an Authorized Officer of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(i) Reserved;

(j) Incumbency Certificates of Borrowers. Agent shall have received a certificate of an Authorized Officer of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Authorized Officer;

(k) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation or Formation, as applicable, of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation, as applicable, together with copies of the By-Laws and/or Operating Agreement, as applicable, of each Borrower and all agreements of each Borrower’s shareholders and/or members, as applicable, certified as accurate and complete by an Authorized Officer of each Borrower;

(l) Good Standing Certificates. Agent shall have received good standing certificates for each Borrower dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower’s jurisdiction of incorporation and/or formation, as applicable, and each jurisdiction where the conduct of each Borrower’s business activities or the ownership of its properties necessitates qualification;

(m) Legal Opinion. Agent shall have received the executed legal opinion of Maury Bricks, Esquire, in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, the Other Documents and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(n) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(o) Reserved;

(p) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

(q) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

(r) Insurance. Agent shall have received in form and substance satisfactory to Agent, a certificate evidencing Borrowers’ casualty insurance policies, together with a form of the lender loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee, and a certificate evidencing Borrowers’ liability insurance policies, together with a form of endorsements naming Agent as an additional insured;

(s) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(t) No Adverse Material Change. (i) since December 31, 2018, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(u) Reserved;

(v) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability (without giving effect to the $1,000,000 basket provided for in the definition of Undrawn Availability) of at least $28,000,000;

(w) Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(x) ~~Ares Term Loan Documents. Agent shall have received (i) in form and substance satisfactory to Agent, the executed and effective Ares Term Loan Documents and (ii) in form and substance satisfactory to Agent, evidence that the Borrowers have received on the Closing Date gross cash proceeds of no less than $162,000,000 under the Ares Term Loan Agreement, which proceeds are intended to be used for the payoffs described below in this Section 8.1;~~[Reserved];

(y) Payoff Letters. Agent shall have received (i) a payoff letter, in form and substance satisfactory to Agent in its Permitted Discretion, from any holder of Indebtedness of any Borrower secured by a Lien on the Collateral which is not a Permitted Encumbrance, (ii) evidence of the repayment in full of the Indebtedness of Borrowers under the Existing Shareholder Term Loan Agreements and (iii) evidence that upon the filing of any applicable termination statements the filing of which has been authorized to occur upon the consummation of the Transactions, no Liens or Indebtedness which are not permitted under this Agreement shall remain in place after the Closing Date;

(z) Payoff of Existing PNC Term Loans. Agent shall have received payment in full in cash of the outstanding obligations under each Term Loan (as defined under the Existing Credit Agreement) in the amount of $35,750,095.25 on account of the Term Loan under the Existing GPM Credit Agreement and $3,791,500.18 on account of the Term Loan under the Existing WOC Credit Agreement; and

(aa) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance, if any), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects (except to the extent such representation and/or warranty is already qualified by materiality, in which case, such representation and/or warranty shall be true and correct in all respects) on and as of such date as if made on and as of such date;

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the Transactions; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c) Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX. INFORMATION AS TO BORROWERS.

Each Borrower shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1. Disclosure of Material Matters. Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral with a value in excess of $500,000, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2. Schedules. Deliver to Agent (a) as requested by Agent, on or before the twentieth (20th) day of each month as and for the prior month (i) accounts receivable agings inclusive of reconciliations to the general ledger, (ii) accounts payable schedules inclusive of reconciliations to the general ledger, (iii) Inventory reports and (iv) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement) and (b) commencing two (2) weeks after the commencement of an Additional Reporting Period, and continuing while such Additional Reporting Period is in effect, on or before Tuesday of each week as and for the prior week, (i) at Agent’s request, (A) accounts receivable agings inclusive of reconciliations to the general ledger, (B) accounts payable schedules inclusive of reconciliations to the general ledger; (C) Inventory reports; and (ii) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior week and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement). In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (A) confirmatory assignment schedules; (B) copies of Customer’s invoices; (C) evidence of shipment or delivery; and (D) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9, with a certificate signed by an Authorized Officer of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in material compliance with all federal, state and local Environmental Laws. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

9.4. Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Borrower or any Guarantor, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any indebtedness related to the Insurance Notes and any Indebtedness with an outstanding principal balance in excess of $1,000,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (e) the execution of any new material supply agreement, together with a copy of such supply agreement; (f) any default or event of default under the ~~Ares Term Loan~~2021 Note Purchase Documents; (g) any other development in the business or affairs of any Borrower or any Guarantor (in the case of Holdings, Harvest Investor and Haymaker, as applicable, only to the extent an Authorized Officer of the Borrowers shall have or has actual knowledge of such), which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6. Government Receivables. Notify Agent immediately if any of its Receivables (other than those owing in connection with lottery sales, fuel tax rebates or an electronic food stamps program or the Postal Agreement) arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7. Annual Financial Statements. Furnish Agent and Lenders within one hundred twenty (120) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidated and consolidating basis (which consolidating financials shall include separate presentations of (1) GPMI and all of its Subsidiaries excluding the MLP and all of its Subsidiaries, and (2) the MLP and all of its Subsidiaries) including, but not limited to, statements of income on a consolidated and consolidating basis (which consolidating financials shall include separate presentations of (1) GPMI and all of its Subsidiaries excluding the MLP and all of its Subsidiaries, and (2) the MLP and all of its Subsidiaries) and stockholders’ equity (only on a consolidated basis) and cash flow on a consolidated and consolidating basis (which consolidating cashflow shall include separate presentations of: (1) GPMI and all of its Subsidiaries excluding the MLP and all of its Subsidiaries and (2) the MLP and all of its Subsidiaries) from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”). The Accountants will also prepare a statement in a separate report certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 hereof. In addition, the report shall be accompanied by a Compliance Certificate prepared by Borrowers.

9.8. Quarterly Financial Statements. Furnish Agent and Lenders within sixty (60) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis (which consolidating financials shall include separate presentations of (1) GPMI and all of its Subsidiaries excluding the MLP and all of its Subsidiaries and (2) the MLP and all of its Subsidiaries) and unaudited statements of income on a consolidated and consolidating basis (which consolidating financials shall include separate presentations of (1) GPMI and all of its Subsidiaries excluding the MLP and all of its Subsidiaries and (2) the MLP and all of its Subsidiaries) and stockholders’ equity (only on a consolidated basis) and cash flow on a consolidated and consolidating basis (which consolidating cashflow shall include separate presentations of: (1) GPMI and all of its Subsidiaries excluding the MLP and all of its Subsidiaries and (2) the MLP and all of its Subsidiaries) of Borrowers on a consolidated and consolidating basis (which shall include the MLP and each of its Subsidiaries) reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business and subject to the financials delivered for the quarter ending December 31 being preliminary in nature. The reports shall be accompanied by a Compliance Certificate.

9.9. Monthly Financial Statements. Furnish Agent and Lenders within forty-five (45) days after the end of each month (other than (i) the month of January, which shall be delivered by no later than April 15 of each fiscal year of Borrowers and (ii) the months of March, June, September and December, which shall be delivered in accordance with Section 9.8 hereof), an unaudited balance sheet of Borrowers on a consolidated basis and unaudited statements of income on a consolidated basis and stockholders’ equity and cash flow of Borrowers on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business. The reports shall be accompanied by a Compliance Certificate.

9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with (a) copies of such financial statements, reports and returns as each Borrower shall send to its stockholders and/or members, as applicable and (b) copies of all notices, reports, financial statements and other materials sent pursuant to the ~~Ares Term Loan~~2021 Note Purchase Documents.

9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrowers including, (a) without the necessity of any request by Agent, at least thirty (30) days prior notice of a change in any Borrower’s principal executive office, (b) upon request by Agent, a summary of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business and (c) without the necessity of any request by Agent, promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12. Projected Operating Budget. Furnish Agent and Lenders, no later than February 15 of each Borrower’s fiscal years commencing with fiscal year 2021, a month by month and annual projected operating budget and cash flow of Borrowers on a Consolidated Basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the Chief Financial Officer or Vice President of Finance of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7, 9.8 and 9.9, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (a) any lapse or other termination of any material Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower’s business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such material Consent, (c) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

9.15. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (a) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (e) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (i) any Borrower or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16. Additional Documents. Execute and deliver to Agent as promptly as practicable, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17. Environmental Assessment Reports. Deliver to Agent promptly upon receipt copies of all semi-annual reports prepared by Borrowers’ environmental consultants (including, without limitation, the Environmental Consultant) regarding an environmental assessment (including, liabilities and status of remediation of existing conditions) with respect to Borrowers’ Real Property; provided, that upon Agent’s request, Borrowers shall deliver to Agent promptly upon receipt any and all material reports, audits and reviews prepared by a third party requested by Agent.

X. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1. Nonpayment. Failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2. Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3. Financial Information. Failure by any Borrower to (a) furnish financial information when due or promptly when requested in accordance with the terms of this Agreement, or (b) permit the inspection of its books or records in accordance with the terms of this Agreement;

10.4. Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Borrower’s Inventory or Receivables with an aggregate value in excess of $500,000 or against a material portion of any Borrower’s other property;

10.5. Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(b), (a) failure or neglect of any Borrower or any Guarantor or any Person to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower or any Guarantor or such Person, and Agent or any Lender, or (b) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is not cured within twenty (20) days from the occurrence of such failure or neglect;

10.6. Judgments. Any judgment or judgments are rendered against any Borrower for an aggregate amount in excess of $1,000,000 or against all Borrowers for an aggregate amount in excess of $1,000,000 and (a) enforcement proceedings shall have been commenced by a creditor upon such judgment, (b) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (c) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance);

10.7. Bankruptcy. Any Borrower or any Guarantor shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

10.8. Inability to Pay. Any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9. Affiliate Bankruptcy. Any Subsidiary of any Borrower or any Guarantor, shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

10.10. Material Adverse Effect. The occurrence of any Material Adverse Effect;

10.11. Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject to (x) the Intercreditor Agreement and (y) other Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory);

10.12. Reserved.

10.13. Cross Default. A default of the obligations of any Borrower under any other agreement to which it is a party shall occur which causes a Material Adverse Effect which default is not cured within any applicable grace period;

10.14. Breach of Guaranty or Pledge Agreement. Termination or breach of any Guaranty, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor, pledgor party to any Pledge Agreement or similar agreement attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Pledge Agreement or similar agreement;

10.15. Change of Ownership. Any Change of Ownership shall occur;

10.16. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender;

10.17. Licenses. (a) Any Governmental Body shall (i) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, and such revocation, termination or suspension could reasonably be expected to result in a Material Adverse Effect or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such revocation, termination or suspension could reasonably be expected to result in a Material Adverse Effect and such proceedings shall not be dismissed or discharged within sixty (60) days, or (iii) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower’s business taken as a whole and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; or (b) any agreement which is necessary or material to the operation of any Borrower’s business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

10.18. Seizures. Any portion of the Collateral with an aggregate value in excess of $500,000 shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the opinion of Agent, upon final determination, result in material impairment or loss of the security provided by this Agreement or the Other Documents;

10.19. Operations. (a) Ten percent (10%) or more of Borrowers’ operating locations are interrupted at any time for more than five (5) consecutive days or (b) any of Borrowers’ operating locations are interrupted at any time for more than five (5) consecutive days and such interruption could reasonably be expected to cause a Material Adverse Effect, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

10.20. Pension Plans. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect;

10.21. Breach of Supply Agreements. Termination of, or breach under, any of the Supply Agreements, Supplier Notes or similar agreements that remain uncured beyond any applicable cure or grace period;

10.22. Anti-Terrorism Laws. If (a) any representation or warranty contained in (i) Section 16.18 hereof or (ii) any corresponding section of any Guaranty is or becomes false or misleading at any time, (b) any Borrower shall fail to comply with its obligations under Section 16.18 hereof, or (c) any Guarantor shall fail to comply with its obligations under any section of any Guaranty containing provisions comparable to those set forth in Section 16.18 hereof;

10.23~~. Ares Term Loan~~2021 Note Purchase Obligations. An “event of default” shall occur under any of the ~~Ares Term Loan Documents or any party to the Intercreditor Agreement shall attempt to terminate or challenge the validity of the Intercreditor Agreement~~2021 Note Purchase Documents; provided, however, any Event of Default under this Agreement arising solely as a result of a cross-default to an event of default under the ~~Ares Term Loan~~2021 Note Purchase Documents shall be deemed cured and waived if and to the extent such corresponding event of default has been cured or waived under the ~~Ares Term Loan Document~~2021 Note Purchase Documents;

10.24. M&T Loans. An “event of default” shall occur under any of the M&T Loan Documents or any party to the M&T Mortgagee Agreement shall attempt to terminate or challenge the validity of the M&T Mortgagee Agreement; provided, however, any Event of Default under this Agreement arising solely as a result of a cross-default to an event of default under the M&T Loan Documents shall be deemed cured and waived if and to the extent such corresponding event of default has been cured or waived under the M&T Loan Documents;

10.25. Breach of MLP Supply Agreements. Termination without replacement of, or breach under, any of the MLP Supply Agreements or any replacement agreements or supplemental agreements related to fuel supply from the MLP (or OpCo) to GPM or a Subsidiary of GPM that remain uncured beyond any applicable cure or grace period; or

10.26. Enforcement of the MLP Guaranties. Enforcement of the MLP Supplier Guaranty or the PNC-MLP Guaranty in accordance with the terms of such guaranty.

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies.

(a) Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter, at the option of Required Lenders, all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower’s (i) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

(b) To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent: (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

~~(c) Without limiting any other provision hereof:~~

~~(i) At any bona fide public sale, and to the extent permitted by Applicable Law, at any private sale, Agent shall be free to purchase all or any part of the Investment Property. Any such sale may be on cash or credit. Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Investment Property for their own account in compliance with Regulation D of the Securities Act or any other applicable exemption available under the Securities Act. Agent will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. Agent may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Investment Property is customarily sold on a recognized market or threatens to decline speedily in value, Agent may sell such Investment Property at any time without giving prior notice to any Borrower or other Person.~~

~~(ii) Each Borrower recognizes that Agent may be unable to effect or cause to be effected a public sale of the Investment Property by reason of certain prohibitions of the Securities Act, so that Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property for their own account, for investment and without a view to the distribution or resale thereof. Each Borrower understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Property were sold at public sales, and agrees that Agent has no obligation to delay or agree to delay the sale of any of the Investment Property for the period of time necessary to permit the issuer of the securities which are part of the Investment Property (even if the issuer would agree), to register such securities for sale under the Securities Act. Each Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.~~

~~(iii) The net cash proceeds arising from the disposition of the Investment Property after deducting expenses incurred by Agent will be applied to the Obligations pursuant to Section 11.5 hereof. If any excess remains after the discharge of all of the Obligations, the same will be paid to the applicable Borrower or to any other Person that may be legally entitled thereto.~~

~~At any time after the occurrence and during the continuance of an Event of Default (A) Agent may transfer any or all of the Investment Property into its name or that of its nominee and may exercise all voting rights with respect to the Investment Property, but no such transfer shall constitute a taking of such Investment Property in satisfaction of any or all of the Obligations, and (B) Agent shall be entitled to receive, for application to the Obligations, all cash or stock dividends and distributions, interest and premiums declared or paid on the Investment Property.~~

11.2. Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

11.3. Setoff. Subject to Section 14.12, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender to reduce the Obligations.

11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to the Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all of the Obligations consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) including Cash Management Liabilities and Hedge Liabilities (to the extent reserves for such Cash Management Liabilities and Hedge Liabilities have been established by Agent) and the payment or cash collateralization of any outstanding Letters of Credit);

EIGHTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SEVENTH” above; and

NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH,” “SEVENTH,” “EIGHTH” and “NINTH” above; (iii) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH” and “EIGHTH above in the manner provided in this Section 11.5; and (iv) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2. Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 22, 2022 (the “Term”), unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.

13.2. Termination. The termination of the Agreement shall not affect any Borrower’s, Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV. REGARDING AGENT.

14.1. Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.10. Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11. No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended, modified, supplemented or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.12. Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XV. BORROWING AGENCY.

15.1. Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI. MISCELLANEOUS.

16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Agent for the purpose of accepting service within the Commonwealth of Pennsylvania. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in Philadelphia County, the Commonwealth of Pennsylvania.

16.2. Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Revolving Commitment Percentage or the maximum dollar amount of the Revolving Commitment Amount of any Lender without the consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));

(iii) except in connection with any increase pursuant to Section 2.25 hereof, increase the Maximum Revolving Advance Amount without the consent of all Lenders;

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the consent of all Lenders;

(vii) change the rights and duties of Agent without the consent of all Lenders;

(viii) subject to clauses (e) and (f) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Lenders; or

(ix) increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such Lender fails to respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by the Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, the Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be any of “Eligible Receivables,” “Eligible Inventory,” “Eligible Vendor Receivables,” “Eligible Credit Card Receivables” or “Eligible Fuel Inventory,” as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(f) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by Borrowers and the Lenders, at any time in the Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”); provided, that the Protective Advances made hereunder shall not exceed one hundred ten percent (110%) of the Formula Amount in the aggregate and provided further that at any time after giving effect to any such Protective Advances, the outstanding Revolving Advances and Maximum Undrawn Amount of all outstanding Letters of Credit do not exceed the Maximum Revolving Advance Amount. The

Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefore upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

16.3. Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to any Person (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c) Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more Persons and one or more Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentages as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d) Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f) Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

(g) Notwithstanding anything to the contrary set forth in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5. Indemnity and Release.

(a) Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to this Agreement or the Other Documents, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 16.5(a) by any Person under any Environmental Laws or similar laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 16.5(a)

harmless from and against all liability in connection therewith. In addition, to the extent Agent makes any payment on account of any recording taxes pursuant to this Section 16.5(a), the amount of such payment by Agent may be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

(b) As consideration for the extension of credit and the making of Advances by Agent and Lenders as set forth herein, each Borrower, for themselves and for each of their successors, assigns, affiliates, predecessors, employees, agents, heirs and executors, as applicable, by signing below, hereby releases and discharges Agent and Lenders, and all directors, officers, employees, attorneys and agents of Agent and Lenders, from any and all claims, demands, actions or causes of action of every kind or nature whatsoever, whether known or unknown, arising out of or in any way relating to the Existing Loan Documents. The release in this paragraph shall survive any termination of this Agreement. If any Borrower asserts or commences any claim, counter-claim, demand, obligation, liability or cause of action in violation of the foregoing, then the Borrowers agree to pay in addition to such other damages as Agent or any Lender may sustain as a result of such violation, all attorneys’ fees and expenses incurred by Agent or any such Lender as a result of such violation.

16.6. Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, an electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) [reserved];

(e) In the case of electronic transmission, when actually received;

(f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or PNC at:

PNC Business Credit

130 S. Bond Street

Bel Air, Maryland 21014

Attention:      James P. Sierakowski

Telephone:    (410) 638-2016

with an additional copy to:

Blank Rome LLP

One Logan Square

130 N. 18th Street

Philadelphia, Pennsylvania 19103

Attention:      Heather Sonnenberg, Esquire

Telephone:    (215) 569-5701

(B)	If to a Lender other than Agent, as specified on the signature pages hereof

(C)	If to Borrowing Agent or any Borrower:

GPM Investments, LLC

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

Attention:      Arie Kotler, Chief Executive Officer

Telephone:    (804) 730-1568 x1235

with copies to (each of which shall not constitute notice):

GPM Investments, LLC

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

Attention:      General Counsel

Telephone:    (804) 730-1568 x1109

16.7. Survival. The obligations of Borrowers under Sections 2.2(g), 3.7, 3.8, 3.9, 4.19(h), and 16.5 and the obligations of Lenders under Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9. Expenses. All costs and expenses including reasonable attorneys’ fees and (including the allocated costs of in house counsel) disbursements incurred by Agent on its behalf or on behalf of Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral or enforcement of this Agreement or any of the Other Documents, or (b) in connection with the entering into, modification, amendment and administration of this Agreement or any of the Other Documents or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder or under any of the Other Documents and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Borrower or any Guarantor or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement or any of the Other Documents and all related agreements, documents and instruments, may be charged to Borrowers’ Account and shall be part of the Obligations.

16.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

Any signature delivered by a party by electronic transmission shall be deemed to be an original signature hereto.

16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15. Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

16.16. Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate; provided, that, Agent obtains GPM’s approval of the contents of such announcement.

16.17. Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Lender may from time to time request, and Borrower shall provide to such Lender, Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for such Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18. Anti-Terrorism Laws.

(a) Each Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) Each Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrowers shall promptly notify Agent in writing upon the occurrence of a Reportable Compliance Event.

16.19. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary contained in this Agreement, any Other Document, or any other agreement, arrangement or understanding among Agent, Lenders and the Borrowers, Agent, each Lender and each Borrower acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution.

[Signatures to Appear on Following Pages]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:	GPM INVESTMENTS, LLC
GPM1, LLC
GPM2, LLC
GPM3, LLC
GPM4, LLC
GPM5, LLC
GPM6, LLC
GPM8, LLC
GPM9, LLC
GPM SOUTHEAST, LLC
E CIG LICENSING, LLC
GPM MIDWEST, LLC
GPM MIDWEST 18, LLC
GPM APPLE, LLC
FLORIDA CONVENIENCE STORES, LLC
GPM WOC HOLDCO, LLC
WOC SOUTHEAST HOLDING CORP.
VILLAGE PANTRIES MERGER SUB, LLC
VILLAGE PANTRY SPECIALTY HOLDING, LLC
MARSH VILLAGE PANTRIES, LLC
VILLAGE PANTRY, LLC
MUNDY REALTY, LLC
VIVA PANTRY & PETRO OPERATIONS, LLC
VILLAGE VARIETY STORE OPERATIONS, LLC
NEXT DOOR GROUP, LLC
PANTRY PROPERTY, LLC
NEXT DOOR RE PROPERTY, LLC
NEXT DOOR OPERATIONS, LLC
COLONIAL PANTRY HOLDINGS, LLC
ADMIRAL PETROLEUM COMPANY
ADMIRAL PETROLEUM II, LLC
ADMIRAL REAL ESTATE I, LLC
MOUNTAIN EMPIRE OIL COMPANY
GPM EMPIRE, LLC
GPM RE, LLC
GPM GAS MART REALTY CO, LLC

By:
Name: Arie Kotler
Title: Chief Executive Officer

By:
Name: Don Bassell
Title: Chief Financial Officer

Signature Page to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:
Name:	James P. Sierakowski
Title:	Senior Vice President

Signature Page to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement

STATE OF [                    ] )

                                            ) ss.

COUNTY OF [            ]    )

On this             day of                 , 2020, before me personally came ARIE KOTLER, to me known, who, being by me duly sworn, did depose and say that he is the chief executive officer of the Borrowers, the companies described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors, board of managers and/or member(s) of said company.

Notary Public

Notary Page to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement

STATE OF [                ]   )

                                          ) ss.

COUNTY OF [            ]   )

On this             day of                 , 2020, before me personally came DON BASSELL, to me known, who, being by me duly sworn, did depose and say that he is the chief financial officer of the Borrowers, the companies described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors, board of managers and/or member(s) of said company.

Notary Public

Notary Page to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement

Schedule A

Commitments

Lender	Revolving Commitment Amount	Revolving Commitment Percentage	Total Commitment Amount	Total Commitment Percentage
PNC Bank, National Association	$110,000,000	100%	$110,000,000	100%

Total	$110,000,000	100%	$110,000,000	100%

Exhibit 10.2

AMENDMENT TO SECOND AMENDED, RESTATED AND

CONSOLIDATED CREDIT AGREEMENT

THIS AMENDMENT TO SECOND AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT (this “Amendment”) is made as of October 14, 2021, by and among GPM INVESTMENTS, LLC, a Delaware limited liability company (“GPM”), GPM SOUTHEAST, LLC, a Delaware limited liability company (“GPM Southeast”), GPM1, LLC, a Delaware limited liability company (“GPM1”), GPM2, LLC, a Delaware limited liability company (“GPM2”), GPM3, LLC, a Delaware limited liability company (“GPM3”), GPM4, LLC, a Delaware limited liability company (“GPM5”), GPM5, LLC, a Delaware limited liability company (“GPM5”), GPM6, LLC, a Delaware limited liability company (“GPM6”), GPM8, LLC, a Delaware limited liability company (“GPM8”), GPM9, LLC, a Delaware limited liability company (“GPM9”), GPM RE, LLC, a Delaware limited liability company (“GPM RE”), VILLAGE PANTRY, LLC, an Indiana limited liability company (“Village Pantry”), GPM APPLE, LLC, a Delaware limited liability company (“GPM Apple”), GPM MIDWEST, LLC, a Delaware limited liability company (“GPM Midwest”), GPM MIDWEST 18, LLC, a Delaware limited liability company (“GPM Midwest 18”), WOC SOUTHEAST HOLDING CORP., a Delaware corporation (“WOC Southeast”), NEXT DOOR OPERATIONS, LLC, a Delaware limited liability company (“Next Door”), COLONIAL PANTRY HOLDINGS, LLC, a Delaware limited liability company (“Colonial Pantry”), VILLAGE VARIETY STORE OPERATIONS, LLC, a Delaware limited liability company (“Village Variety”), ADMIRAL PETROLEUM COMPANY, a Michigan corporation organized (“Admiral Petroleum”), ADMIRAL PETROLEUM II, LLC, a Delaware limited liability company (“Admiral Petroleum II”), MOUNTAIN EMPIRE OIL COMPANY, a Tennessee corporation (“MEOC”), GPM EMPIRE, LLC, a Delaware limited liability company (“GPM Empire”), and FLORIDA CONVENIENCE STORES, LLC, a Delaware limited liability company (“Florida Convenience”) (individually and collectively, jointly and severally, whether one or more in number and in any combination, the “Borrower”), and M&T BANK, a New York banking corporation (the “Bank”).

RECITALS

WHEREAS, Bank extended credit to Borrower in the aggregate original principal amount of up to Fifty-Five Million and No/100 Dollars ($55,000,000.00) (collectively, the “Loan”), pursuant to the terms and provisions of that certain Second Amended, Restated and Consolidated Credit Agreement dated as of June 24, 2021 by and among Borrower and Bank and certain other parties named therein (as modified or amended from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed in the Credit Agreement);

WHEREAS, additional terms and conditions with respect to the Loan are set forth in the Master Covenant Agreement, as modified and amended by that certain Amendment to Second Amended and Restated Master Covenant Agreement being entered into between GPM and Bank simultaneously herewith (the “Master Covenant Agreement Amendment”); and

WHEREAS, Borrower and Bank mutually desire to modify and amend the provisions of the Credit Agreement in the manner hereinafter set out, it being specifically understood that, except as herein modified and amended, the terms and provisions of the Credit Agreement shall remain unchanged and continue in full force and effect as therein written.

AGREEMENT

NOW, THEREFORE, effective as of the date first written above, Borrower and Bank, in consideration of Bank’s continued extension of credit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the foregoing, hereby agree that the Credit Agreement shall be, and the same hereby is, modified and amended as follows:

A. Conditions Precedent to Effectiveness of Modification. This Amendment shall become effective as of the date the following conditions precedent have been satisfied in Bank’s sole discretion or waived by Bank, for whose sole benefit such conditions exist (the “Amendment Effective Date”):

(a) Borrower shall have executed and delivered this Amendment to Bank;

(b) GPM shall have executed and delivered the Master Covenant Agreement Amendment to Bank;

(c) Bank shall have executed this Amendment and the Master Covenant Agreement Amendment;

(d) All of the conditions precedent set forth in Section A of the Master Covenant Agreement Amendment shall have been satisfied in Bank’s sole discretion or waived by Bank such that the Master Covenant Agreement Amendment has become effective as of the Amendment Effective Date; and

(e) Borrower shall have paid to Bank all fees due and payable in connection with this Amendment, including, without limitation, all administrative expenses, legal fees (including attorneys’ fees) and/or out-of-pocket expenses.

For the avoidance of doubt, if the conditions set forth in this Section A are not satisfied, (x) the Amendment Effective Date shall not have occurred, (y) the amendments set forth herein shall not become effective, and (z) the Credit Agreement, as in effect on the date of this Amendment, shall remain in full force and effect without any amendment, restatement, or other modification thereto.

B. Modifications. Upon satisfaction of the foregoing conditions precedent, the Credit Agreement shall be, without further act or deed, modified and amended as follows, effective as of the Amendment Effective Date:

1. Section 1 of the Credit Agreement, entitled “Definitions”, is hereby modified and amended by deleting the following defined terms in their entireties as follows: “Ares” and “Ares Credit Agreement”.

2. Subsection (a) of Section 6 of the Credit Agreement, entitled “Default”, is hereby deleted and restated in its entirety as follows:

a. Events of Default. Any of the following events or conditions shall constitute an “Event of Default” (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any amount due under the Loan, or any part thereof, with such failure continuing for three (3) business days; (ii) default by the Borrower in the performance of any other obligation, term or condition of this Agreement, or the other Transaction Documents, and, in the event such default is deemed capable of cure by Bank in its sole discretion, the continuation of such default for thirty (30) days after notice from Bank to Borrower (or sixty (60) days’ notice when such default is not capable of cure within a thirty (30) day period, as determined by Bank, and the Borrower is diligently pursuing such cure); (iii) default by the Borrower in the performance of any other obligation, term or condition under any indebtedness or obligation owing to the Bank (other than hereunder or in the Transactional Documents) beyond any applicable cure or grace period, including, without limitation, failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any amount due under such indebtedness; (iv) the Borrower is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern; (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days); (vii) the reorganization or dissolution of the Borrower (or the making of any agreement therefor); (viii) INTENTIONALLY DELETED; (ix) the entry of any final judgment or order of any court, other governmental authority or arbitrator against the Borrower that would have a Material Adverse Effect; (x) the material falsity, omission or inaccuracy of any facts submitted to the Bank (whether in a financial statement or otherwise); (xi) an adverse change in the Borrower, its business, assets, operations, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank, and which change constitutes a Material Adverse Effect; (xii) any pension plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities such that the lack of compliance or failure constitutes a Material Adverse Effect; (xiii) any indication or evidence received by the Bank that the Borrower may have directly or indirectly been engaged in any type of activity which, in the Bank’s discretion, might result in the forfeiture or any property of the Borrower to any governmental authority; (xiv) the occurrence of any event described in Section 6(a)(i) through and including 6(a)(xiii) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Loan; or (xv) the occurrence of any event of default (beyond any applicable grace, notice and/or cure period) under the PNC Credit Agreement.

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C. Representations and Warranties. Borrower hereby represents and warrants that no Event of has occurred and is continuing, or would exist with notice or the lapse of time or both, under any of the Transaction Documents, and that all representations and warranties herein and in the other Transaction Documents are true and correct in all material respects.

IT IS MUTUALLY AGREED by and between the parties hereto that this Amendment shall become a part of the Credit Agreement by reference and that nothing herein contained shall impair the security now held for said indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Credit Agreement, as hereby amended. Furthermore, Bank does hereby reserve all rights and remedies it may have against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the indebtedness evidenced by the Transaction Documents in addition to any other rights and remedies Bank may have under the Credit Agreement or any of the other Transaction Documents.

Each Borrower promises and agrees to pay and perform all of its requirements, conditions and obligations under the terms of the Transaction Documents and the Credit Agreement, as hereby modified and amended, said documents being hereby ratified and affirmed. The execution and delivery hereof shall not constitute a novation or modification of the lien, encumbrance or security title of any of the Security Instruments, which Security Instruments shall retain their priority as originally filed for record. Each Borrower expressly agrees that the Transaction Documents and the Credit Agreement are in full force and effect and that it has no right to setoff, counterclaim or defense to the payment thereof. Any reference contained in the Credit Agreement, as amended herein, or in any of the Transaction Documents to the Credit Agreement shall hereinafter be deemed to be a reference to such document as amended hereby.

This Amendment shall be closed without cost to Bank and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by Borrower. Bank is not providing legal advice or services to Borrower.

This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

This Amendment shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

[SIGNATURE PAGES FOLLOW]

3

AMENDMENT TO SECOND AMENDED, RESTATED AND

CONSOLIDATED CREDIT AGREEMENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

BORROWER:

GPM INVESTMENTS, LLC,

GPM SOUTHEAST, LLC,

GPM1, LLC,

GPM2, LLC,

GPM3, LLC,

GPM4, LLC,

GPM5, LLC,

GPM6, LLC,

GPM8, LLC,

GPM9, LLC,

GPM RE, LLC,

GPM Apple, LLC,

GPM Midwest, LLC,

GPM Midwest 18, LLC,

Next Door Operations, LLC,

Colonial Pantry Holdings, LLC,

Village Variety Store Operations, LLC,

Admiral Petroleum II, LLC,

GPM Empire, LLC,

Florida Convenience Stores, LLC,

each a Delaware limited liability company

By:	/s/ Arie Kotler	(SEAL)
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Donald P. Bassell	(SEAL)
Name:	Donald P. Bassell
Title:	Chief Financial Officer

VILLAGE PANTRY, LLC,
an Indiana limited liability company

By:	/s/ Arie Kotler	(SEAL)
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Donald P. Bassell	(SEAL)
Name:	Donald P. Bassell
Title:	Chief Financial Officer

4

AMENDMENT TO SECOND AMENDED, RESTATED AND

CONSOLIDATED CREDIT AGREEMENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

BORROWER (continued):

WOC SOUTHEAST HOLDING CORP.,
a Delaware corporation

By:	/s/ Arie Kotler	(SEAL)
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Donald P. Bassell	(SEAL)
Name:	Donald P. Bassell
Title:	Chief Financial Officer

ADMIRAL PETROLEUM COMPANY,
a Michigan corporation

By:	/s/ Arie Kotler	(SEAL)
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Donald P. Bassell	(SEAL)
Name:	Donald P. Bassell
Title:	Chief Financial Officer

MOUNTAIN EMPIRE OIL COMPANY,
a Tennessee corporation

By:	/s/ Arie Kotler	(SEAL)
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Donald P. Bassell	(SEAL)
Name:	Donald P. Bassell
Title:	Chief Financial Officer

5

AMENDMENT TO SECOND AMENDED, RESTATED AND

CONSOLIDATED CREDIT AGREEMENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

BANK:

M&T BANK,
a New York banking corporation

By:	/s/ Drake A. Stanair	(SEAL)
Name:	Drake A. Staniar
Title:	Vice President

6

Exhibit 10.3

AMENDMENT TO SECOND AMENDED AND RESTATED

MASTER COVENANT AGREEMENT

THIS AMENDMENT TO SECOND AMENDED AND RESTATED MASTER COVENANT AGREEMENT (this “Amendment”) is made as of October 14, 2021, by and between GPM INVESTMENTS, LLC, a Delaware limited liability company (“GPM”), and M&T BANK, a New York banking corporation (“M&T”).

RECITALS

WHEREAS, GPM and M&T entered into that certain Second Amended and Restated Master Covenant Agreement dated as of June 24, 2021 (as modified or amended from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement);

WHEREAS, Section 3.02 of the Agreement requires that GPM shall deliver a copy of any amendment or modification to the PNC Credit Agreement to M&T within ten (10) days following the execution thereof (the “PNC Amendment Requirement”);

WHEREAS, the PNC Credit Agreement has been amended pursuant to that certain Fifth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement dated as of October 14, 2021 (the “PNC Amendment”), a copy of which has been delivered to M&T pursuant to the PNC Amendment Requirement; and

WHEREAS, GPM and M&T mutually desire to modify and amend the provisions of the Agreement in the manner hereinafter set out for purposes of conforming the Agreement to the PNC Credit Agreement as modified by the PNC Amendment, it being specifically understood that, except as herein modified and amended, the terms and provisions of the Agreement shall remain unchanged and continue in full force and effect as therein written.

AGREEMENT

NOW, THEREFORE, effective as of the date first written above, GPM and M&T, in consideration of M&T’s continued extension of credit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the foregoing, hereby agree that the Agreement shall be, and the same hereby is, modified and amended as follows:

A. Conditions Precedent to Effectiveness of Modification. This Amendment shall become effective as of the date the following conditions precedent have been satisfied in M&T’s sole discretion or waived by M&T, for whose sole benefit such conditions exist (the “Amendment Effective Date”):

(a) GPM shall have executed and delivered this Amendment to M&T;

(b) M&T shall have executed this Amendment;

(c) GPM shall have paid to M&T all fees due and payable in connection with this Amendment, including, without limitation, all administrative expenses, legal fees (including attorneys’ fees) and/or out-of-pocket expenses;

(d) the Final 2021 Offering Memo (as defined in the PNC Amendment) shall not have been amended or modified in a manner materially adverse to M&T;

(e) (i) M&T shall have received the fully executed material 2021 Note Purchase Documents, in form and substance substantially consistent with the terms of the Final 2021 Offering Memo, (ii) the transactions contemplated by the 2021 Note Purchase Documents shall have been consummated in accordance with the terms thereof, and (iii) Bank shall have received evidence that ARKO Corp. shall have received proceeds under the 2021 Note Purchase Documents in the aggregate amount of $450,000,000 net of the placement agents’ discount and prior to payment of all fees and expenses associated therewith (it being understood that the conditions specified in the immediately preceding clause (ii) and in this clause (iii) shall be satisfied substantially concurrently with the effectiveness of the amendments to the Agreement as set forth herein);

(f) M&T shall have received evidence that the Ares Term Loan Obligations (as defined in the Agreement prior to the Amendment Effective Date) have been paid in full pursuant to a payoff letter in form and substance reasonably acceptable to M&T, which payoff letter shall include the release of all of Ares Capital Corporation’s rights and interests under the Master Mortgagee Agreement (as defined in the Agreement prior to the Amendment Effective Date) (it being understood that the payment in full of the Ares Term Loan Obligation shall be effected substantially concurrently with the effectiveness of the amendments to the Agreement as set forth herein);

(g) since December 31, 2020, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect; and

(h) M&T shall have received such other documents as M&T or M&T’s counsel may reasonably request, including, without limitation, written confirmation (or other evidence satisfactory to M&T and M&T’s counsel that the PNC Amendment has become effective as of the Amendment Effective Date).

For the avoidance of doubt, if the conditions set forth in this Section A are not satisfied, (x) the Amendment Effective Date shall not have occurred, (y) the amendments set forth herein shall not become effective, and (z) the Agreement, as in effect on the date of this Amendment, shall remain in full force and effect without any amendment, restatement, or other modification thereto.

B. Modifications. Upon satisfaction of the foregoing conditions precedent, the Agreement shall be, without further act or deed, modified and amended as follows, effective as of the Amendment Effective Date:

1. Recital C of the Agreement is hereby deleted and restated in its entirety as follows:

C. [Reserved]

2. Section 1 of the Agreement, entitled “Definitions”, is hereby modified and amended by deleting the following defined terms in their entireties as follows: “Ares Term Loan Agent”, “Ares Term Loan Agreement”, “Ares Term Loan Documents”, “Ares Term Loan Lenders”, “Ares Term Loan Obligations”, “Guarantor Security Agreement”, “Intercreditor Agreement”, “Investment Property”, “Latest Maturity Date”, “Pledge Agreement”.

3. Section 1 of the Agreement, entitled “Definitions”, is hereby further modified and amended by adding the following defined terms in alphabetical order as follows:

“2021 Note Purchase Agreement” shall mean the Purchase Agreement dated on or about October 14, 2021 by and among ARKO Corp., the Borrowers party thereto as guarantors, and the 2021 Notes Trustee.

“2021 Note Purchase Closing Date” shall mean the “Closing Date” as defined in the 2021 Note Purchase Agreement.

“2021 Note Purchase Documents” shall mean, collectively, the 2021 Note Purchase Agreement, the 2021 Notes, the 2021 Notes Indenture, and any and all of the other documents, agreements, and instruments evidencing the 2021 Note Purchase Obligations or otherwise executed in connection therewith, in each case, as amended, restated, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

“2021 Note Purchase Obligations” shall mean the Indebtedness owing by ARKO Corp. and the applicable Borrowers, as guarantors, to the 2021 Note Purchasers, pursuant to the 2021 Note Purchase Documents.

“2021 Note Purchasers” shall mean, collectively, the holders of the 2021 Notes.

“2021 Notes” shall mean those certain unsecured notes dated on or about the 2021 Note Purchase Closing Date issued by ARKO Corp. in the original principal amount of $450,000,000.

“2021 Notes Indenture” shall mean that certain Indenture dated on or about the 2021 Note Purchase Closing Date, between ARKO Corp., the Borrowers party thereto as guarantors and U.S. Bank National Association, as trustee (the “2021 Notes Trustee”), as amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms hereof.

“2021 Notes Trustee” has the meaning set forth in the definition of “2021 Notes Indenture”.

4. Section 1 of the Agreement, entitled “Definitions”, is hereby further modified and amended by deleting and restating the following defined terms in their entireties as follows:

“Compliance Certificate” shall mean a compliance certificate substantially in the form attached to the PNC Credit Agreement as Exhibit 1.2(a) to be signed by any Authorized Officer (as defined in the PNC Credit Agreement) of GPM,

2

which shall state that, based on an examination sufficient to permit such officer to make an informed statement, (a) to best of such officer’s knowledge, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.2, 7.4, 7.7, 7.8 and 7.10 of the PNC Credit Agreement; and (b) that to the best of such officer’s knowledge, each Borrower is in compliance in all material respects with all federal, state and local Environmental Laws (as defined in the PNC Credit Agreement), or if such is not the case, specifying all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

“Debt Payments” shall mean and include (a) all cash actually expended by any Borrower to make interest payments on any Advances under the PNC Credit Agreement, plus (b) accrued but unpaid interest on account of LIBOR Rate Loans (as defined in the PNC Credit Agreement), plus (c) all cash actually expended by any Borrower to make payments for all fees, commissions and charges set forth in the PNC Credit Agreement and with respect to any Advances under the PNC Credit Agreement (other than the float charges set forth in Section 2.6(b) of the PNC Credit Agreement), plus (d) all cash actually expended by any Borrower to make payments on Capitalized Lease Obligations, plus (e) all cash actually expended by any Borrower to make payments with respect to any other Indebtedness for borrowed money (including, without limitation, any payments under the Supplier Notes, unless a third party is providing funds to offset amounts paid under the applicable Supplier Note and excluding, for the avoidance of doubt, principal payments on the Revolving Advances), plus (f) all cash actually expended by any Borrower to make interest payments and scheduled principal payments on the 2021 Note Purchase Obligations, provided, however, that (x) non-cash amortization (which does not include any payment made by virtue of any set-off) of the Supplier Notes and (y) cash payments towards satisfaction of the Insurance Notes shall not constitute Debt Payments.

“Event of Default” shall, solely for purposes of this Agreement, have the meaning set forth in Article X of the PNC Credit Agreement.

“Financial Covenant or Financial Reporting Event of Default” shall mean any Event of Default arising under Section 10.5(a) of the PNC Credit Agreement (solely with respect to a breach under Section 6.5 of the PNC Credit Agreement or a failure to comply with Sections 9.7, 9.8, or 9.9, of the PNC Credit Agreement).

“M&T Priority Collateral” shall mean (a) the Real Property, fixtures, equipment and other personal property securing the M&T Real Estate Debt and/or the M&T Equipment Debt as of the Fourth Amendment Date and any Real Property, fixtures, equipment and other personal property (for the avoidance of doubt, other than the M&T Specified Equipment Boot Collateral) acquired with the proceeds of, and securing, the M&T Real Estate Debt and/or the M&T Equipment Debt after the Fourth Amendment Date.

“Other Documents” shall mean the Notes, the Fee Letter, any Guaranty, any Guarantor Security Agreement, the Pledge Agreement, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge (as defined in the PNC Credit Agreement), any Cash Management Products and Services, the Credit Card Notifications, the Master Reaffirmation Agreement, the Uncertificated Securities Control Agreement (as defined in the PNC Credit Agreement), the Intercompany Subordination Agreement and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by the PNC Credit Agreement.

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“Permitted Refinancing” shall mean a refinancing, replacement, renewal, restatement, extension or exchange of Indebtedness that:

(a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness (including any unfunded commitments) being refinanced, replaced, renewed, restated, extended or exchanged, except by an amount equal to the unpaid accrued interest and premium thereon, defeasance costs and other reasonable amounts paid and fees and expenses incurred in connection therewith;

(b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; provided that this clause (b) shall not apply to a refinancing of purchase money Indebtedness and Capitalized Lease Obligations; provided further that if such purchase money Indebtedness or Capitalized Lease Obligations has a maturity date (measured as of the date immediately before such refinancing) after the maturity date of the PNC Credit Agreement, the maturity date after such refinancing shall not be shortened to a date before the maturity date of the PNC Credit Agreement;

(c) is not entered into as part of a sale leaseback transaction;

(d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged;

(e) the obligors of which are the same as the obligors of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged, except that any Borrower may be an obligor thereof if otherwise permitted by the PNC Credit Agreement;

(f) is payment and/or lien subordinated to the Obligations at least to the same extent and in the same manner as the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; and

(g) is otherwise on terms no less favorable to the Borrowers and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged.

“Specified Event of Default” shall mean any Event of Default arising under Section 10.1, 10.5(a) (solely as a result of a breach of Section 6.5), or Section 10.7 of the PNC Credit Agreement.

“Test Period” shall mean, for any date of determination, as applicable, the four (4) consecutive fiscal quarters of the Borrowers most recently ended with respect to which the Agent has received (or was required to have received) certified financial statements pursuant to Section 9.8 of the PNC Credit Agreement as of such date of determination.

“Unfunded Capital Expenditures” shall mean Capital Expenditures of Borrowers on a Consolidated Basis made through Revolving Advances or Swing Loans under the PNC Credit Agreement or out of a Borrower’s own funds minus to the extent used to fund such Capital Expenditures, the amount of (a) equity contributed subsequent to the Closing Date, (b) purchase money or other financing or lease transactions permitted under the PNC Credit Agreement, (c) funds provided by a Primary Supplier, any fuel vendor (including fuel vendors of the MLP) or any third party (including a Governmental Body or landlord) for the purpose of making capital improvements, (d) net proceeds from the sale of real property and fixed assets including net proceeds used in conjunction with 1031 exchanges, (e) net proceeds from the 2021 Note Purchase Obligations after paying outstanding Indebtedness and fees and expenses in the aggregate amount of up to $27,000,000, and (f) all Capital Expenditures funded by Borrowers’ own funds to the extent such funds are not proceeds of Advances.

5. Section 2.02.5 of the Agreement, entitled “Protection of M&T Priority Collateral” is hereby modified and amended by deleting and restating the last sentence in its entirety as follows:

Additionally, for avoidance of doubt, M&T agrees and acknowledges that it is customary in the business of the M&T Borrowers for the M&T Borrowers to obtain various capital improvements through the use of equipment financing as permitted by the PNC Credit Agreement.

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6. Section 2.03.8 of the Agreement is hereby deleted and restated in its entirety as follows:

2.03.8 [Reserved]

7. Section 3.01 of the Agreement, entitled “Event of Default”, is hereby deleted and restated in its entirety as follows:

3.01 Event of Default. The occurrence of the following shall constitute an immediate default or event of default, however denominated, under each of the M&T Credit Facilities and/or the M&T Loan Documents:

3.01.1 Default under this Agreement. Failure to maintain compliance with the covenants set forth in Section 2 of this Agreement; provided that (a) if PNC waives compliance with any of the covenants set forth in Section 6.2, Section 6.5, Section 6.7, Section 6.9, Section 7.1, Section 7.2, Section 7.4, Section 7.7, Section 7.8, Section 7.10 and Section 7.12 of the PNC Credit Agreement pursuant to a limited waiver which does not amend the PNC Credit Agreement, GPM shall inform M&T of such waiver within ten (10) days following such waiver along with a copy of such waiver (if applicable) and failure to maintain compliance with the covenants set forth in Section 2 of this Agreement shall only constitute a default or event of default under the M&T Credit Facilities if M&T does not agree to a similar waiver, which agreement shall not be unreasonably withheld, and (b) if PNC has amended or modified the PNC Credit Agreement and GPM is in compliance with Section 6.2, Section 6.5, Section 6.7, Section 6.9, Section 7.1, Section 7.2, Section 7.4, Section 7.7, Section 7.8, Section 7.10 and Section 7.12 of the PNC Credit Agreement, as amended, GPM shall not be deemed in default under the M&T Credit Facilities so long as GPM complies with its obligations under this Agreement, with such compliance to be tested as if this Agreement had been amended in the same manner as the PNC Credit Agreement was amended. Notwithstanding the foregoing, M&T shall not be obligated to waive any covenant, term or condition contained herein. In the event that an Event of Default occurs under the PNC Credit Agreement, GPM shall provide notice thereof to M&T within five (5) days after the occurrence of such Event of Default, and GPM shall provide copies to M&T of any further notices received from PNC in connection with such Event of Default within five (5) days after the receipt thereof.

3.01.2 2021 Note Purchase Obligations. An “event of default” shall occur under any of the 2021 Note Purchase Documents; provided, however, any event of default under this Agreement arising solely as a result of a cross-default to an event of default under the 2021 Note Purchase Documents shall be deemed cured and waived if and to the extent such corresponding event of default has been cured or waived under the 2021 Note Purchase Documents.

8. Section 3.02 of the Agreement is hereby deleted and restated in its entirety as follows:

3.02 Amendments to PNC Credit Agreement. Within ten (10) days following the execution of any amendment or modification to the PNC Credit Agreement, GPM shall deliver a copy of such amendment or modification to M&T. M&T reserves the right to adjust or otherwise amend any of the covenants described herein based upon its review of any such amendment or modification to the PNC Credit Agreement to conform to the covenants in the PNC Credit Agreement. In amplification of the foregoing, within fifteen (15) days following M&T’s request, GPM and M&T shall execute any documents or instruments as required by M&T in its sole but reasonable discretion in connection with any such amendment or modification to the PNC Credit Agreement, including, without limitation, amendments or modifications to this Agreement.

C. Representations and Warranties. GPM hereby represents and warrants that no Event of Default (as defined in the Agreement) has occurred and is continuing, or would exist with notice or the lapse of time or both, and that all representations and warranties herein and in the other M&T Loan Documents are true and correct in all material respects.

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IT IS MUTUALLY AGREED by and between the parties hereto that this Amendment shall become a part of the Agreement by reference and that nothing herein contained shall impair the security now held for said indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Agreement, as hereby amended. Furthermore, M&T does hereby reserve all rights and remedies it may have against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the indebtedness evidenced by the M&T Loan Documents in addition to any other rights and remedies M&T may have under the Agreement or any of the other M&T Loan Documents.

GPM promises and agrees to pay and perform all of the requirements, conditions and obligations under the terms of the M&T Loan Documents and the Agreement, as hereby modified and amended, said documents being hereby ratified and affirmed. The execution and delivery hereof shall not constitute a novation or modification of the lien, encumbrance or security title of any security instrument executed in connection with the M&T Credit Facilities, which security instruments shall retain their priority as originally filed for record. GPM expressly agrees that the M&T Loan Documents and the Agreement are in full force and effect and that GPM has no right to setoff, counterclaim or defense to the payment thereof. Any reference contained in the Agreement, as amended herein, or in any of the M&T Loan Documents to the Agreement shall hereinafter be deemed to be a reference to such document as amended hereby.

This Amendment shall be closed without cost to M&T and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by GPM. M&T is not providing legal advice or services to GPM.

This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

This Amendment shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

[SIGNATURE PAGE FOLLOWS]

6

AMENDMENT TO SECOND AMENDED AND RESTATED

MASTER COVENANT AGREEMENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

GPM:

GPM INVESTMENTS, LLC,
a Delaware limited liability company

By:	/s/ Arie Kotler	(SEAL)
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Donald P. Bassell	(SEAL)
Name:	Donald P. Bassell
Title:	Chief Financial Officer

M&T:

M&T BANK,
a New York banking corporation

By:	/s/ Drake A. Stanlar	(SEAL)
Name:	Drake A. Staniar
Title:	Vice President

7

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400 Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2021 (the “Closing Date”), ARKO Corp., a Delaware corporation (the “Company”), completed its previously reported private offering of $450.0 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “Notes”). The Company used a portion of the proceeds from the issuance of the Notes to repay in full the approximately $223 million of outstanding secured indebtedness under its credit facility with Ares Capital Corporation and repay $200 million of certain other indebtedness under its other senior secured credit facilities. The Company intends to use the balance of the net proceeds for general corporate purposes.

The Notes were issued under, and are governed by, an indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, certain of the Company’s wholly owned domestic subsidiaries (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

Interest and Maturity. The Notes bear interest at 5.125% per annum, which accrues from the Closing Date, and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022. The Notes will mature on November 15, 2029 unless earlier redeemed or repurchased.

Guarantees. The Notes are guaranteed on an unsecured senior basis by all of the Guarantors. Additionally, subject to certain conditions, each of the Company’s future wholly owned domestic subsidiaries that (i) is a borrower or guarantor of obligations under certain of the Company’s credit facilities or (ii) incurs or guarantees indebtedness of the Company or any Guarantor in an aggregate amount in excess of $25 million will be required to join the Indenture as a guarantor of the Notes.

Ranking. The Notes and the guarantees thereof are the general senior unsecured obligations of the Company and the Guarantors, respectively, and rank equal in right of payment with all of the Company’s and the Guarantors’ respective existing and future unsubordinated indebtedness and are effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Redemption. The Company may redeem the Notes, in whole or in part, at any time on or after November 15, 2024 at the redemption prices specified in the Notes. The Company may also redeem all or part of the Notes at any time prior to November 15, 2024 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium (as defined in the Indenture), as of, and accrued and unpaid interest to, but not including, the redemption date. Additionally, the Company may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes prior to November 15, 2024 with the net cash proceeds of certain sales of its capital stock at 105.125% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption only if, after the redemption, at least 50% of the aggregate principal amount of the Notes originally issued together with any subsequently issued Additional Securities (as defined in the Indenture) that remains outstanding after the occurrence of each such redemption.

Change of Control. If the Company undergoes a Change of Control Repurchase Event (as defined in the Indenture) prior to maturity, then the Company must make an offer to repurchase all of the Notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to, but not including, the repurchase date.

Covenants. The Indenture contains restrictive covenants that, among other things, generally limit the ability of the Company and substantially all of its subsidiaries to (i) create liens, (ii) pay dividends, acquire shares of capital stock and make payments on subordinated debt, (iii) place limitations on distributions from certain subsidiaries, (iv) issue or sell the capital stock of certain subsidiaries, (v) sell assets, (vi) enter into transactions with affiliates, (vii) effect mergers and (viii) incur indebtedness. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.

Events of Default. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

No Registration. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated October 21, 2021, by and among ARKO Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Form of 5.125% Senior Note due 2029 (incorporated by reference to Exhibit A of the Indenture filed as Exhibit 4.01 to this Current Report on Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 26, 2021	By:	/s/ Arie Kotler
		Name:	Arie Kotler
		Title:	Chairman, President and Chief Executive Officer

Exhibit 4.1

ARKO CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

5.125% Senior Notes Due 2029

INDENTURE

Dated as of October 21, 2021

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Registrar and Paying Agent

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Appendix A	—	Provisions Relating to Securities

EXHIBIT INDEX

Exhibit A	—	Form of Security

Exhibit B	—	Form of Transferee Letter of Representation

Exhibit C	—	Form of Supplemental Indenture

Exhibit D	—	Form of Net Short Representation

INDENTURE dated as of October 21, 2021, among ARKO CORP., a Delaware corporation (the “Company”), each GUARANTOR from time to time a party hereto and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and the Additional Securities (collectively, the “Securities”):

Article 1.

Definitions and Incorporation by Reference

SECTION 1.01 Definitions.

“Accounts Receivable” means all rights of the Company or any Restricted Subsidiary to payment for goods sold, leased or otherwise disposed of and all rights of the Company or any Restricted Subsidiary to payment for services rendered and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with the GAAP.

“Additional Assets” means:

(1) any property, plant or equipment used in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.12 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security shall not be an Additional Security.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 4.04, 4.06 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 20% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase 20% of such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Applicable Premium” means with respect to a Security at any redemption date, as determined by the Company, the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such Security on November 15, 2024 (such redemption price being described in Section 3.07(a), exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through November 15, 2024 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (B) the then outstanding principal amount of such Security.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by (x) a Restricted Subsidiary to the Company or (y) a Restricted Subsidiary (other than a Real Estate SPV) or the Company to a Restricted Subsidiary (other than a Real Estate SPV), (B) for purposes of Section 4.06 only, (x) a Permitted Investment or a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01, (C) any disposition of assets with a Fair Market Value of less than $10,000,000, (D) a disposition of cash or Temporary Cash Investments, (E) the granting, creation or perfection of a Lien not prohibited by Section 4.09 (but not the sale or other disposition of the property subject to such Lien), (F) the disposition of products, services, inventory, equipment, real property and Accounts Receivable or other assets in the ordinary course of business, including in connection with the compromise, settlement or collection thereof, (G) sales in the ordinary course of business, (H) the disposition of damaged, obsolete, spoiled, expired, outdated, non-saleable, worn out, uneconomical, excessive or surplus property, equipment or assets, (I) licenses and sublicenses by the Company or any Restricted Subsidiary of software or intellectual property in the ordinary course of business, (J) any surrender or waiver of obligations of trade creditors or debtors or contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind

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(including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or debtor), (K) transfers of property subject to foreclosure, casualty, condemnation or eminent domain proceedings, (L) the termination of Hedging Obligations, (M) the trade or exchange by the Company or any Restricted Subsidiary of any asset for any other asset or assets; provided that the Fair Market Value of the asset or assets received by the Company or such Restricted Subsidiary in such trade or exchange (including any cash or Temporary Cash Investments) is reasonably equivalent to the Fair Market Value of the asset or assets disposed of by the Company or such Restricted Subsidiary pursuant to such trade or exchange, (N) any swap of assets, or lease, assignment or sublease of any real or personal property, or in exchange for services (including in connection with any outsourcing arrangements), of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company, (O) the lease, assignment or sublease of any real or personal property in the ordinary course of business, (P) any disposition in connection with a Sale/Leaseback Transaction permitted under Section 4.03 and 4.09, (Q) any disposition pursuant to a Real Estate Designation Transaction; provided, that no Default or Event of Default would occur and be continuing or immediately result from such disposition, (R) any dealerization of a location in the ordinary course of business, (S) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venturers or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements, (T) to the extent allowable under Section 1031 of the Code, any exchange of like property for use in a Related Business, (U) any disposition of notes or other obligations or other securities or assets received by the Company or a Restricted Subsidiary in connection with an Asset Disposition in order to comply with Section 4.06(c)(ii) and (V) sales or other dispositions of Qualified Real Estate Assets in connection with any Qualified Real Estate Financing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction (other than a Real Estate Designation Transaction, except to the extent provided in the second sentence of the definition thereof) means, as at the time of determination, the present value (discounted at a rate implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

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“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP (and, for the elimination of doubt, not an operating lease), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP and required to be reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For the avoidance of doubt, any obligations relating to a lease that would have been accounted for by the Company as an operating lease under GAAP as in existence on December 31, 2018, shall be accounted for as an operating lease and not a Capital Lease Obligation.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act), other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided that the consummation of any such transaction resulting in such person owning more than 50% of the total voting power of the Voting Stock of the Company shall not be considered a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following such transaction, (x) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to such transaction or (y) no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company, other than a Permitted Holder;

(2) the adoption by the Board of Directors of a plan relating to the liquidation or dissolution of the Company;

(3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, (x) beneficial owners of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) beneficially own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person in such merger or consolidation transaction immediately after such transaction or (y) Arie Kotler is the Chairman or Chief Executive Officer of the surviving Person and (B) in the case of the sale of all or substantially all the assets of the Company, each transferee becomes an obligor or a Guarantor in respect of the Securities; or

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(4) less than 35% of the total voting power of the Voting Stock or economic interests in the Capital Stock of GPMP is owned or controlled, directly or indirectly by the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of

(1) the aggregate amount of EBITDA for the period of the most recent four (4) full consecutive fiscal quarters for which internal consolidated financial statements of the Company are available to

(2) Consolidated Interest Expense for such four (4) fiscal quarters; provided, however, that:

(A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided, that interest expense in respect of Indebtedness Incurred under a revolving credit facility for working capital purposes shall be computed based upon the average daily balance of such Indebtedness during the applicable period);

(B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period;

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(C) if, since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(D) if, since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in the Company or any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve (12) months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four (4) fiscal quarters subject to the pro forma calculation.

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For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Current Liabilities” of such Person as of the date of determination means the aggregate amount of liabilities of such Person and its consolidated Restricted Subsidiaries which are classified as current liabilities under GAAP (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1) all intercompany items between any of such Person and any Restricted Subsidiary of such Person; and

(2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and the consolidated Restricted Subsidiaries (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14-1 or any successor provision) calculated in accordance with GAAP (excluding non-cash interest), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or the Restricted Subsidiaries, without duplication,

(1) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3) capitalized interest;

(4) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark- to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments pursuant to Hedging Obligations;

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(7) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of the Company or any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than such dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

(8) commissions, discounts, interest expense, dividends, and other fees and charges in connection with any Qualified Real Estate Financing;

(9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Restricted Subsidiary) in connection with Indebtedness Incurred by such plan or trust.

For purposes of this definition, interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (1) the Consolidated Total Indebtedness as of such date of determination to (2) EBITDA for the most recent four (4) full consecutive fiscal quarters for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments to Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries, calculated on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (without duplication):

(1) any net income of any Person if such Person is not the Company or a Restricted Subsidiary, except that

(A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually paid by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash actually funded by the Company during such period to such Person;

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(2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition, to the extent such net income is not paid in cash as a dividend or other distribution to the Company or a Restricted Subsidiary (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations in clause (3) below);

(3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

(A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually paid by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or any Restricted Subsidiary (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business ;

(5) extraordinary gains or losses;

(6) net income and losses attributable to abandoned, closed, disposed or discontinued operations;

(7) any non-cash compensation expense realized for grants of performance shares, stock options or other rights or other securities to officers, directors, employees and service providers of the Company or any Restricted Subsidiary shall be excluded; provided that such shares, options or other rights or securities can be settled only for Qualified Capital Stock of the Company or any Restricted Subsidiary;

(8) the cumulative effect of a change in accounting principles;

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(9) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;

(10) unrealized gains and losses with respect to Hedging Obligations, including without limitation, those resulting from the application of FASB ASC Topic 815;

(11) non-cash interest expenses attributable to the equity component of convertible debt, including under FASB ASC Topic 470, in each case, for such period; and

(12) solely for the purpose of calculating Consolidated Net Income under Section 4.04(a) there shall be excluded any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D) or (E).

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that is then secured by Liens on property or assets of the Company or any Restricted Subsidiary, other than any Indebtedness under clause (3) or (8) of such definition.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness to (b) the aggregate amount of EBITDA for the most recently ended four full consecutive fiscal quarters for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Total Assets” of a Person means, as of any date of determination, an amount equal to the total assets of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of such Person; provided, that, Consolidated Total Assets shall be calculated on a pro forma basis (consistent with as set forth under the definition of “Consolidated Coverage Ratio”) giving effect to any acquisition, or dispositions of properties or assets (including through mergers or consolidations) since the most recent balance sheet for which internal financial statements are available, including the transaction giving rise to the calculation under this definition.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis; provided, that, the aggregate principal amount of Permitted Indebtedness under Credit Facilities outstanding on the Issue Date pursuant to Section 4.03(b)(1) and Section 4.03(b)(4) shall be deemed to be outstanding on such date of determination (whether or not actually drawn or outstanding on such date).

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“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation; or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means one or more debt facilities (including the GPMI Credit Agreements and the GPMP Credit Agreements), commercial paper facilities, indenture or similar agreement, or other forms of debt financing (including convertible or exchangeable debt instruments) in each case, with banks or any other lenders, investors or trustees providing for any revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, amended and restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to conditions, covenants and other provisions) from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value or cash flows of which (or any material portion thereof) are materially affected by the value or performance of the Securities or the creditworthiness of the Company or any one or more of the Guarantors (the “Performance References”).

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“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of the Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate setting forth such valuation, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person, which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if: (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities under Sections 4.06 and 4.08 of this Indenture and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“DTC” means The Depository Trust Company.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) all provisions for taxes based on the income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations), of the Company and the consolidated Restricted Subsidiaries; plus

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(2) Consolidated Interest Expense; plus

(3) depreciation and amortization charges and expenses of the Company and the consolidated Restricted Subsidiaries (including amortization of intangibles but excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(4) any losses attributable to early extinguishment of Indebtedness or under any Hedging Obligation, and any unrealized losses attributable to the application of mark-to-market accounting in respect of Hedging Obligations; plus

(5) an amount equal to any extraordinary loss plus any net loss realized by the Company and the consolidated Restricted Subsidiaries in connection with an Asset Disposition; plus

(6) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; plus

(7) any fees, costs, expenses or charges (other than consolidated depreciation and amortization expenses) related to any actual, proposed or contemplated offering of Capital Stock by the Company, Permitted Investment, acquisition (including compensation expenses in respect thereof), whether or not actually completed, disposition (whether or not actually completed), recapitalization, the Incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful) or incurred in connection with a Qualified Real Estate Financing, including (i) such fees, expenses or charges related to the offering of the Securities and any of the Credit Facilities, and (ii) any amendment, waiver or other modification of this Indenture or the Securities and any of the Credit Facilities, any Qualified Real Estate Financing and any other Indebtedness permitted to be Incurred under this Indenture or any offering of Capital Stock by the Company in each case, whether or not consummated; plus

(8) the amount of loss or discount on sale of any Qualified Real Estate Assets to any Real Estate SPV in connection with a Qualified Real Estate Financing; plus

(9) unrealized foreign exchange gains or losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Subsidiaries; plus

(10) losses, expenses or charges (including all fees and expenses or charges related thereto) (i) from abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (ii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith; plus

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(11) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs, or any one-time costs incurred in connection with acquisitions and Investments (including travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), restructuring costs (including recruiting costs and employee severance), management transaction costs and advertising costs) and costs related to the closure and/or consolidation of facilities; plus

(12) the amount of annual “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar transactions or initiatives consummated after the Issue Date that are reasonably identifiable and factually supportable and projected by the Company in good faith to result from actions that been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 24 months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other transaction or initiative is consummated, net of the amount of actual benefits realized during such period from such actions; provided that, for any measurement period, the aggregate amount of cost savings, all other operating expense reductions and synergies resulting from such transactions shall not exceed 25% of EBITDA; plus

(13) all impairments and other non-cash charges or expenses of the Company and the consolidated Restricted Subsidiaries (excluding any such impairment and other non-cash charges and expenses to the extent representing an accrual of or reserve for cash expenditures in any future period);

less (without, in the case of each of the succeeding clauses (14) through (16), duplication to the extend the same increased Consolidated Net Income)

(14) all non-cash items of income of the Company and the consolidated Restricted Subsidiaries (other than accruals of revenue, or the amortization of cash or equipment received from suppliers, by the Company and the consolidated Restricted Subsidiaries in the ordinary course of business); less

(15) any gains attributable to early extinguishment of Indebtedness or under any Hedging Obligation, and any unrealized gains attributable to the application of mark-to-market accounting in respect of Hedging Obligations; less

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(16) an amount equal to any extraordinary gain plus any net gain realized by the Company and the consolidated Restricted Subsidiaries in connection with an Asset Disposition, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means each Subsidiary that is (1) an Immaterial Subsidiary, (2) prohibited by applicable law, rule or regulation from providing a Guarantee or would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval or licensor authorization has been received, (3) a captive insurance company subject to regulation as an insurance company (or any Subsidiary thereof), (4) a not-for-profit Subsidiary, (5) Broyles Hospitality, LLC, (6) GPMP, (7) GPM Petroleum GP, LLC, (8) GPMP, LLC, (9) a Foreign Subsidiary or (10) a Real Estate SPV.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined in good faith by the Company; provided, however, that if any Fair Market Value of property or assets is determined to be in excess of $25,000,000, such determination shall be set forth in an Officer’s Certificate delivered to the Trustee.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except with respect to any reports or financial information required to be delivered pursuant to Section 4.02, which shall be prepared in accordance with GAAP as in effect on the date thereof;

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provided, that if any such accounting principle changes after the Issue Date, the Company may, at its option, elect to employ such accounting principle.

“GPMI” means GPM Investments, LLC.

“GPMI Credit Agreements” means, collectively (i) that certain Third Amended and Restated Credit Agreement, as amended through April 30, 2021, among GPMI and the other borrowers and guarantors party thereto, PNC Bank, National Association, as agent, the other lenders party thereto, providing for a secured revolving credit facility in an aggregate principal amount of up to $140,000,000 (including revolving loans, swingline loans and letters of credit) and (ii) that certain Amended and Restated Credit Agreement, dated as of December 21, 2016, as amended by the Second Amended, Restated and Consolidated Credit Agreement, dated as June 24, 2021, among, GPMI and the other borrowers and guarantors party thereto and M&T Bank, as agent, providing for a secured line of credit of up to $20,000,000 for purchases of equipment and real estate loans in an aggregate principal amount of up to $35,000,000 and, in each case, as amended, restated, amended and restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to conditions, covenants and other provisions) from time to time. For the avoidance of doubt, except as other expressly stated in this Indenture, each GPMI Credit Agreement shall be deemed to be a “Credit Facility” for all purposes of this Indenture.

“GPMP” means GPM Petroleum LP.

“GPMP Credit Agreements” means, collectively (i) that certain Amended and Restated Credit Agreement, dated as of July 15, 2019, as amended by the Increase Agreement and Amendment, dated as of March 31, 2020, among GPMP, the guarantors and lenders party thereto and Capital One, National Association, as administrative agent, providing for a secured revolving credit facility in an aggregate principal amount of up to $500,000,000 (including revolving loans, swingline loans and letters of credit), with an option to incur incremental revolving commitments, subject to certain limitations and compliance with specified leverage ratios as set forth therein, in an aggregate principal amount of up to $200,000,000 on the same terms as the existing revolving credit facility commitments, and (ii) that certain Term Loan and Security Agreement, dated as of January 12, 2016, as amended by the First Amendment to Term Loan and Security Agreement, dated as of November 17, 2017, Second Amendment to Term Loan and Security Agreement, dated as of December 22 2017, Third Amendment to Term Loan and Security Agreement, dated as of July 15, 2019 and Fourth Amendment to Term Loan and Security Agreement, dated as of April 1, 2020, among, GPMP, each Person joined thereto as a borrower from time to time, the lenders party thereto, and PNC Bank, National Association, as agent, providing for a secured term loan in the aggregate principal amount of $32,400,000 and, in each case, as further amended, restated, amended and restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to conditions, covenants and other provisions) from time to time.

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For the avoidance of doubt, except as other expressly stated in this Indenture, each GPMP Credit Agreement shall be deemed to be a “Credit Facility” for all purposes of this Indenture.

“GPMP Limited Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of GPM Petroleum LP, dated December 3, 2019, by and among GPM Petroleum GP, LLC, GPMI and certain others party thereto, as in effect on the Issue Date, as it may be amended, amended and restated, supplemented or otherwise modified in accordance with the covenant described under “Limitation on Modifications to the GPMP Limited Partnership Agreement.”

“GPMP, LLC” means GPM Petroleum, LLC

“Guarantee” means any guarantee of the obligations of the Company under this Indenture relating to the Securities and of the Securities by any Guarantor in accordance with the provisions of this Indenture.

“Guarantor” means each Subsidiary of the Company (other than an Excluded Subsidiary) that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or similar agreements or arrangements relating to commodity prices.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Company or any Restricted Subsidiary whose EBITDA and Consolidated Total Assets was less than two and one half percent (2.50%) of the EBITDA and Consolidated Total Assets, respectively, of the Company and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP for the most recently ended four (4) full consecutive fiscal quarters for which internal consolidated financial statements of the Company are available; provided that the aggregate EBITDA and Consolidated Total Assets attributable to all such Immaterial Subsidiaries shall not exceed five percent (5.00%) of the EBITDA and Consolidated Total Assets, respectively, of the Company and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP for such period.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

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(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;

(4) changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values; and

(5) the reclassification of any outstanding Capital Stock as Indebtedness due to a change in accounting principles so long as such Capital Stock was issued prior to, and not in contemplation of, such accounting change shall in each case not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) to the extent required to appear as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property due more than six months after such property is acquired or such sale is completed, and all obligations of such Person under any title retention agreement relating to property acquired by such Person (but excluding (A) accounts payable or other liabilities to trade creditors arising in the ordinary course of business, (B) deferred compensation payable to directors, officers or employees of the Company or any Restricted Subsidiary and (C) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, a liability on the balance sheet of such Person in accordance with GAAP);

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(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); provided, that, for the elimination of doubt, any draw or request for payment under an issued letter of credit to the extent it constitutes Indebtedness pursuant to this clause (4) shall not be deemed a separate incurrence of Indebtedness;

(5) the amount of all obligations of such Person with respect to the redemption, repayment or repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person (but excluding, in each case, any accrued dividends);

(6) all guarantees by such Person of obligations of the type referred to in clauses (1) through (5) ;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person to the extent required to appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not payable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within thirty (30) days thereafter. Additionally, notwithstanding the foregoing, Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (iii) endorsements of checks or drafts arising in the ordinary course of business, (iv) Contingent Obligations in the ordinary course of business and not in respect of borrowed money and (v) obligations (including any Sale/Leaseback Transaction) in respect of Qualified Real Estate Financings.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

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The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to this Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock shall be its maximum liquidation value.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Securities” means $450,000,000 aggregate principal amount of 5.125% Senior Notes Due 2029 issued on the Issue Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (excluding accounts or notes receivable, trade credit and advances to customers, suppliers or joint venture partners, and commission, payroll, travel and similar advances to officers, employees and consultants and any prepayments and other credits to suppliers, in each case made in the ordinary course of business and that are recorded as Accounts Receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

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For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04, “Investment” shall include:

(1) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) by Moody’s, (2) BBB- (or the equivalent) by Standard and Poor’s or (3) BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means October 21, 2021.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open or are otherwise required by law to close in the State of New York or the place of payment.

“Lien” means any mortgage or deed of trust, charge, pledge, lien, security interest, hypothecation, or similar encumbrance upon or with respect to any property of any kind (including any conditional sale or title retention agreement or any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any Restricted Payment requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References or (ii) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

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“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Company (that are not held, directly or indirectly by an Affiliate of the Company) on the date of the making or declaration of a Restricted Payment, as applicable, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock on the principal securities exchange on which such Capital Stock are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment. No decline in Market Capitalization subsequent to the applicable date referred to in the immediately preceding sentence shall have the effect of prohibiting any Restricted Payment permitted as of such date, nor shall any Default be deemed to have occurred due to any decline in Market Capitalization occurring subsequent to the declaration or making of any such Restricted Payment that was permitted as of such date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Temporary Cash Investments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Temporary Cash Investments) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, accounting and investment banking fees, title and recording tax expenses, commissions and other fees and expenses incurred (including any relocation expenses incurred as a result thereof and any related severance and associated costs), and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which (i) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (ii) must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

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(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash shall be increased at such time by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Securities plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Oak Street Agreement” means that certain Standby Real Estate Purchase, Designation and Lease Program, dated as of May 3, 2021, by and between GPM Investments, LLC and Oak Street Real Estate Capital Net Lease Property Fund, LP, as may be amended from time to time.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness; provided, that Obligations with respect to the Securities shall not include fees or indemnifications in favor of third parties other than the Trustee and the Holders.

“Offering Memorandum” means the offering memorandum dated October 14, 2021, related to the offer and sale of the Initial Securities.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, Chief Executive Officer, the President, Chief Financial Officer, General Counsel, Chief Operating Officer, Controller, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary.

“Officer’s Certificate” means a certificate signed by at least one Officer.

“Opinion of Counsel” means a written opinion from legal counsel containing the statements required by this Indenture. The counsel may be an employee of or counsel to the Company (or if such opinion of counsel is in relation to a transaction of any other Guarantor or the Company, counsel to such other Guarantor or the Company).

“Performance References” has the meaning set forth for such term in the definition of Derivative Instrument.

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“Permitted Holder” means (1) Arie Kotler (together with (i) his spouse and children (natural or adopted); and (ii) the estate, heirs, executors, successors or administrators upon or as a result of the death, incapacity or incompetency of such person for purposes of the protection and management of such person’s assets), (2) any Person in which Arie Kotler, directly or indirectly, beneficially owns at 50% of the total voting power of the Voting Stock of such Person, (3) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Section 13(d) of the Exchange Act) of which Arie Kotler holds, directly or indirectly, voting or dispositive control over the Voting Stock of the Company or any direct or indirect parent of the Company, held by such person or group, and (4) any Person of which Arie Kotler is the executive chairman, chairman or chief executive officer.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary (other than a Real Estate SPV) or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary (other than a Real Estate SPV);

(2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to directors and employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary (including, without limitation, loans and advances the net proceeds of which are used solely to purchase Capital Stock of the Company in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto on other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans;

(7) Investments received (a) in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, (b) in satisfaction of judgments or (c) in compromise or resolution of litigation, arbitration or other disputes;

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(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (a) an Asset Disposition as permitted pursuant Section 4.06 or (b) a disposition of assets not constituting an Asset Disposition;

(9) any Person where such Investment was acquired by the Company or any Restricted Subsidiary (a) in connection with an acquisition, merger, amalgamation or consolidation with or into the Company or a Restricted Subsidiary in a transaction that is not prohibited by this Indenture to the extent that such Investment was not made in contemplation of such acquisition, merger, amalgamation or consolidation, (b) in exchange for any other Investment or Accounts Receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or Accounts Receivable or (c) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Person to the extent such Investments consist of advances, deposits and prepayment for purchases of any assets, prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person or otherwise in exchange for Qualified Capital Stock of the Company;

(12) any Person to the extent such Investments consist of Hedging Obligations;

(13) guarantees of Indebtedness otherwise permitted under Section 4.03 or guarantees by Company or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or a Restricted Subsidiary in the ordinary course of business;

(14) any Person to the extent such Investment exists on, or any Investment pursuant to a binding agreement that exists on, the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities or otherwise, in each case, pursuant to the terms of such Investment as in effect on the Issue Date or as otherwise contemplated pursuant to a binding agreement that exists on the Issue Date);

(15) any Person to the extent such Investments result solely from the receipt by the Company or a Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of receipt thereof);

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(16) any Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (16) and outstanding on the date such Investment is made, do not exceed the greater of (A) $75,000,000 and (B) 2.75% of Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the date of such Investment;

(17) Investments constituting (a) Accounts Receivable arising, (b) trade debt granted or (c) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(18) to the extent constituting Investments, advances in respect of transfer pricing and cost sharing arrangements (i.e., “cost plus” arrangements) that are (a) in the ordinary course of business and consistent with the Company’s historical practices and (y) funded not more than one hundred twenty (120) days in advance of the applicable transfer pricing and cost sharing payment;

(19) repurchases of the Securities;

(20) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(21) Investment in, contributions to or payments of benefits under any pension plan or other employee benefit plan in the ordinary course of business;

(22) Investments received in compromise or resolution of litigation, arbitration or other disputes;

(23) Investments in any Subsidiary of the Company or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(24) Investments in or relating to a Real Estate SPV that, in the good faith determination of the Company, are necessary or advisable to effect any Qualified Real Estate Financing;

(25) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers; and

(26) Investments in the ordinary course of business consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (26) above, the Company shall be entitled to classify (or reclassify) such Investment (or portion thereof) in one or more of such categories set forth above.

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“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmens’, repairmens’ and other like Liens, in each case for sums not more than 30 days’ past due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) leases or licenses with respect to the assets or properties of the Company or any Restricted Subsidiary, so long as such leases or licenses do not, individually or in the aggregate, interfere in any material respect with the ordinary course of the business of the Company or any Restricted Subsidiary;

(7) filing of Uniform Commercial Code financing statements (or similar filings under applicable law) regarding operating leases or which otherwise do not relate to an effective security interest in any asset owned by the Company or any Restricted Subsidiary;

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(8) survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9) judgment Liens in respect of judgments that do not constitute an Event of Default;

(10) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person, including Permitted Indebtedness Incurred under Section 4.03(b)(11), provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto, improvements thereon, accessions thereto, proceeds or replacements in respect thereof);

(11) Liens to secure Permitted Indebtedness Incurred under Section 4.03(b)(1);

(12) Liens existing on the Issue Date to secure Permitted Indebtedness Incurred under Section 4.03(b)(2) and Liens securing any Refinancing Indebtedness in respect thereof and Liens to secure Permitted Indebtedness Incurred under Section 4.03(b)(4);

(13) Liens on assets of any Foreign Subsidiary to secure Indebtedness permitted by Section 4.03(b)(13);

(14) Liens to secure Coverage Indebtedness to the extent that, on a pro forma basis after giving effect to the Incurrence of such Coverage Indebtedness, the Company’s Consolidated Secured Leverage Ratio would not exceed 2.0 to 1.0.

(15) Liens existing on the Issue Date;

(16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto, improvements thereon, accessions thereto, proceeds thereof or replacements in respect thereof);

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(18) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto, improvements thereon, accessions thereto, proceeds thereof or replacements in respect thereof);

(19) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(20) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(21) Liens in favor of the Company or any Guarantor;

(22) Liens created for the benefit of (or to secure) the Securities (or the Guarantees of the Securities) or payment obligations to the Trustee in respect thereof;

(23) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (10), (13), (15) or (18); provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (10), (13), (15) or (18) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing;

(24) Liens Incurred to secure cash management services in the ordinary course of business;

(25) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby;

(26) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(27) Liens on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

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(28) Liens with respect to obligations that are at any one time outstanding not to exceed the greater of (i) $75,000,000 and (ii) 2.75% of Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the date of such Incurrence;

(29) Liens incurred in connection with a Sale/Leaseback Transaction Incurred pursuant to Section 4.03(b)(14) of this Indenture;

(30) Liens on (i) cash collateral accounts securing liabilities in respect of credit card facilities or merchant accounts, commodities accounts or brokerage accounts in the ordinary course of business and consistent with past practice and (ii) securities that are the subject of permitted repurchase agreements constituting Temporary Cash Investments;

(31) Liens on cash in favor of credit card processors in the ordinary course of business and consistent with past practice;

(32) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or services providers of the Company or any Restricted Subsidiary in the ordinary course of business and purported Liens which are granted to a customer, supplier or service provider pursuant to the terms of a credit application or form agreement;

(33) in the case of real property that constitutes a leasehold interest (i) any Lien to which the fee simple interest (or any superior leasehold interest) is subject or (ii) any Lien in favor of a landlord on leasehold improvements in lease premises;

(34) Liens for the benefit of a seller deemed to attach solely to each earnest money deposits in connection with a letter of intent on an acquisition agreement;

(35) Liens on Qualified Real Estate Assets incurred in connection with a Qualified Real Estate Financing; and

(36) Liens on the Capital Stock of Unrestricted Subsidiaries.

Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien described in clause (10), (15) or (18) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

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“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) (i) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements or (ii) assumed in connection with the acquisition of any fixed or capital assets; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred no later than 270 days after such acquisition of such assets.

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

“Qualified Equity Offering” means any public or private issuance and sale of the Company’s Capital Stock (other than Disqualified Stock) or Capital Stock of any direct or indirect parent of the Company, as applicable; provided, however, that, in the case of an offering by any direct or indirect parent of the Company, the cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Securities to be redeemed with such proceeds are received by the Company as a contribution to its common equity capital. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or

(2) any issuance and sale to any Subsidiary of the Company.

“Qualified Real Estate Assets” means parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof and any Capital Stock of any Real Estate SPV and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organizational or formation documents or other agreement entered into in furtherance of the organization of such entity.

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“Qualified Real Estate Financing” means one or more real estate financing facilities (including the issuance of Preferred Stock of one or more Real Estate SPVs) that are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Real Estate SPV) pursuant to which the Company or any of its Restricted Subsidiaries sells or grants a Lien in Qualified Real Estate Assets to, or for the benefit of, a Real Estate SPV that in turn sells or grants a Lien in Qualified Real Estate Assets to, or for the benefit of, a Person that is not the Company or any of Subsidiaries and, in each case, as amended, restated, amended and restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to conditions, covenants and other provisions) from time to time; provided, that (i) the Board of Directors shall have determined in its reasonable business judgment that such Real Estate Financing is in the aggregate fair and reasonable to the Company and (ii) all sales and/or contributions of Qualified Real Estate Assets to the applicable Real Estate SPV are made at Fair Market Value.

“Rating Agencies” means Standard & Poor’s, Moody’s or Fitch or if any of Standard & Poor’s, Moody’s or Fitch shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Standard & Poor’s, Moody’s or Fitch, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control and (b) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in clauses (1) or (2) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by either Standard & Poor’s or Moody’s):

(1) if the Securities are rated by one or both of Standard & Poor’s and Moody’s on the Rating Date with an Investment Grade Rating, the rating of the Securities shall have been withdrawn or have been reduced so that the Securities do not have an Investment Grade Rating by at least one of Standard & Poor’s and Moody’s; or

(2) if the Securities are rated below an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Securities shall have been withdrawn or have been reduced by either Standard & Poor’s or Moody’s.

For purposes of this definition, if either of Standard & Poor’s or Moody’s shall not make a rating on the Securities publicly available, Fitch or another nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company shall be substituted for Standard & Poor’s or Moody’s, as the case may be.

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“Real Estate Designation Transaction” means a Sale/Leaseback Transaction in accordance with the Oak Street Agreement or any substantially similar agreement or arrangement in which the acquisition of such property by the Company or a Restricted Subsidiary is required or requested by the seller thereof; provided, however, that the transfer of property by the Company or a Restricted Subsidiary to a Person in connection with the Sale/Leaseback Transaction (i) occurs within 60 days of the initial acquisition thereof by the Company or a Restricted Subsidiary and (ii) the Company or a Restricted Subsidiary receives consideration in the form of cash or Temporary Cash Investments in an amount equal to or greater than the consideration paid by the Company or a Restricted Subsidiary for such property. Notwithstanding anything to the contrary, if any Real Estate Designation Transaction fails at any time to meet the requirements of the foregoing proviso, it will deemed to be a Sale/Leaseback Transaction (and not a Real Estate Designation Transaction) for all purposes of this Indenture, including the definition of Attributable Debt.

“Real Estate SPV” means a special purpose entity established as a “bankruptcy remote” Restricted Subsidiary for the purpose of acquiring or holding Qualified Real Estate Assets in connection with any Qualified Real Estate Financing, which shall engage in no operations or activities other than those related to such Qualified Real Estate Financing.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

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“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business reasonably related to, ancillary, complementary or incidental thereto and extensions and expansions thereof.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), or dividends or other distributions that are distributed in accordance with the GPMP Limited Partnership Agreement);

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by the Company or a Restricted Subsidiary);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Guarantor (other than (A) from the Company or any Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one (1) year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

The amount of any Restricted Payment if made otherwise than in cash shall be the Fair Market Value of the assets subject thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

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“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person that is not a Subordinated Obligation, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A) any obligation of such Person to the Company or any Subsidiary of the Company;

(B) any liability for federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D) any Capital Stock;

(E) any Indebtedness, which, when Incurred and without respect to any election under Section 111(b) of Title 11, United States Code, is without recourse to such Person;

(F) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(G) Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries.

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“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with positive changes to the Performance References or (ii) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a significant subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person: (A) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person and one or more Subsidiaries of such Person; or one or more Subsidiaries of such Person; and (B) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has

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outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 364 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(5) investments in securities with maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s;

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7) to the extent held by a Foreign Subsidiary, other short-term Investment utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management in Investments of a type materially analogous to those described in clauses (1) through (6) of this definition.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2024; provided, however, that if the period from such redemption date to November 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Treasury Rate will be determined by the Company or its agent.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

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“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary (or any Person becoming a Subsidiary through merger or consolidation or Investment therein)) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of such Subsidiary to be so designated); provided, further that (A) no Default or Event of Default would occur and be continuing or immediately result from such designation and (B) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

If, on any date, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.03, the Company will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness is permitted under Section 4.03.

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If at any time the Company delivers a written notice to the Trustee designating any Unrestricted Subsidiaries to be a Restricted Subsidiary, any such Subsidiary shall cease to be an Unrestricted Subsidiary immediately upon the Trustee’s receipt of such notice.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” (or comparable source, if The Wall Street Journal ceases to publish these rates) on the date two (2) Business Days prior to such determination.

Except as described under Section 4.03, whenever it is necessary to determine whether the Company or any of the Guarantors has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Company’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by the Company or one or more other Wholly Owned Subsidiaries. Notwithstanding the foregoing, GPMP shall be deemed to be a Wholly-Owned Subsidiary of the Company for so long as the Company owns, directly or indirectly, not less than the percentage ownership of the Capital Stock of GPMP set forth in the Offering Memorandum.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Appendix”	2.01
“Asset Sale Offer”	4.06(d)
“Asset Sale Offer Amount”	4.06(e)(2)
“Asset Sale Offer Period”	4.06(e)(2)

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Term	Defined in Section
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01(b)
“Coverage Indebtedness”	4.03(a)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Initial Lien”	4.09
“LCT Election”	1.05
“LCT Test Date”	1.05
“legal defeasance option”	8.01(b)
“Notice of Default”	6.01
“Paying Agent”	2.03
“Permitted Indebtedness”	4.03(b)
“Purchase Date”	4.06(e)(1)
“Registrar”	2.03
“Reversion Date”	4.11(b)
“Successor Company”	5.01(a)(1)
“Suspended Covenants”	4.11(a)
“Suspension Date”	4.11(a)
“Suspension Period”	4.11(b)

Additional defined terms are as defined in the Appendix.

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SECTION 1.03 Divisions. Any reference in this Indenture to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it by this Indenture;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(h) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(i) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(j) all references to the date the Securities were originally issued shall refer to the date the Issue Date; and

(k) a “Section” refers to a Section of this Indenture.

SECTION 1.05 Limited Condition Transactions. When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of

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determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the occurrence or absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) on which the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction (including, for the elimination of doubt, on the date of consummation of such Limited Condition Transaction) and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (b) Consolidated Interest Expense for purposes of the Consolidated Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.

For the avoidance of doubt, if the Company shall have made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or Consolidated Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.

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Article 2.

The Securities

SECTION 2.01 Form and Dating. Provisions relating to the Securities are set forth in the Appendix attached hereto as Appendix A (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the forms contained in Exhibit A hereto, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends (including, for the avoidance of doubt, transfer restriction legends) or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02 Execution and Authentication. At least one Officer shall sign the Securities for the Company by manual or facsimile signature or via electronic signature as provided in Section 11.17 of this Indenture.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent as described below in this Section 2.02) manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $450,000,000 of 5.125% Senior Notes Due 2029 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.12 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be delivered by the Trustee to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

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SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company may remove any Registrar, Paying Agent or co-registrar upon written notice to such agent and to the Trustee; provided, however, that no such removal shall become effective with respect to the Registrar or Paying Agent, as the case may be, until (1) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above or clause (3) below or (3) notification to the Trustee in writing that the Company or any of its Subsidiaries should serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) or (2) above or this clause (3). The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.04 Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

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SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause to be furnished, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Company notifies the Trustee in writing the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. If a Security is replaced pursuant to this Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

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SECTION 2.09 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver a certificate of such disposition to the Company upon written request unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.10 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.11 CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.12 Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Securities are not fungible with the Securities for federal income tax purposes, such nonfungible Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Securities.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

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(a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(b) the issue price, the issue date and the CUSIP number of such Additional Securities.

Article 3.

Redemption

SECTION 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities or the Section of this Indenture pursuant to which the redemption shall occur.

SECTION 3.02 Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable or by lot in accordance with DTC procedures, to the extent applicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. At the written request of the Company, the Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03 Notice of Redemption. At least 10 days but not more than 60 days before a date for redemption of Securities, the Company shall deliver electronically or, at the Company’s option, mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.

The Company shall give each notice to the Trustee provided for in this Section at least five (5) Business Days before a notice of redemption is required to be delivered pursuant to this Section 3.03 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption complies with the conditions herein.

Notice of any redemption of the Securities in connection with a transaction (including a Qualified Equity Offering, an Incurrence of Indebtedness, a Change of Control Repurchase Event or other transaction) may, at the Company’s discretion, be given prior to the completion thereof and any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a related transaction or otherwise.

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If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than sixty (60) days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Subject to the immediately preceding paragraph, the notice shall identify the Securities to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding Securities are to be redeemed, the principal amounts of the particular Securities to be redeemed;

(f) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Securities or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(h) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the form of notice required to be delivered by this Section.

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SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction of any conditions contained in such notice as permitted by Section 3.03. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05 Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities to be redeemed on that date (together with all accrued and unpaid interest on such Securities to, but not including, such date) other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07 Optional Redemption. Except as set forth in this Section 3.07, the Securities shall not be redeemable at the option of the Company prior to November 15, 2024.

(a) On or after November 15, 2024, all or a portion of the Securities shall be redeemable at the option of the Company, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Year	Redemption Price
2024	102.563%
2025	101.281%
2026 and thereafter	100.000%

(b) At any time prior to November 15, 2024, the Company may at its option on one or more occasions redeem Securities (including any Additional Securities) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Securities (calculated after giving effect to the issuance of Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) equal to 105.125%, plus accrued and unpaid interest thereon to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 50% of such aggregate principal amount of the Securities (calculated after giving effect to the issuance of Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (unless all Securities are otherwise redeemed substantially concurrently, other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within one hundred twenty (120) days after the date of the related Qualified Equity Offering.

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(c) Prior to November 15, 2024, the Company may at its option redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities, plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 3.08 Mandatory Redemption. The Securities are not subject to any mandatory redemption or sinking fund payments.

Article 4.

Covenants

SECTION 4.01 Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02 SEC Reports. So long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), or provide Securityholders (with a copy to the Trustee) with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections (after giving effect to all applicable extensions and cure periods, including pursuant to Rule 12b-25 under the Exchange Act) and prepared in all material respects in accordance with the rules of regulations applicable to such reports.

If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company must provide the Trustee and Securityholders with, within the time periods specified below:

(a) Within 90 days after the end of each fiscal year, annual audited financial statements for such fiscal year, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company (but not for any subsidiaries on a stand-alone basis) with respect to the periods presented prepared in accordance with GAAP and a report thereon by the Company’s certified independent accountants;

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(b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements (including footnotes) for the interim period as of, and for the period ending on, the end of such quarter, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company (but not for any subsidiaries on a stand-alone basis) with respect to the periods presented prepared in accordance with GAAP; and

(c) Within five days after the end of the time period specified for filing current reports on Form 8-K by the SEC, current reports containing information substantially similar to the information that would be required to be filed in a Current Report on Form 8-K under the Exchange Act pursuant to Sections 1 and 4, Items 2.01, 2.03, 2.04(a), 5.01, 5.02(a)(1) (with respect to independent directors only), 5.02(b) (with respect to officers and independent directors only), 5.02(c)(1) and (3), 5.02 (d)(1), (2), (3) and (4) (in each case, with respect to independent directors only) and 5.03(b) of Form 8-K (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K) to the extent available (as determined in good faith by the Company)) if the Company had been a reporting company under the Exchange Act;

provided, that none of such reports referred to in clauses (a), (b) or (c) above will be required to (i) comply with Section 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC (with respect to any non-GAAP financial measures contained therein), (ii) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (iii) contain the separate financial information contemplated by Rules 3-05, 3-09, 3-10, 3-16, Article 11, 13-01 or 13-02 of Regulation S-X promulgated by the SEC and (iv) provide financial statements in interactive data format using the eXtensible Business Reporting Language.

The Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in the first paragraph of this section with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. The Company may satisfy its obligations referred to in clauses (a), (b) and (c) above by posting such information on the Company’s website or on a site maintained by the Company or a third party (which may be password protected). If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company also will arrange and participate in quarterly conference calls to discuss its results of operations with Holders, beneficial owners of the Securities, prospective purchasers of the Securities, securities analysts and market makers no later than 15 days following the date on which the Company releases its results for the applicable quarterly or annual period or the quarterly and annual financial statements are made available as provided above. For the elimination of doubt, a customary quarterly “earnings call” open to the public shall satisfy the Company’s obligation in the immediately preceding sentence. Dial-in conference call information will be included in or provided together with such financial statements, or provided in a public press release.

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Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information or to hold a conference call required by this Section 4.02 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.02) upon furnishing or filing such report or certification or holding of such conference call as contemplated by this Section 4.02 (but without regard to the date on which such report or certification is so furnished or filed or such conference call is held); provided that such cure shall not otherwise affect the rights of the Securityholders under “Default” if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Securityholders and to prospective investors, upon the reasonable requests of such Securityholders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. Notwithstanding anything to the contrary contained in this Section 4.02, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Securityholders if the Company has filed or furnished such reports with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed or furnished.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.02 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

In the event that the rules and regulations of the SEC permit the Company or any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis, the Company may satisfy its obligations in this Section 4.02 by furnishing financial information and reports relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors and the other Subsidiaries of the Company on a stand-alone basis, on the other hand.

The Trustee shall have no responsibility to determine whether any filings pursuant to this section have occurred.

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SECTION 4.03 Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this clause (a) being herein referred to as “Coverage Indebtedness”); provided further, that the amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $100,000,000 and (y) 0.75 times EBITDA (as determined on a pro forma basis, including a pro forma application of the net proceeds therefrom) for the most recently ended four full consecutive fiscal quarters for which internal consolidated financial statements of the Company are available at any one time outstanding.

(b) Notwithstanding the foregoing clause (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this clause (b) being herein referred to as “Permitted Indebtedness”):

(1) Indebtedness Incurred by the Company and any Restricted Subsidiary pursuant to the GPMI Credit Agreements or any other Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (x) $200,000,000 and (y) 1.5 times EBITDA (as determined on a pro forma basis, including a pro forma application of the net proceeds therefrom) for the most recently ended four full consecutive fiscal quarters for which internal consolidated financial statements of the Company are available;

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon in each case at the time of such issuance or transfer, as applicable, (B) if the Company is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness shall be expressly subordinated to the prior payment in full of all obligations with respect to the Securities and (C) if a Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinated to the prior payment in full of all obligations of such Guarantor with respect to its Guarantee; provided, that clauses (B) and (C) shall not apply to intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries;

(3) the Securities and the Guarantees (other than any Additional Securities);

(4) Indebtedness outstanding under the GPMP Credit Agreements on the Issue Date and other Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b)); plus the maximum amount of additional or incremental Indebtedness permitted to be incurred under the GPMP Credit Agreements as in effect on the Issue Date (which for the avoidance of doubt, shall include any undrawn commitments thereunder);

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(5) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or any of its Restricted Subsidiaries or merged with or amalgamated with or into the Company or any of its Restricted Subsidiaries in accordance with the terms of this Indenture or (B) Indebtedness of the Company or any Restricted Subsidiary incurred to finance a merger or any acquisition; provided, however, that (I) in each case, on the date of such merger or acquisition and after giving pro forma effect thereto, either (x) the Company would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio would be equal to or greater than the Consolidated Coverage Ratio immediately prior to such merger or acquisition, (II) in each case, such Indebtedness is not incurred while an Event of Default exists and no Default shall result therefrom and (III) solely in the case of subclause (B) above, such Indebtedness does not mature and does not require any payment of principal prior to the final scheduled maturity of the Securities (other than amortization of principal in an amount not to exceed two percent (2.0%) per annum);

(6) Refinancing Indebtedness in respect of any Coverage Indebtedness and in respect of the GPMP Credit Agreements (which may be Incurred under any Credit Facility) or any other Permitted Indebtedness Incurred pursuant to clauses (3), (4) or (5) of this Section 4.03(b) or this clause (6);

(7) Hedging Obligations incurred in the ordinary course of business and not for the purpose of speculation;

(8) Obligations in respect of workers’ compensation claims, health, disability or other benefits, public liability insurance, unemployment insurance, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, or customs, completion, advance payment, performance, bid, performance, appeal and surety bonds, completion guarantees, letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, and other similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting the foregoing;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 10 Business Days of its Incurrence;

(10) the guarantee by the Company or any Guarantor of Indebtedness of the Company or any Guarantor that was permitted to be Incurred by another provision of this covenant; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the guarantee thereof Incurred pursuant to this clause (10) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being guaranteed;

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(11) Purchase Money Indebtedness (i) Incurred to finance or reimburse the price of the acquisition, construction, development, design, installation or improvement by the Company or a Restricted Subsidiary of assets or (ii) assumed in connection with the acquisition of any fixed or capital assets, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (A) $125,000,000 and (B) 4.50% of Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the date of such Incurrence;

(12) Indebtedness Incurred by the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and incurred pursuant to this clause (12) does not exceed the greater of (A) $75,000,000 and (B) 2.75% of Consolidated Total Assets of the Company and the Restricted Subsidiaries determined at the date of such Incurrence;

(13) Indebtedness Incurred by Foreign Subsidiaries of the Company in an aggregate principal amount at any time outstanding pursuant to this clause (13) not to exceed the greater of (A) $25,000,000 and (B) 1.0% of Consolidated Total Assets of the Foreign Subsidiaries determined as of the date of such Incurrence;

(14) Attributable Debt of the Company or any Restricted Subsidiary Incurred in connection with any Sale/Leaseback Transaction which, when taken together with all other Attributable Debt of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and incurred pursuant to this clause (14), does not exceed the greater of (A) $50,000,000 and (B) 3.0% of Consolidated Total Assets of the Company and the Restricted Subsidiaries determined at the date of such Incurrence;

(15) any obligation arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the sale, disposition or acquisition of any business, assets, Investment, Indebtedness or Capital Stock of or by the Company or a Restricted Subsidiary in a transaction not prohibited by this Indenture;

(16) Indebtedness of the Company or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in ordinary course supply arrangements;

(17) Indebtedness of the Company or any Restricted Subsidiary in respect of any agreement or other arrangement governing the provision of treasury, cash management services or deposit account overdraft protection services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services;

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(18) Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(19) Indebtedness consisting of obligations under deferred compensation arrangements, non-competition agreements or similar arrangements;

(20) Indebtedness incurred in the ordinary course of business and consistent with past practice (A) in connection with cash pooling arrangements, cash management, deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit, zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting), payables outsourcing, payroll processing, trade finance services, investment accounts, securities accounts, and other similar arrangements consisting of netting agreements and overdraft protections and (B) in connection with the use of purchasing cards or “P-cards”, credit card (including purchase card and commercial card), prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit card services;

(21) Obligations in respect of Disqualified Stock of the Company or Preferred Stock of any Restricted Subsidiary in an amount not to exceed $50,000,000 in the aggregate at any one time outstanding;

(22) Indebtedness in connection with all obligations of the Company or any Restricted Subsidiary under a fuel supply contract or any other agreement entered into in the ordinary course of business to which the Company or such Restricted Subsidiary is a party to pay, repay, reimburse or indemnify any counterparty under any such agreement for branding expenses or other upfront funding, in each case, resulting from the termination of any such agreement, so long as such amounts do not become payable;

(23) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities and this Indenture; and

(24) Indebtedness in respect of Obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations.

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(c) Notwithstanding the foregoing, neither the Company nor any Guarantor may Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Guarantee to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this Section 4.03, (1) subject to subclause (3) below, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, may classify or reclassify, and later divide, classify reclassify (as if Incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.03, (2) without limiting the foregoing, subject to subclause (3) below, the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the clauses of paragraph (b) above and, in connection therewith, the Company shall be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness, (3) all Indebtedness outstanding (x) under any Credit Facility (other than the GPMP Credit Agreements) on the Issue Date will be deemed to have been Incurred on such date in reliance on Section 4.03(b)(1) and (y) under any GPMP Credit Agreement on the Issue Date will be deemed to have been Incurred on such date in reliance on Section 4.03(b)(4) and, in each case, except as between Indebtedness Incurred under Credit Facilities pursuant Section 4.03(b)(1) and Section 4.03(b)(4), the Company shall not be permitted to reclassify all or any portion of such Indebtedness, (4) the accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount or value, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock and (5) the reclassification of any lease or other liability of the Company or any of the Restricted Subsidiaries as Indebtedness due to a change in accounting principles after the Issue Date shall not be deemed to be an Incurrence of Indebtedness.

(e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any of the Restricted Subsidiaries may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

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SECTION 4.04 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time such Restricted Payment is made:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur, on a pro forma basis, an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (including Restricted Payments permitted by Section 4.04(b)(3) and Section 4.04(b)(11)), but excluding all other Restricted Payments permitted by Section 4.04(b) would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2021 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date (including Qualified Capital Stock issued upon the exercise of warrants, options or other rights to acquired Qualified Capital Stock) or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds that are used to redeem Securities in accordance with Section 3.07(b); plus

(C) the amount by which the principal amount of consolidated Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any consolidated Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange (exclusive of any accrued and unpaid interest required to be paid upon any such conversion or exchange)); plus

(D) except as included in clause (E) below, an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset other than cash received by the Company or any Restricted Subsidiary subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any

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Restricted Subsidiary) and resulting from repurchases, prepayments, repayments or redemptions of such Investments by such Person, and any proceeds realized on the sale or other disposition of any such Investment, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary (or such Unrestricted Subsidiary has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into the Company or a Restricted Subsidiary), the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (or such Unrestricted Subsidiary has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into the Company or a Restricted Subsidiary) (other than to the extent the Company’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment); plus

(E) 100% of (x) any dividends or distributions received in cash (or the Fair Market Value of any distributions received other than in cash) by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary or (y) the net proceeds from the sale or other disposition of the Capital Stock of an Unrestricted Subsidiary received in cash by the Company or a Restricted Subsidiary (and the Fair Market Value of any non-cash proceeds received by the Company or a Restricted Subsidiary) after the Issue Date, in each case, to the extent that such dividends or proceeds were not otherwise included in Consolidated Net Income for such period.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock, with a sale, exchange or contribution being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale, exchange or contribution; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Guarantor made in exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03, with an Incurrence being deemed substantially concurrent if such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such Incurrence;

(3) the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Indebtedness within sixty (60) days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself shall be deemed to have been paid on such date of declaration and shall not also be deemed a Restricted Payment under Section 4.04(a));

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(4) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries from officers, former officers, employees, former employees, directors or former directors or consultants or former consultants of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto); provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed $12,500,000 in any calendar year, with any portion of such amount that is unused in any calendar year to be carried forward to the next successive calendar year and added to such amount for that successive year, plus, to the extent not previously applied or included, the Net Cash Proceeds received by the Company from sales of Qualified Capital Stock of the Company to employees or directors of the Company or any of its Subsidiaries (to the extent such Net Cash Proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3));

(5) the declaration and payments of dividends on Disqualified Stock or any Preferred Stock of any Restricted Subsidiary issued or outstanding in accordance with Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

(6) repurchases, redemptions or other acquisitions or retirement for value of Capital Stock (a) deemed to occur upon exercise, conversion or exchange of stock options, warrants or other rights to acquire Capital Stock, if such Capital Stock represents a portion of the exercise price of such options, warrants or other rights or (b) made in lieu of withholding taxes in connection with any such exercise, conversion or exchange;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise, conversion or exchange of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company;

(8) payments of intercompany subordinated Permitted Indebtedness the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Event of Default has occurred and is continuing or would otherwise result therefrom;

(9) other Restricted Payments in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) 2.75% of Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the date of such Restricted Payment;

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(10) any Restricted Payments if, at the time of making such payments, and after giving effect thereto (including the Incurrence of any Indebtedness permitted under Section 4.03 to finance such payment), the Company’s Consolidated Leverage Ratio would not exceed 3.0 to 1.0; provided, however, that no Event of Default has occurred and is continuing or would otherwise result therefrom;

(11) (i) the purchase, redemption, defeasance or other acquisition or retirement for value of, the Company’s common stock (or a Restricted Payment to any direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of such company’s purchase, redemption, defeasance or other acquisition or retirement for value of such company’s common stock), including pursuant to any accelerated share repurchase agreement or similar arrangement, and (ii) the declaration and payment of dividends or distributions, in an aggregate amount under subclause (i) and (ii) of this clause (11) not to exceed $15,000,000 per annum;

(12) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, that comply with Article 5; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Company shall have made a Change of Control Offer (if required by this Indenture) and that all Securities validly tendered by Securityholders (and not validly withdrawn) in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

(13) payments, distributions or dividends in connection with a Qualified Real Estate Financing.

For purposes of determining compliance with this Section 4.04, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the clauses (1) through (13) of Section 4.04(b), the Company shall be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.04.

SECTION 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

(1) with respect to clauses (a), (b) and (c),

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on or prior to the Issue Date, including the GPMI Credit Agreements, the GPMP Credit Agreements and GPMP Limited Partnership Agreement;

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(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Company (as determined by the Company in its reasonable and good faith judgment) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E) any encumbrance or restriction pursuant to an agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not created in anticipation of such acquisition;

(F) any encumbrance or restriction pursuant to applicable law, rule, regulation or order (or other governmental approval, license or permit);

(G) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers, suppliers, landlords or insurance, surety or bonding companies;

(H) any encumbrance or restriction with respect to a Foreign Subsidiary entered into in the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(I) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

(J) provisions in agreements or instruments which prohibits the payment or making of dividends or other distributions other than on a pro rata basis;

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(K) customary provisions in organizational documents, joint venture agreements and other similar agreements (in each case relating solely to the applicable joint venture or similar entity or the equity interests therein);

(L) customary provisions contained in leases, licenses (including with respect to intellectual property) and other similar agreements entered into in the ordinary course of business;

(M) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitations, licenses of intellectual property) or other contracts;

(N) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(O) provisions contained in sales agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Company or any Restricted Subsidiary in respect of a transaction permitted by this Indenture and solely to the extent in effect pending the closing of such transaction and relating solely to the assets covered or contemplated thereby;

(P) customary encumbrances or restrictions with respect to a Real Estate SPV effected in connection with a Qualified Real Estate Financing; provided, however, that such restrictions apply only to such Real Estate SPV; and

(Q) any encumbrance or restrictions existing under or by reason of any agreements governing other Indebtedness permitted to be incurred under Section 4.03 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those permitted in (y) this Indenture, the Securities and the Guarantees or (z) agreements governing Indebtedness outstanding on the Issue Date, in each case as determined by the Company in its reasonable and good faith judgment.

(2) with respect to clause (c) of this Section 4.05 only,

(A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

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SECTION 4.06 Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be: (A) to the extent the Company elects, within 365 days of the receipt of such Net Available Cash, (i) to reduce, prepay, defease, redeem, purchase or otherwise retire the outstanding principal amount of Permitted Indebtedness under Credit Facilities Incurred pursuant to Section 4.03(b)(1) or Section 4.03(b)(4); (ii) to reduce, prepay, defease, redeem, purchase or otherwise retire the outstanding principal amount of any other Senior Indebtedness of the Company or any Guarantor; provided, however, that the Company shall equally and ratably reduce the principal amount of Securities outstanding, through open-market purchases or through redemption, or shall offer (in accordance with the procedures set forth below in Section 4.06(b)) to all Securityholders to purchase their Securities at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but not including the date of redemption, in an aggregate principal amount which, if the offer were accepted, would result in such reduction; (iii) to reduce, prepay, defease, redeem, purchase or otherwise retire Indebtedness of a Restricted Subsidiary that is not a Guarantor other than Indebtedness owed to the Company or an Affiliate of the Company; (iv) to acquire or invest in Additional Assets or make any other capital expenditures in respect of a Related Business or to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Related Business; or (v) any combination of the foregoing;

provided, however, that in connection with any prepayment, repayment or purchase of revolving Indebtedness pursuant to clauses (i), (ii) or (iii) above, the Company or such Restricted Subsidiary shall cause the related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

(b) The requirement of Section 4.06(a)(3)(A)(iv) shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries within the time period specified in Section 4.06(a)(3)(A) and such Net Available Cash is subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

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(c) For purposes of Section 4.06(a)(2), the following are deemed to be cash or Temporary Cash Investments: (i) the assumption or discharge of Indebtedness or other liabilities shown on the most recent balance sheet (or the notes thereto) of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that is a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liabilities in connection with such Asset Disposition; (ii) any securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Disposition, to the extent of the cash received in that conversion; and (iii) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (1) $75,000,000 and (2) 2.75% of Consolidated Total Assets of the Company and the Restricted Subsidiaries at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(d) Any Net Available Cash from an Asset Disposition that is not applied or invested as provided in Section 4.06(a)(3)(A) above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds received by the Company or any Guarantor exceeds $30,000,000, the Company shall, within ten (10) days after the date on which Excess Proceeds exceeds $30,000,000, make an offer to the Securityholders (and, at the option of the Company, to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company) (an “Asset Sale Offer”) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest to, but not including, the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000 in excess thereof. The Company shall not be required to make such an Asset Sale Offer pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $30,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Asset Sale Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Asset Sale Offer, Net Available Cash shall be reset at zero If any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(e) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall deliver to the Trustee and shall deliver electronically or, at the Company’s option, mail, or cause to be mailed, by first-class mail to each Holder, a written notice stating that the Holder may elect to have such Holder’s Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(d) in the event the Asset Sale Offer is oversubscribed) in denominations of $2,000 of principal amount or any greater integral multiple of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 10 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision.

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(2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the dollar amount of the Asset Sale Offer (the “Asset Sale Offer Amount”), including information as to any other Senior Indebtedness included in the Asset Sale Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Sale Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (d). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on or prior to the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. If the Asset Sale Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements reasonably satisfactory to the Trustee. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Asset Sale Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to, and are to be accepted by, the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Asset Sale Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Asset Sale Offer Period for application in accordance with this Section 4.06.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

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(f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

(g) Notwithstanding the foregoing, to the extent that repatriation to the United States of any or all of the Net Cash Proceeds of any Asset Disposition by a Foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would have a material adverse tax consequence (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), the portion of such Net Cash Proceeds to affected will not be required to be applied in compliance with this covenant, and any such amounts may be retained by the applicable Foreign Subsidiary, provided that clause (x) of this Section 4.06(g) shall apply to such amounts so long, but only so long, as the applicable local law will not permit the repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take actions reasonably required by the applicable local law, applicable organizational impediments or other impediments to permit such repatriation), and if such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law and is not subject to clause (y) of this paragraph, then, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this covenant. The time periods set forth in this Section 4.06 shall not start until such time as the Net Cash Proceeds may be repatriated (whether or not such repatriation actually occurs).

SECTION 4.07 Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10,000,000, unless (1) the terms of the Affiliate Transaction, taken as a whole, are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time of the Affiliate Transaction in comparable arm’s-length dealings with a Person who is not an Affiliate of the Company or such Restricted Subsidiary; and (2) the Company delivers to the Trustee (A) if such Affiliate Transaction involves an amount in excess of $10,000,000 but not greater than $35,000,000, an Officer’s Certificate to the Trustee certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 4.07 and (B) if such Affiliate Transaction involves an amount in excess of $35,000,000, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.07 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors, if any. For purposes of Section 4.07(a)(2)(B), any Affiliate Transaction shall be deemed to have satisfied the requirements thereof if (x) such Affiliate Transaction is

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approved by a majority of the disinterested members of the Board of Directors or (y) in the event there are no disinterested members, a letter from an accounting, appraisal or investment banking firm of national standing is provided stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such Affiliate Transaction meets the requirements of Section 4.07(a)(1).

(b) The provisions of Section 4.07(a) shall not prohibit (1) (A) any Permitted Investment or (B) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04; (2) transactions between or among the Company and/or any of the Restricted Subsidiaries (other than a Real Estate SPV) or an entity that becomes a Restricted Subsidiary (other than a Real Estate SPV) as a result of such transaction and transactions between or among the Company and/or any of the Restricted Subsidiaries in connection with any Qualified Real Estate Financing; (3) any employment, consulting, management or service agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any Restricted Subsidiary in the ordinary course of business, and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, any such agreement, plan or arrangement; (4) (A) loans or advances to employees in the ordinary course of business and on customary terms and (B) forgiveness of Indebtedness of current or former employees, officers or directors of the Company or any Restricted Subsidiaries (or any spouses, ex-spouses, or estate of any of the foregoing) owing to the Company on account of repurchases of the stock options, restricted stock units, purchased shares or other Equity Interests of the Company held by such Persons in an aggregate amount not to exceed $10,000,000 since the Issue Date; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of the Company; (5) the payment of fees, compensation and payments in respect of indemnities to directors, officers, employees or consultants of the Company and the Restricted Subsidiaries; (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the issuance or sale of any Capital Stock of any Restricted Subsidiary (or any Person that thereby becomes a Restricted Subsidiary) to any Person; (7) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements); (8) any contribution to the capital of the Company; (9) any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment, modification or replacement of such transaction, agreement or arrangement; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under, any such amendment, modification or replacement shall only be permitted by this clause (9) to the extent that the terms of any such transaction, agreement or arrangement together with all amendments thereto, taken as a whole, are not more disadvantageous to Holders in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date; (10) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns Capital Stock in, or controls, such Person; and (11) other agreements or arrangements in effect on the Issue Date or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to the Company and the Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Issue Date.

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SECTION 4.08 Change of Control Repurchase Event. (a) Upon the occurrence of a Change of Control together with a Ratings Event (together, a “Change of Control Repurchase Event”), each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(b) Within thirty (30) days following any Change of Control Repurchase Event, except to the extent the Company has previously or concurrently exercised its right to redeem the Securities by delivery of a notice of redemption as described under Section 5 of the Securities, the Company shall cause a notice to be delivered electronically or, at its option, mailed by first-class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control Repurchase Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control Repurchase Event;

(3) the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed or delivered); and

(4) the instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c) Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act, a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

(d) The Company shall not be required to make a Change of Control Offer following a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all outstanding Securities has been given previous to, or concurrently with, the Change of Control Repurchase Event pursuant to this Indenture and as described under Section 5 of the Securities, unless and until there is a default in payment of the applicable redemption price.

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(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(f) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to, but not including, the purchase date to the Holders entitled thereto.

(g) If holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not validly withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchase all of the Securities validly tendered and not validly withdrawn by such holders, the Company or such third party will have the right, upon not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

(h) A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company’s obligations under this Section by virtue of the Company’s compliance with such securities laws or regulations.

SECTION 4.09 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of the Company or a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities and the Guarantees shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

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Any such Lien thereby created in favor of the Securities or any Guarantee shall be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of such Lien in favor of any Guarantor, upon the termination and discharge of such Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest or fees, any accretion of accreted value, any amortization of original issue discount, any payment of interest in the form of additional Indebtedness containing the same terms or in the form of Qualified Capital Stock of the Company, any payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class or any accretion of original issue discount or liquidation preference and any increase in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

For purposes of determining compliance with this Section 4.09, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.09 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.09, the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.09 and will be entitled to include only the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this Section 4.09 and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph of this Section 4.09 without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.

SECTION 4.10 Future Guarantors. The Company shall cause (i) each Wholly Owned Subsidiary (other than any Excluded Subsidiary) and (ii) any other Restricted Subsidiary (other than any Foreign Subsidiary or Real Estate SPV) that (a) guarantees Indebtedness under any Credit Facility (other than the GPMP Credit Agreements or any other Credit Facility under which GPMP is a borrower or a guarantor) or (b) incurs, guarantees or otherwise becomes liable for any other Indebtedness of either the Company or any Guarantor after the Issue Date in an aggregate amount in excess of $25,000,000 to, in each case within 30 days after Incurring such Indebtedness, execute and deliver to the Trustee a supplemental indenture in substantially the form attached as Exhibit C hereto pursuant to which such Subsidiary shall guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of this Indenture and applicable to the other Guarantors.

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SECTION 4.11 Suspension of Covenants. (a) Following the first day (the “Suspension Date”) that: (i) the Securities have an Investment Grade Rating from at least two Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, the Company and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.10 and 5.01(a)(3) (collectively, the “Suspended Covenants”) and the then-existing Guarantees will be suspended as of the Suspension Date.

(b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) at least two Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

(c) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(4). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the provisions specified in Sections 4.04(a)(3)(A)-(E) will increase the amount available to be made under Section 4.04(a). For purposes of determining compliance with Section 4.06(a), the amount of Net Available Cash from all Asset Dispositions not applied in accordance with the covenant shall be deemed to be reset to zero.

SECTION 4.12 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that in the course of the performance by such Officer of his or her duties he or she would normally have knowledge of any Default and whether or not such Officer knows of any Default that occurred during such period. If so, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.13 Limitation on Modifications to the GPMP Limited Partnership Agreement. The Company will not, and will not permit any Restricted Subsidiary to, amend, amend and restate, supplement or otherwise modify, or waive any provision of the GPMP Limited Partnership Agreement in any manner that would adversely affect or impair the ability of the Company, GPMI or any other Restricted Subsidiary to receive dividends or distributions in accordance with the terms set forth therein; provided, that the Company and its Restricted

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Subsidiaries may amend, amend and restate, supplement or otherwise modify, or waive any provision of the GPMP Limited Partnership Agreement in good faith in connection with an Asset Disposition that complies with Section 4.06 and the other provisions of this Indenture and that is reasonably necessary to reflect the ownership and structure of GPMP and/or its Subsidiaries following the completion of such Asset Disposition.

Article 5.

Successor Company

SECTION 5.01 When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1) the surviving corporation or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability corporation or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and if the Successor Company shall be a limited liability corporation or limited partnership, a Wholly Owned Subsidiary of the Successor Company that is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia shall expressly assume, on a joint and several basis with the Successor Company, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Successor Company under the Securities and this Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, the Company would (a) be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (b) have had a Consolidated Coverage Ratio no less than the Consolidated Coverage Ratio immediately prior to such transaction ; and

(4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

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The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, and the predecessor of the Company shall be released from the obligation to pay the principal of and interest on the Securities and Guarantees, as applicable.

For all purposes of this Indenture, Subsidiaries of the Successor Company shall, upon any transaction subject to this covenant, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture.

(b) The Company shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to any Person unless: (1) except in the case of a Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officer’s Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture.

Notwithstanding anything to the contrary contained in this Section 5.01, (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets the Company or any Guarantor and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in a jurisdiction within the United States of America, any State thereof or the District of Columbia.

Article 6.

Defaults and Remedies

SECTION 6.01 Events of Default. Each of the following is an “Event of Default”:

(1) a default in the payment of interest on the Securities when due, continued for thirty (30) days;

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(2) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Company to comply with its obligations under Section 5.01;

(4) the failure by the Company to comply for one hundred eighty (180) days after the notice specified below with any of its obligations under Section 4.02;

(5) the failure by the Company or any Guarantor to comply for sixty (60) days after the notice specified below with any of its other agreements contained in the Securities or this Indenture (other than those referred to in clauses (1), (2), (3) or (4) above);

(6) Indebtedness of the Company or any Significant Subsidiary is (x) not paid within any applicable grace period after final maturity or (y) is accelerated by the holders thereof prior to its Stated Maturity because of a default and, in either case (x) or (y), the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000; provided that if, prior to any acceleration of the Securities, (i) any such default is cured or waived, (ii) any such acceleration is rescinded or (iii) such Indebtedness is repaid, within a period of thirty (30) days from the earlier of continuation of such default beyond any applicable grace or cure period or the occurrence of such acceleration, as the case may be, any such Event of Default under this Indenture (but not any acceleration of the Securities) shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

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(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree for the payment of money in excess of $50,000,000 or its foreign currency equivalent (net of any amounts that are covered by insurance or indemnities) is entered against the Company or any Significant Subsidiary, remains outstanding for a period of sixty (60) consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

(10) any Guarantee of a Significant Subsidiary (or of a group of Guarantors that in the aggregate would be a Significant Subsidiary) ceases to be in full force and effect or any Guarantor that is a Significant Subsidiary (or of a group of Guarantors that in the aggregate would be a Significant Subsidiary) denies or disaffirms its (or their) obligations under its (or their) Guarantee(s) (in each case other than as permitted in accordance with the terms of this Indenture).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4), (5) and (9) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company, with a copy to the Trustee, of the Default and the Company does not cure such Default within the time specified, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remediated and state that such notice is a “Notice of Default”. A Notice of Default may not be given with respect to any action taken, and reported publicly or to the Trustee and Holders, more than two years prior to such Notice of Default. Any Notice of Default, notice of acceleration or instruction to the Trustee to provide a Notice of Default, notice of acceleration or take any other action (a “Securityholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Securityholder Direction relating to delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder must, at the time of providing a Securityholder Direction, covenant to provide the Company with such other information as the company may reasonably request from time to

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time in order to verify the accuracy of such Securityholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of DTC or its nominee.

If, following the delivery of a Securityholder Direction, but prior to acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Securityholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Securityholder Direction, but prior to acceleration of the Securities, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Securityholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Securityholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Securities held by the remaining Holders that provided such Securityholder Direction would have been insufficient to validly provide such Securityholder Direction, such Securityholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred and the Trustee shall be deemed not to have received such Securityholder Direction or any notice of such Event of Default.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Securityholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Securityholder Direction.

Any Default for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

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SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, with a copy to the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Company, with a copy to the Trustee, may rescind any such acceleration with respect to the Securities and its consequences (including any payment Default that directly resulted from such acceleration) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to receive indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

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SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability, claim or expense;

(4) the Trustee has not complied with such written request within sixty (60) days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Securityholder is unduly prejudicial to such other Securityholders). In the event that the definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such definitive Securities had been issued.

SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on

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behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 of this Indenture;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7.

Trustee

SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

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(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02 Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

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(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Securities or the Guarantees at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(k) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and will be held un-invested.

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SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co- registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05 Notice of Defaults. The Trustee shall not be deemed to have actual knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of a Default or Event of Default is received by the Trustee at its corporate trust office. If a Default occurs, is continuing and is actually known to a Trust Officer of the Trustee as provided in the immediately preceding sentence, the Trustee shall mail to each Securityholder notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable after May 15 in each year, beginning with the first May 15 after the Issue Date, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee shall also comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as mutually agreed to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Company shall indemnify the Trustee against any and all loss, liability, claim or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties or exercise of its rights hereunder and the enforcement of this Indenture (including this Section 7.07). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim at its expense and the Trustee shall provide reasonable cooperation. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

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To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

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If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation, national association or other type of legal entity organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, (c) shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (d) shall not be the Company or any person directly or indirectly controlling, controlled by or under common control with the Company.

SECTION 7.11 Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8.

Discharge of Indenture; Defeasance

SECTION 8.01 Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers, or causes or procures to be delivered, to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel in compliance with Section 8.02 and at the cost and expense of the Company.

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(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.13 and the operation of Sections 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (the sufficiency of any such U.S. Government Obligations shall be certified by an Officer’s Certificate) for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

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(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

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SECTION 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, each Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9.

Amendments

SECTION 9.01 Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Securities and the Guarantees without notice to, or consent of, any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under this Indenture pursuant to Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities are issued in registered form for United States federal income tax purposes;

(4) to add Guarantees with respect to the Securities, including any Guarantee, or to secure the Securities; provided that any amendment or supplemental indenture evidencing any such additional Guarantee may be executed by the relevant Guarantor and the Trustee and shall not be required to be executed by any other Person;

(5) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(6) to make any change that does not adversely affect the rights of any Holder of the Securities;

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(7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(8) to conform the text of this Indenture, the Securities or any Guarantee to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities or such Guarantee;

(9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law; or

(10) to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Additional Securities.

After an amendment under this Section becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02 With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Securities or the Guarantees (including the obligations of the Company to make a Change of Control Offer pursuant to Section 4.08 of this Indenture) with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) change the provisions applicable to the redemption of any Security contained in Article 3 of this Indenture or Section 5 of the Securities (other than changes in Sections 3.02, 3.03 and 3.06 of this Indenture) or change the provisions relating to a Change of Control Offer and Asset Sale Offer after the occurrence of the event giving rise to the requirement to make any such Change of Control Offer or Asset Sale Offer, as the case may be;

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(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

(8) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders; or

(9) make any change in, or release other than in accordance with this Indenture, any Guarantee that would adversely affect the Securityholders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment.

After an amendment under this Section becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03 [Reserved].

SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the Securityholders holding the requisite aggregate principal amount of Securities, (ii) satisfaction of conditions to effectiveness, if any, as set forth in this Indenture and any supplemental indenture hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company, any applicable Guarantor and Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

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SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder to deliver the Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. No Opinion of Counsel will be required by the immediately preceding sentence for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10.

Guarantees

SECTION 10.01 Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

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Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of a Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 4.11, 8.01, 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

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Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02 Limitation on Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of each such Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to any such Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable foreign or state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the affected Guarantors and the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05 Modification. Subject to Article 9, no modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the affected Guarantors and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

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SECTION 10.06 Release of Guarantor. A Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen previously under Section 10.07) upon the earliest to occur of:

(1) the designation of such Guarantor as an Unrestricted Subsidiary to the extent permitted by this Indenture,

(2) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Securities pursuant to Section 4.10, the release or discharge of the guarantee by such Restricted Subsidiary of the Indebtedness of the Company or Guarantor, as the case may be, or the repayment of the Indebtedness, in each case, which resulted in the obligation to guarantee the Securities,

(3) the sale or other disposition (including by way of consolidation or merger) of such Guarantor, in compliance with the terms of this Indenture, following which such Guarantor is no longer a Restricted Subsidiary,

(4) the sale or other disposition of all or substantially all of the assets of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary if such sale or other disposition is made in a manner not in violation of this Indenture,

(5) defeasance of the Securities pursuant to Article 8, or

(6) the full satisfaction of the Company’s obligations under this Indenture (including pursuant to Section 8.01(a)).

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07 Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Article 11.

Miscellaneous

SECTION 11.01 Concerning the TIA. The TIA shall not be applicable to, and shall not govern, this Indenture and the Securities except where explicitly noted.

SECTION 11.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to Company or any Guarantor:

ARKO Corp.

94

8565 Magellan Parkway, Suite 400

Richmond, Virginia

Email: MBricks@gpminvestments.com

Attention: Maury Bricks, General Counsel and Secretary

with a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue,

Suite 4400

Miami, FL 33131

Attn: Drew M. Altman

Facsimile: (305) 961-5589

Email: altmand@gtlaw.com

if to the Trustee:

U.S. Bank National Association

Global Corporate Trust

333 Commerce Street, Suite 800

Nashville, TN 37201

Facsimile: (615) 251-0737

Attention: Wally Jones

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03 [Reserved].

SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

95

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08 Legal Holidays. If an interest payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on such date, and the interest which accrues for the period from such interest payment date to such next day that is not a Legal Holiday will be payable on the next succeeding interest payment date. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

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SECTION 11.10 No Recourse Against Others. A director, officer, employee, manager, incorporator or holder of any Capital Stock in the Company, any direct or indirect parent company of the Company, or any Guarantor as such, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or the Guarantees, as applicable, or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. The waiver shall not be effective to waive liabilities under the federal securities laws.

SECTION 11.11 Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12 Multiple Originals. This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Delivery of an executed Indenture by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), including DocuSign, or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14 Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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SECTION 11.17 Electronic Signatures. For the avoidance of doubt, for all purposes of this Indenture and any document to be signed or delivered in connection with or pursuant to this Indenture (except where a manual signature is expressly required by the terms of this Indenture), the words “execution,” “signed,” “signature,” “delivery” and words of like import shall be deemed to include electronic signatures or deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper- based recordkeeping system, as the case may be, and the parties hereto consent to conduct to conduct the transactions contemplated hereunder by electronic means.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ARKO CORP.

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

THE GUARANTORS:

ARKO 21, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ARKO CONVENIENCE STORES, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

HAYMAKER ACQUISITION CORP. II

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

ADMIRAL PETROLEUM COMPANY

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ADMIRAL PETROLEUM II, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

ADMIRAL REAL ESTATE I, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

COLONIAL PANTRY HOLDINGS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

FLORIDA CONVENIENCE STORES, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM INVESTMENTS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: President, Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

GPM1, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM2, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM3, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

GPM4, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM5, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM6, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

GPM8, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM9, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM EMPIRE, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

GPM RE, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM SOUTHEAST, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM MIDWEST, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

GPM APPLE, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM MIDWEST 18, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

GPM GAS MART REALTY CO, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

GPM WOC HOLDCO, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

MARSH VILLAGE PANTRIES, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

MOUNTAIN EMPIRE OIL COMPANY

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

MUNDY REALTY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

NEXT DOOR GROUP LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

NEXT DOOR OPERATIONS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

NEXT DOOR RE PROPERTY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

PANTRY PROPERTY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

VILLAGE PANTRY, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

VILLAGE PANTRY SPECIALTY HOLDING LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

VILLAGE PANTRIES MERGER SUB, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

VILLAGE VARIETY STORE OPERATIONS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

VIVA PANTRY AND PETRO OPERATIONS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

WOC SOUTHEAST HOLDING CORP.

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title: Chief Financial Officer

[Signature Page of the Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, REGISTRAR AND PAYING AGENT

By:	/s/ Wally Jones
Name: Donald (Wally) Jones
Title: Vice President

[Signature Page of the Indenture]

Appendix A

PROVISIONS RELATING TO SECURITIES

1.1	Definitions.

Capitalized terms used in this Appendix and not otherwise defined shall have the respective meanings provided in the Indenture. For the purposes of this Appendix, the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Initial Security or Additional Security (bearing the Restricted Security Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period.” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

Appendix A-1

“Transfer Restricted Definitive Securities” means Definitive Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Securities” means the Transfer Restricted Definitive Securities and Transfer Restricted Global Securities.

“Unrestricted Definitive Securities” means Definitive Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Securities” means Global Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

1.2	Other Definitions.

2.	The Securities.

2.1	Form and Dating; Global Securities.

(a) The Initial Securities issued on the date hereof will be (i) privately placed by the Company pursuant to the Offering Memorandum and (ii) sold, initially only to (1) persons reasonably believed to be QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more agreements in accordance with applicable law.

(b) Global Securities. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”), which, in the case of Initial Securities, shall be registered in the name of the Depository or the nominee of the Depository.

The term “Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities. In the case of Initial Securities, the Global Securities shall bear the Global Securities Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

Appendix A-2

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Securities. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of the holder of any Security.

The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the sole owner of the Global Securities for all purposes under the Indenture and the Securities. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(i) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) in the case of Initial Securities, the Depository (a) notifies the Company at any time that it is unwilling or unable to continue as depository for such Global Security and a successor depository is not appointed within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act and in each case a successor depository is not appointed within 90 days or (y) the Company, at its option and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(ii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and, upon written order of the Company signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

Appendix A-3

(iii) Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(iv) [Reserved].

(v) The holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

2.2	Transfer and Exchange

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Company for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b).

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

Appendix A-4

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository, as applicable, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository, containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(2) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(2) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security,

Appendix A-5

and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository, so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of Definitive Securities for beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)

Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(1)

if the holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such holder in the form attached to the applicable Security;

(2)

if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Security;

Appendix A-6

(3)

if such Transfer Restricted Definitive Security is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Security;

(4)

if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Security;

(5)

if such Transfer Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(6)	if such Transfer Restricted Definitive Security is being transferred to the Company or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii) Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(1)

if the holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(2)

if the holder of such Transfer Restricted Definitive Securities proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security,

Appendix A-7

and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository, so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

Appendix A-8

(i) Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(1) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(2) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(3) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(4) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Security; and

(5) if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1) if the holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such holder in the form attached to the applicable Security; or

(2) if the holder of such Transfer Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form attached to the applicable Security,

Appendix A-9

and, in each such case, if the Company or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the holder thereof.

(iv) Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (iii), (iv) or (v), each Security certificate evidencing the Global Securities and any Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS

Appendix A-10

HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE SAFE HARBOR PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUEST), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE SAFE HARBOR PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

Each Definitive Security shall bear the following additional Legend:

Appendix A-11

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Security, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Security if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(iv) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee, as applicable, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee, as applicable, or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

Appendix A-12

(ii) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06,4.06,4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or any nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the holders and all payments to be made to the holders under the Securities shall be given or made only to the registered holders (which shall be the Depository or any nominee thereof in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to any members, participants and any beneficial owners thereof.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants, members or beneficial owners of the Depositary in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-13

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

[Restricted Securities Legend]

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE

Exhibit A-1

THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE SAFE HARBOR PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUEST), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE SAFE HARBOR PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-2

No. __________

$ _________

CUSIP No. _______________1

ISIN No. _______________2

5.125% Senior Notes Due 2029

ARKO Corp., a Delaware corporation, promises to pay, or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on November 15, 2029.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ARKO CORP.

By
Name:
Title:

[1]	144A – 041242 AA6

Reg S – U04056 AA2

[2]	144A – US041242AA67

Reg S – USU04056AA22

Exhibit A-3

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION

as Trustee, acknowledges that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

Exhibit A-4

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

5.125% Senior Notes Due 2029

1.	Interest

ARKO Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 2022. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 21, 2021 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept).

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association, the initial Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar with written notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

Exhibit A-5

4.	Indenture

The Company issued the Securities under an Indenture dated as of October 21, 2021 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the respective meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Securities contained herein limits, qualifies or conflicts with a provision contained in the Indenture, then such provision of the Indenture shall control.

The Securities are senior unsecured obligations of the Company. This Security is one of Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Additional Securities issued pursuant to the Indenture. The Initial Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens or make asset sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property. These limitations are subject to suspension during a Suspension Period.

To guarantee the due and punctual payment of the principal of or interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture, subject to the release provisions in the Indenture in respect of Guarantors, including those applicable during a Suspension Period.

5.	Optional Redemption

Except as set forth in the following paragraphs of this Section 5, the Securities shall not be redeemable at the option of the Company prior to November 15, 2024.

On or after November 15, 2024, all or a portion of the Securities shall be redeemable at the option of the Company, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Exhibit A-6

Year	Redemption Price
2024	102.563%
2025	101.281%
2026 and thereafter	100.000%

In addition, at any time prior to November 15, 2024, the Company may at its option on one or more occasions redeem Securities (including any Additional Securities) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Securities (calculated after giving effect to the issuance of Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) equal to 105.125%, plus accrued and unpaid interest thereon to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 50% of such aggregate principal amount of the Securities (calculated after giving effect to the issuance of Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (unless all Securities are otherwise redeemed substantially concurrently, other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within one hundred twenty (120) days after the date of the related Qualified Equity Offering.

Prior to November 15, 2024, the Company may at its option redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities, plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.	Mandatory Redemption or Sinking Fund Payments

The Securities are not subject to any mandatory redemption or sinking fund payments.

7.	Notice of Redemption

Notices of redemption shall be provided in accordance with the provisions of the Indenture.

Exhibit A-7

8.	Repurchase of Securities at the Option of Holders upon Change of Control Repurchase Event and Asset Dispositions

Upon the occurrence of a Change of Control Repurchase Event, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain asset sales or dispositions.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 or any greater integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.	Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities, the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations (the sufficiency of any such U.S. Government Obligations shall be certified by an Officer’s Certificate) for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Company, the Guarantors and the Trustee may amend the Indenture, the Guarantees or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and (ii) any past default or compliance with any provisions

Exhibit A-8

may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without notice to, or the consent of, any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under this Indenture pursuant to Article 5; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that uncertificated Securities are issued in registered form for United States federal income tax purposes; (iv) to add Guarantees with respect to the Securities or to secure the Securities; provided that any amendment or supplemental indenture evidencing any such additional Guarantee may be executed by the relevant Guarantor and the Trustee and shall not be required to be executed by any other Person; (v) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, the Indenture under the TIA; (viii) to conform the text of the Indenture, the Securities or any Guarantee to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Securities or such Guarantee; (ix) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities; provided that compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law; or (x) to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of Additional Securities.

14.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, with a copy to the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities by notice to the Company, with a copy to Trustee, may rescind any such acceleration with respect to the Securities and its consequences (including any payment Default that directly resulted from such acceleration). No such rescission will affect any subsequent Default or impair any right consequent thereto.

Any time period in the Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Exhibit A-9

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability, claim or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability, claim or expense, (iv) the Trustee has not complied with such written request within sixty (60) days after the receipt thereof and the offer of security or indemnity and (v) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Company

The Trustee under the Indenture in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee, manager, incorporator or holder of any Capital Stock in the Company, any direct or indirect parent company of the Company, or any Guarantor as such, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or the Guarantees, as applicable, or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. The waiver shall not be effective to waive liabilities under the federal securities laws.

Exhibit A-10

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

Exhibit A-11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ____________________ Your Signature: _________________________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[Include the following only if the Transfer Restricted Securities legend is included hereon]

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the applicable holding period with respect to the Securities set forth in Rule 144(d)(i) of the Securities Act (or, in the case of Regulation S Securities, prior to the expiration of the Restricted Period), the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or a Subsidiary of the Company; or

(2)	☐	pursuant to a registration statement that has been declared effective under the Securities Act of 1933; or

(3)	☐	for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

Exhibit A-12

(4)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another exemption from registration under the Securities Act of 1933 (other than Regulation S under the Securities Act of 1933).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as each of the Company and the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Exhibit A-13

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and any Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

Exhibit A-14

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[                ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exhibit A-15

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control Repurchase Event) of the Indenture, check the box:

Asset Disposition ☐            Change of Control Repurchase Event ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or any greater integral multiple of $1,000 in excess thereof):

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Exhibit A-16

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

ARKO CORP.

8565 Magellan Parkway, Suite 400

Richmond, Virginia

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[ ● ] principal amount of the 5.125% Senior Notes due 2029 (the “Securities”)) of ARKO CORP. (collectively with its successors and assigns, the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name: __________

Address: __________

Taxpayer ID Number: __________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to October 21, 2021 and the last date on which either of the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of

Exhibit B-1

Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of clauses (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause 2(b), 2(c) or 2(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:

TRANSFEREE: _________________

By:

Exhibit B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ● ], by [NEW GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of ARKO CORP.. (or its successor), a Delaware corporation (the “Company”).

W I T N E S E T H:

WHEREAS the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) have heretofore executed an indenture, dated as of October 21, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 5.125% Senior Notes due 2029 (the “Securities”):

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations;

WHEREAS Sections 4.10 and 9.06 of the indenture authorize the Trustee to execute and deliver this Supplemental Indenture; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the holders of Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “Holders” or “Securityholders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

Exhibit C-1

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Company and the New Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile transmission, PDF or other electronic signature shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Company and the New Guarantor agree to assume all risks arising out of the use of electronic signatures and electronic methods of submitting communications to the Trustee, including without limitation the risks of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Exhibit C-2

8. Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company. The Company hereby authorizes and directs the Trustee to execute and deliver this Supplemental Indenture.

[Remainder of page intentionally left blank.]

Exhibit C-3

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

[NEW GUARANTOR], as a Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit C-1

EXHIBIT D

[FORM OF NET SHORT REPRESENTATION]

[ ● ], 20[ ● ]

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia

U.S. Bank National Association

Global Corporate Trust

333 Commerce Street, Suite 800

Nashville, TN 37201

Attention: Wally Jones

ARKO Corp. and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) have heretofore executed an indenture, dated as of October 21, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 5.125% Senior Notes due 2029 (the “Securities”). All terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms under the Indenture.

This letter constitutes a Position Representation in connection with a Securityholder Direction delivered pursuant to Section 6.01 of the Indenture, whereby the undersigned, as Directing Holder, represents to each of the Company and the Trustee that [it is] [its beneficial owners are] not Net Short.

By:
	Name:	[Holder]
Title:

Exhibit D-1